                                                           EXHIBIT (d)(1)(ii)(A)

                              LENAWEE BANCORP, INC.

                          EMPLOYEE STOCK OWNERSHIP AND

                     401(k) SAVINGS PLAN AND TRUST AGREEMENT

                             AS AMENDED AND RESTATED
                     EFFECTIVE ON AND AFTER JANUARY 1, 1997

                              LENAWEE BANCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP AND
                     401(k) SAVINGS PLAN AND TRUST AGREEMENT

                             AS AMENDED AND RESTATED
                      EFFECTIVE ON OR AFTER JANUARY 1, 1997

                                      INDEX

ARTICLE I - DEFINITIONS AND INTERPRETATION..................................................................    I-1

         A.       Definitions...............................................................................    I-1

         B.       Governing Law and Rules of Construction...................................................   I-11

         C.       Power to Interpret........................................................................   I-11

         D.       Adoption of Plan by Related Companies.....................................................   I-11

ARTICLE II - PARTICIPATION..................................................................................   II-1

         A.       Eligibility...............................................................................   II-1

         B.       All Years of Service Counted for Eligibility..............................................   II-1

         C.       Reemployment..............................................................................   II-2

         D.       Inactive Participants.....................................................................   II-2

ARTICLE III - CONTRIBUTIONS.................................................................................  III-1

         A-l.     No ESOP Contributions for Plan Years Beginning on or After January 1, 1996................  III-1

         A-2.     Discretionary Company Contributions.......................................................  III-1

         B.       Elective Contributions: Adjusted $7,000 Limitation: Corrective Distributions..............  III-1

         C.       Matching Company Contributions............................................................  III-3

         D.       Limitations on Company Contributions......................................................  III-3

         E.       Two or More Plans.........................................................................  III-4

         F.       Deductibility.............................................................................  III-4

         G.       Contributions by Mistake..................................................................  III-5

         H.       Limitation on Repayments..................................................................  III-5

         I.       No Employee Contributions.................................................................  III-5

         J.       Corrective Contributions..................................................................  III-5

ARTICLE IV - ALLOCATION AND ACCOUNTS........................................................................   IV-1

         A-1.     ESOP Accounts.............................................................................   IV-1

         A-2.     Discretionary Company Contributions Accounts..............................................   IV-3

         B.       Elective Contributions Accounts...........................................................   IV-3

         C.       Matching Company Contributions Accounts...................................................   IV-3

         D.       Limitations on Annual Additions to Accounts...............................................   IV-3

         E.       Special Limitations on Allocations of Elective Contributions..............................   IV-7

         F.       Special Limitations on Allocations of Matching Company Contributions......................   IV-8

         G.       Adjustments to Prevent Excess Allocations of Elective Contributions.......................   IV-9

         H.       Adjustments to Prevent Excess Allocations of Matching Company Contributions...............  IV-12

         I.       Adjustments to Prevent Multiple Use of Alternative Limitation.............................  IV-14

         J.       Establishment and Objectives of Investment Funds..........................................  IV-15

         K-1.     Investment of Discretionary Company Contributions, Elective Contributions and Rollover
                  Contributions.............................................................................  IV-15

         K-2.     Investment of Matching Company Contributions; Special Rules...............................  IV-16

         K-3.     Investment of ESOP Contributions..........................................................  IV-17

         L.       Participants' Rights to Periodic Reallocation of Discretionary Company Contributions,
                  Elective Contributions and Rollover Contributions Accounts................................  IV-17

         M.       Participants' Credit Accounts.............................................................  IV-18

         N.       Periodic Revaluation of Investment Funds..................................................  IV-18

         O.       Periodic Adjustments to Accounts..........................................................  IV-18

         P.       Fixed Accounts............................................................................  IV-20

         Q.       Forfeitures...............................................................................  IV-22

         R.       Additional Participant Allocations........................................................  IV-22

         S.       Accounting for Allocations................................................................  IV-24

ARTICLE V - RETIREMENT BENEFITS AND VESTING.................................................................    V-1

         A.       Normal Retirement.........................................................................    V-1

         B.       Late Retirement...........................................................................    V-1

         C.       Early Retirement; Vesting Schedules for Discretionary Company Contributions; Full
                  Vesting of ESOP Contributions, Elective Contributions and Matching Company
                  Contributions.............................................................................    V-2

         D.       Deadline for Payment of Benefits; Required Beginning Date.................................    V-3

         E.       Cash-Outs.................................................................................    V-4

         F.       Limitations on Payment of Benefits Derived from Elective Contributions and Matching
                  Company Contributions.....................................................................    V-5

         G.       Termination of Employment by Reason of Dissolution........................................    V-5

         H.       Termination of Employment in Other Circumstances..........................................    V-5

         I.       Temporary Absences........................................................................    V-5

         J.       Manner of Payment of Benefits Under ESOP Portion of Plan; Company Stock or Cash...........    V-7

         K.       Put Option; Restrictions; Right of First Refusal; Applicable to ESOP Portion of the
                  Plan......................................................................................    V-7

         L.       Dividends on Company Stock in Participants' ESOP Accounts and Advance Distributions.......    V-8

         M.       Diversification Election with Respect to ESOP Accounts....................................    V-9

ARTICLE VI - OTHER BENEFITS.................................................................................   VI-1

         A.       Death, Spousal Consent to Designation Required if Spouse is not Beneficiary...............   VI-1

         B.       Designation of Beneficiary and Method of Distribution.....................................   VI-1

         C.       Required Distributions....................................................................   VI-3

         C-l.     Manner of Payment; Company Stock or Cash..................................................   VI-4

         D.       Disability................................................................................   VI-4

         E.       Hardship Distributions; Distributions After Age 59-1/2....................................   VI-4

         F.       Loans.....................................................................................   VI-7

ARTICLE VII - [RESERVED]....................................................................................  VII-1

ARTICLE VIII - COMMITTEE.................................................................................... VIII-1

         A.       Composition of Committee.................................................................. VIII-1

         B.       Removal and Resignation................................................................... VIII-1

         C.       Quorum.................................................................................... VIII-1

         D.       Officers.................................................................................. VIII-1

         E.       Records and Reports....................................................................... VIII-1

         F.       Powers and Duties......................................................................... VIII-1

         G.       Rules and Regulations..................................................................... VIII-3

         H.       Claims Procedure.......................................................................... VIII-3

         I.       No Separate Committee..................................................................... VIII-4

         J.       Indemnification........................................................................... VIII-4

         K.       Valuation of Company Stock................................................................ VIII-5

ARTICLE IX - TRUSTEE AND OTHER FIDUCIARIES..................................................................   IX-1

         A.       Bonding...................................................................................   IX-1

         B.       Protective Provisions for Fiduciaries.....................................................   IX-1

         C.       Management and Control of Assets; Consultants and Investment Managers.....................   IX-1

         D.       Participant-Directed Investments..........................................................   IX-3

         E.       Prohibited Transactions, Etc..............................................................   IX-3

         F.       General Duties of Trustee.................................................................   IX-4

         G.       General Powers of Trustee.................................................................   IX-4

         H.       Appraisal.................................................................................   IX-6

         I.       Periodic Accounting.......................................................................   IX-7

         J.       Protective Provisions for Trustee.........................................................   IX-8

         K.       Provisions Pertaining to Co-Trustees......................................................   IX-9

         L.       Removal and Resignation of Trustee........................................................   IX-9

         M.       Successor Trustees........................................................................     10

         N.       Settlement of Accounts upon Resignation or Removal of Trustee.............................     10

         O.       Segregated Accounts.......................................................................     10

         P.       Investments in Common Trust Funds.........................................................     10

         Q.       Exempt Acquisition Loans to ESOP Portion of the Trust.....................................     10

         R.       Participants' Voting Rights...............................................................     12

         S.       Committee's Voting Rights.................................................................     12

         T.       Proxy Materials...........................................................................     12

         U.       Information to Be Supplied by Committee...................................................  IX-12

         V.       Tender of Company Stock...................................................................  IX-13

ARTICLE X- TERMINATION, AMENDMENT AND SUSPENSION............................................................    X-1

         A.       Termination. Etc.; Assumption of Plan.....................................................    X-1

         B.       Liquidation, or Temporary Continuation of Trust...........................................    X-1

         C.       Termination of Trust......................................................................    X-2

         D.       Amendment.................................................................................    X-2

ARTICLE XI - MISCELLANEOUS..................................................................................   XI-1

         A.       Persons Prohibited from Serving as Fiduciaries Etc........................................   XI-1

         B.       Information Required by ERISA.............................................................   XI-1

         C.       Retention of Records for Six Years........................................................   XI-1

         D.       No Reversion..............................................................................   XI-1

         E.       Nonforfeitability, Etc....................................................................   XI-1

         F.       Rollovers; Direct Transfers; Certain Transfers Prohibited. Subject to Subparagraphs
                  (3) and (4) of this Paragraph (F), but notwithstanding any contrary.......................   XI-3

         G.       Spendthrift Provision.....................................................................   XI-5

         H.       Exceptions to Spendthrift Provision.......................................................   XI-5

         I.       Execution of Instruments..................................................................   XI-6

         J.       Successors, Etc...........................................................................   XI-6

         K.       [Reserved]................................................................................   XI-7

         L.       Miscellaneous Protective Provisions.......................................................   XI-7

         M.       No Duress or Retaliation Against Participants, Etc........................................   XI-7

         N.       Record Keeping. Investigations, Etc.......................................................   XI-7

         O.       Distributions to Minors and Incompetent or Missing Individuals............................   XI-8

         P.       Expenses and Compensation.................................................................   XI-8

         Q.       No Warranty of Company Stock Value or Dividends...........................................   XI-9

ARTICLE XII - INSURANCE PROVISIONS..........................................................................  XII-1

         A.       No Life Insurance.........................................................................  XII-1

ARTICLE XIII - TOP-HEAVY RULES.............................................................................. XIII-1

         A.       Application: Top-Heavy Status............................................................. XIII-1

         B.       Effect of Top-Heavy Status................................................................ XIII-3

         C.       Definitions............................................................................... XIII-5

EXHIBIT A - PUT OPTION......................................................................................      1

                              LENAWEE BANCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP AND
                     401(k) SAVINGS PLAN AND TRUST AGREEMENT
                             as amended and restated
                            effective January 1, 1997

      THIS AGREEMENT, made this _____ day of ___________________, 2000, by and between Lenawee Bancorp, Inc., a Michigan corporation (herein called the "Company"), and Sky Trust, N.A. (herein, with its predecessors and successors, called the "Trustee"),

      WITNESSETH THAT WHEREAS --

      (A) By the adoption of an agreement captioned "Lenawee Bancorp, Inc. Employee Stock Ownership and 401(k) Savings Plan and Trust Agreement" dated October 19, 1995 (herein as amended called the "Plan") the Company restated and froze its ESOP and consolidated that plan with its associated trust, which also added a 401(k) feature to the Plan;

      (B) the Company now desires to amend and restate the Plan to incorporate changes in applicable law;

      (C) It is the principal purpose of the Plan, as hereby amended, to recognize the contribution made toward the successful operation of the Company and any subsidiary corporation which has or may adopt the Plan for its eligible employees and to reward and stimulate such contribution by continuing the frozen ESOP portion of the Trust and its Code Section 401(k) feature, affording deferred compensation for those employees who hereafter qualify as Participants and also providing death benefits for their designated Beneficiaries; and

      (D) The parties intend that the amended Plan and Trust shall continuously qualify under those provisions of the federal income tax laws relating to employee stock ownership plans under Section 4975(e)(7) of the Code and to qualified profit-sharing retirement plans containing cash or deferred arrangements of the kind described in Section 401(k) of the Code, and that contributions to the 401(k) portion of the Trust by the Company shall be deductible for federal income tax purposes;

      NOW, THEREFORE, in consideration of the premises and of the provisions hereinafter set forth, it is agreed as follows:

      1. The aforesaid agreement is hereby amended and restated in its entirety to read as set forth in Parts One and Two hereof.

      2. No benefit provided under the Plan protected by Section 411(d)(6) of the Code and Regulations thereunder shall be eliminated by the adoption of this agreement, and this agreement shall be construed and administered so as to comply with such Code Section and Regulations.

      3. This agreement shall be effective for Plan Years beginning after December 31, 1996, except as herein otherwise expressly provided.

      IN WITNESS WHEREOF, the Company has duly executed this Agreement on the 16th day of November, 2000.

Signed and delivered                           LENAWEE BANCORP, INC.
presence of:

/s/ Carol A. Wendelcke                         By /s/ Pamela S. Fisher
----------------------                            ------------------------
Carol A. Wendelcke                                Its Corporate Secretary

      The Trustee acknowledges receipt of an executed copy of this Agreement, assents to the provisions of this Agreement which relate to the rights, duties and obligations of the Trustee, and agrees to serve as trustee under this Agreement subject to its terms.

Signed and delivered
in the presence of:                            SKY TRUST, N.A.

/s/ ILLEGIBLE                                  By /s/ Cathy L. Finkhausen
----------------------                            ---------------------------
                                                 Its AVP/Employee Benefits

                                    PART ONE

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

A. Definitions. The following words and phrases, wherever capitalized, shall have the following meanings respectively, unless the context otherwise requires:

      (1) "Account" or "account" means and includes a Participant's Company Stock Account, Other Investments Account, Discretionary Company Contributions Account, Elective Contributions Account, Matching Company Contributions Account and any additional accounts established for the Participant under this Agreement. "ESOP Account" means and includes a Participant's Company Stock Account and Other Investments Account. "401(k) Account" means and includes a Participant's Discretionary Company Contributions Account, Elective Contributions Account, Matching Company Contributions Account and Rollover Account, if any.

      (2) "Accrued Benefit" means the balance in a Participant's account separately maintained under Article IV hereof

      (3) "Adjusted Equivalent", wherever applied to a dollar amount, means said amount adjusted for increases in the cost of living in accordance with applicable Treasury Regulations.

      (4) "Administrative Parties" means and includes the Company, the Trustee, the Committee and any Insurer.

      (5) "Agreement" means this Agreement, as from time to time amended or supplemented.

      (6)   "Anniversary Date" means the last day of the Plan Year.

      (7) "Annual Addition" means the amounts allocated to a Participant's account for any Limitation Year which constitute -

      (a) Company contributions to the Trust (including Elective Contributions and Matching Company Contributions) in respect of such Limitation Year;

      (b) Forfeitures credited to the Participant's account in respect of such Limitation Year;

      (c) Contributions allocated to an individual medical account described in Section 415(1)(2) of the Code which is part of a pension or annuity plan maintained by the Company and amounts described in
            Section 419A(d)(2) of the Code dealing with separate accounts for key employees, as defined in Section 419(A)(d)(3) of the Code established for post-retirement medical benefits under a welfare benefit fund maintained by the Company; and

      (d)   Employee after-tax contributions.

Company Contributions initially allocated to a Participant's Elective Contributions Account or Matching Company Contributions Account and later determined to be an Excess Elective Deferral, Excess Contribution or Excess Matching Contribution do not cease to be Annual Additions even if corrected through distribution or other means.

      (8) "Attained Age" of any individual means his chronological age, not the age he was, or will be, on his nearest birthday.

      (9) "Beneficiary" means the person so designated by a Participant pursuant to this Agreement, or the person otherwise named as the Participant's beneficiary under (A) or (B) of Article VI.

      (10)  "Board" means the Board of Directors of the Company.

      (11) "Code" means the Internal Revenue Code of 1986, as from time to time amended.

      (12)  "Committee" means the administrative committee appointed under
Article VIII, which shall be the plan administrator as defined in Section 414(g) of the Code, except as otherwise provided in Article VIII(I).

      (13) "Company Contributions" means and includes Discretionary Company Contributions, Elective Contributions, Matching Company Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions.

      (14) "Company Stock" means shares of common stock of the Company which meet the definition of "employer securities" in Section 409(1) of the Code.

      (15) "Company Stock Account" means the account maintained to record the number of shares and fractional shares of Company Stock allocable to a Participant under the ESOP portion of the Plan out of Company Stock contributed to the Trust by the Company before 1996, purchased and paid for by the Trust out of the ESOP portion of the Plan, or received by the Trust as a stock dividend on Company Stock held in a Participant's Company Stock Account.

      (16)  "Compensation" means all compensation as that term is defined in
Section 415(c)(3) of the Code. More particularly, Compensation for Plan Years beginning after December 31, 1997 means and includes (i) any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Company at the election of a Participant or Employee and which is not included in the gross income of the Participant or Employee by reason of Code Section 125 or 457 and (ii) wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Participant or Employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Participant or Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. The compensation referred to in clause (ii) of the preceding sentence is the compensation required to be reported in Box i (wages, tips and other compensation) of IRS Form

W-2. Such compensation must be determined without regard to any rules under Code
Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401 (a)(2).

      "Creditable Compensation," where used with reference to any Participant or Employee, means for Plan Years beginning after December 31, 1997 the total Compensation (as above defined) paid to him by the Company, including any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Company at the election of the Participant and which is not included in the gross income of the Participant or Employee by reason of Code Section 125 or 457, but excluding -

      (e)   Reimbursements and other expense allowances,

      (f)   Fringe benefits,

      (g)   Moving expenses,

      (h)   Deferred compensation, and

      (i)   Welfare benefits.

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Compensation and Creditable Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 40i(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation and Creditable Compensation are determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the $150,000 (adjusted) annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the $150,000 (adjusted) annual compensation limit set forth in this provision.

      If Compensation or Creditable Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation or Creditable Compensation for that prior determination period is subject to the $150,000 (adjusted) annual compensation limit in effect for that prior determination period.

      (17) "Computation Period" means a Plan Year except that, for purposes of determining eligibility to become a Participant, the initial Computation Period ("Year One") of an individual shall be the period of twelve consecutive months beginning on the date when he first completes an Hour of Service as an employee of the Company; the Plan Year which includes the first anniversary of said date shall be the next Computation Period ("Year Two") without regard to whether said individual completed one thousand Hours of Service during Year One; and each Plan Year thereafter shall be another Computation Period; provided that an employee who is credited with one thousand Hours of Service in both Year One and Year Two shall be credited with two Years of Service for purposes of eligibility.

      (18) "Defined Contribution Plan" means a plan described in Section 415(k) of the Code which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account, except as otherwise provided by Section 414(k) of the Code for hybrid plans.

      (19)  "Disqualified Person" means a disqualified person as defined in
Section 4975(e)(2) of the Code.

      (20) "Employee" means an individual who renders services to the Company as a common law employee or officer, i.e., a person whose compensation from the Company is subject to federal income tax withholding, who -

      (a)   is not laid off without pay or on unpaid leave of absence; and

      (b) is not included in an employee unit covered by a collective bargaining agreement (not violated by this Subparagraph (b)) as to which there is evidence that retirement benefits were the subject of good faith bargaining, all within the meaning of Section 410(b)(3)(A) of the Code.

      An individual rendering services to the Company purportedly as an independent contractor shall not be treated as an Employee before the Company has acknowledged that it must withhold federal income tax from the individual's compensation.

      For purposes of the pension requirements of Section 414(n)(3) of the Code (but not for purposes of eligibility to participate in the Plan) the term Employee shall include leased employees as defined in Section 414(n)(2) of the Code. Under this section of the Code the term leased employee means any individual who is not an employee of the Company or a Related Company (in this paragraph any of such Companies being referred to as the "recipient") and who provides services to the recipient if (i) such services are provided pursuant to an agreement between the recipient and any other Person (in this paragraph called the "leasing organization"), (ii) such individual has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, a leased employee shall not be considered an Employee if (i) such employee is covered by a money purchase pension plan providing (aa) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (bb) immediate participation, and (cc) full and immediate vesting, and (ii) leased employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

      (For purposes of meeting the minimum coverage requirements of Section 410(b) of the Code, employee shall mean any employee of the Company or any other employer required to be aggregated with the Company under Sections 414(b), (c),
(m), or (o) of the Code.)

      (21)  "Entry Date" means and includes (a) the first day of a Plan Year and
(b) the date six months thereafter. Such Entry Dates are sometimes referred to in the Plan as Regular Entry Dates. When the context so requires, effective August 28, 2000, "Entry Date" shall also include the Initial Entry Date described in Article II(A)(3).

      (22) "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as from time to time amended.

      (23) "ESOP portion of the Plan" and "ESOP portion of the Trust" mean the ESOP Accounts and the provisions of the Plan and Trust which pertain to such accounts. The ESOP portion of the Plan and Trust is intended to be a "frozen" employee stock ownership plan under Section 4975(e)(7) of the Code.

      (24)  "Excess Contribution" means Excess Contribution as defined in
Article IV(G)(2)(c).

      (25) "Exempt Acquisition Loan" means a loan or other extension of credit used by the Trust to finance the acquisition of Company Stock, as described in
Article IX(R).

      (26) "Fiduciary" means and includes the Trustee, Committee members, and any other Person who -

      (a) Exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

      (b) Renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so;

      (c) Has any discretionary authority or discretionary responsibility in the administration of the Plan; or

      (d) Is described as a "fiduciary" in Section 3 of ERISA or is designated to carry out fiduciary responsibilities (other than trustee responsibilities) pursuant to this Agreement.

Notwithstanding the foregoing provisions of this definition, the word "Fiduciary" shall in any particular context not include any Person or category of Persons to the extent excluded by any applicable Regulation. The Committee shall be the "Named Fiduciary" with respect to control and management of the operation and administration of the Plan and the acquisition or sale of Company Stock. The Trustee shall be the "Named Fiduciary" for custody of Plan assets, the investment of said assets other than Company Stock (except where an Investment Manager has been appointed to manage investments), the disbursement of benefits as instructed by the Committee, and the purchase and sale of Company Stock as instructed by the Committee.

      (27) "Fixed Account" means an account which has become fixed, Vested, set apart and segregated pursuant to Article IV(P), regardless of whether or not the assets thereof shall be commingled with any other such account or accounts.

            "401(k) portion of the Plan" and "401(k) portion of the Trust" mean the 401(k) Account and the provisions of the Plan and Trust which pertain to accounts comprising the 401(k) Account.

      (29) "Highly Compensated Employee" means any Employee of the Company or a Related Company who -

      (a) was a 5-percent owner as defined in Code Section 416(i)(1)(A)(iii) at any time during the Plan Year (the "Determination Year") or preceding twelve month period (the "Look-Back Year"), or

      (b) for the Look-Back Year received compensation from the Company or any Related Company in excess of the Adjusted Equivalent of $80,000.

      As used above in this definition of Highly Compensated Employee, "compensation", means Compensation (as defined in Article I(A)(13)) except that for any Plan Year beginning after December 31, 1996 and before January 1, i998 such compensation shall mean compensation as defined in Code Section 415(c)(3) as then in effect but determined without regard to Code Sections 125, 402(e)(3), 402(h)(1 )(B) and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).

      In determining whether an Employee is a 5-percent owner as defined in Code
Section 416(i)(1)(A)(iii), certain family members are considered under Code Sections 416(i)(1)(B) and 318 to own the outstanding stock of the Company owned directly or indirectly by other family members. As a result, Employees who do not directly own 5 percent of the outstanding stock of the Company may be treated as 5-percent owners and hence as Highly Compensated Employees.

      The term "Look-Back Year" as used in paragraph (b) above (but not as used in paragraph (a) above) of this definition of Highly Compensated Employee means the calendar year beginning with or within the twelve month period preceding the Determination Year, provided that the "calendar year data election" made by the inclusion of this paragraph in the Plan must apply consistently to the same Plan Years of all plans of the Company and any Related Company (other than multiemployer plans) that begin with or within the same calendar year.

      A former Employee who Separated from Service with the Company or a Related Company prior to the Plan Year for which the determination of Highly Compensated Employees is being made shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee in the Plan Year of separation or in any Plan Year ending on or after the Employee's 55th birthday, in accordance with the rules applicable to determining Highly Compensated Employee status in effect for such Plan Year.

      Notwithstanding the foregoing provisions of this definition of Highly Compensated Employee, any transition relief granted by the Internal Revenue Service or applicable law in connection with the changes in this definition which are effective for Plan Years beginning after December 31, 1996 shall be available to the Plan.

      (30)  "Hour of Service" means with respect to an employee of the Company:

      (a) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the Company during the applicable Computation Period, with such hours being credited to the employee for the Computation Period in which such duties were performed;

      (b) Each hour for which an employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however that no more than 501 hours of service are required to be credited under this item (b) to an employee on account of any single continuous period during which the employee performs no duties (whether or not such period occurs in a single Computation Period);

      (c)   Each Hour of Service for which he receives credit pursuant to
            Article V(I), provided that the counting of such hours shall not cause an individual who does not meet the requirements of Article I(A)(19)(a) to become a Participant while temporarily absent for a reason described in Article V(I); and

      (d) Each hour for which back pay irrespective of mitigation of damages, has been either awarded or agreed to by the Company. These hours shall be credited to the employee for the Computation Period or periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

      (e) Hours shall not be credited under (a), (b) and/or (c) if such hours are credited under (d) of this subparagraph (27).

            Also, solely for purposes of determining whether a One-Year Break in Service for eligibility and Vesting purposes has occurred, but not for purposes of determining the number of Years of Service of an Employee or Participant for eligibility or Vesting purposes, nor for any other purpose under the Plan, an Employee or Participant who is absent from work by reason of maternity or paternity shall be deemed to have completed Hours of Service during such absence subject to the following terms and conditions:

      (f) Absence from work by reason of maternity or paternity means and includes any absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child of the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement,

      (g) The number of Hours of Service deemed to have been completed during any such absence (not to exceed 501) shall be the number of Hours of Service which otherwise normally would have been credited to such Employee or Participant but for such absence, or in any case when the Committee is unable to determine such number of hours, eight Hours of Service per day of such absence,

      (h) Hours of Service shall be deemed to have been completed during an absence under this paragraph only in the Computation Period in which the absence begins if an Employee or Participant would be prevented from incurring a One-Year Break in Service in such Computation Period solely because Hours of Service are deemed to have been completed during such absence, or in any other case in the immediately following Computation Period,

      (i) No Hour of Service shall be deemed to have been completed during an absence under this paragraph unless the Employee or Participant furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence is for a reason described in (f) above and the number of days of such absence, and

      (j) Nothing in this paragraph shall be deemed to prevent the crediting of Hours of Service for any purpose under the Plan under Article II(D), even though such hours are not required to be credited under
            (f) through (i) above.

      The word Company as used in this paragraph shall be deemed to include any Related Company. The foregoing definition shall be interpreted in accordance with the rules set forth in Department of Labor Regulations Sections 2530.200b-2(b) and 2530.200b-2(c), the contents of which are hereby incorporated herein by reference.

      (31) "Investment Manager" means a Fiduciary which has fully complied with the provisions of Section 3(38) of ERISA and has provided the Committee and the Trustee with written acknowledgement that he has done so and is a Fiduciary with respect to the Plan.

      (32) "Limitation Year" shall mean the Plan Year unless the Company has designated a different 12 consecutive month period pursuant to a written resolution of its Board of Directors.

      (33) "Lump Sum" means one or more payments all made within a single taxable year of the recipient.

      (34) "Normal Retirement Age," in respect of any Participant, means the later of his 65th birthday or the fifth anniversary of the commencement of his participation in the Plan.

      (35) "Normal Retirement Benefit" means the benefit payable under Article V(A).

      (36) "Normal Retirement Date," in respect of any Participant, means the Anniversary Date coinciding with or next following his Normal Retirement Age.

      (37) "One-Year Break in Service" means a Computation Period during which the employee in question has not completed more than 500 Hours of Service.

      (38) "Other Investments Account" means the account maintained to record the amount (in dollars and cents) of Trust assets allocable to a Participant under the ESOP portion of the Plan attributable to the Company contributions to the Trust for Plan Years ending before 1996 other than shares of Company Stock.

      (39) "Participant" means a person who at the time in question is participating in the Plan pursuant to Article II.

      (40) "Person" means any individual, corporation or other entity mentioned in Section 3(9) of ERISA.

      (41) "Plan Year" means the fiscal year on which the records of the Plan are kept, which shall be the twelve consecutive month period ending on December 31st.

      (42) "Regulation" shall be construed as a reference to a regulation, ruling, or other interpretation, validly promulgated by the Department of Treasury or Department of Labor, as the case may be, and in effect at the time in question.

      (43) "Related Company" means and includes (i) each organization, whether or not incorporated, which is a service organization and is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member, (ii) all corporations which are members of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member, (iii) each trade or business, whether or not incorporated, which is under common control (within the meaning of Section 414(c) of the Code) with the Company and (iv) any other entity required to be aggregated with the Company pursuant to Regulations under Section 4 14(o) of the Code; provided that no such corporation, organization, trade or business shall be considered to be a Related Company at any time prior or subsequent to the period of time during which it meets the foregoing definition; provided further that the status of being employed by a Related Company shall only pertain to an individual during the period of time when his employer is a Related Company, and not to any period of time prior or subsequent to its Related Company status, unless this Agreement or an amendment to it shall otherwise expressly provide.

      (44) "Rollover Account" means the account established for any Employee who makes a Rollover Contribution to the 401(k) portion of the Trust under
Article XI(F) after December 31, 1995 consisting of the Rollover Contribution adjusted for earnings or losses.

      (45) "Separation (or Separated) from Service" means separation (or separated) from the service of the Company within the meaning of Section 410(a)(4) of the Code.

      (46) "Trust Fund" means and includes any and all property which shall comprise the corpus of the Trust at the inception thereof, together with any contributions thereto and such other property as shall from time to time become subject to the Trust, and any and all property acquired by the Trustee in substitution for any such contributions or other property, and any and all accumulations thereon, increments thereof, and accretions thereto, less amounts paid out or sustained as distributions, expenses, losses or otherwise; provided, further, that Contracts (as hereafter defined) shall be deemed to be property and included in the Trust Fund, except as otherwise expressly stated in this Agreement.

      (47) "Vested" when used with respect to a benefit, right or account hereunder, means a claim obtained by a Participant or his Beneficiary to that part of an immediate or deferred benefit under the Plan (arising from the Participant's service) which is unconditional and legally enforceable against the Trust; but a right to an Accrued Benefit derived from Company contributions shall not fail to meet this definition solely (i) because it is not payable if the Participant dies, or (ii) because the payment of benefits is suspended during the period that the Participant is employed by the Company.

      (48) "Year of Service" means a Computation Period during which the Participant or employee in question has completed not less than 1,000 Hours of Service.

      (49) Definitions of the following words and phrases are contained in the following provisions, respectively:

      Actual Contribution Percentage                        Article IV(F)
      Actual Deferral Percentage                            Article IV(E)
      Company                                               Opening Paragraph
      Contribution Percentage                               Article W(F)
      Discretionary Company Contributions Account           Article IV (A-2)
      Discretionary Company Contributions                   Article III (A-2)
      Deferral Percentage                                   Article P1(E)
      ESOP Account                                          Article I(A)(1)
      ESOP Contribution                                     Article III(A)
      Elective Contribution                                 Article III(B)
      Elective Contributions Account                        Article IV(B)
      Excess Contribution                                   Article IV(G)(2)(c)
      Excess Elective Deferrals                             Article III(B)
      Excess Matching Contributions                         Article IV(H)(3)
      401(k) Account                                        Article I(A)(1)

      Investment Fund                                       Article IV(J)
      Matching Company Contribution                         Article III(C)
      Matching Company Contributions Account                Article IV(C)
      Plan                                                  Opening Paragraph
      Qualified Matching Contributions                      Article IV(G)(2)(b)
      Qualified Nonelective Contributions                   Article IV(G)(2)(a)
      Re-employment Commencement Date                       Article V(C)(2)(a)
      Required Beginning Date                               Article V(D)(2)
      Rollover Contribution                                 Article XI(F)
      Top Heavy Plan and Related Definitions                Article XIII
      Trust                                                 Opening Paragraph
      Trustee                                               Opening Paragraph
      Valuation Date                                        Article IV(P)(1)

B. Governing Law and Rules of Construction. This Agreement shall be governed in all respects, whether as to construction, capacity, validity, performance or otherwise, by applicable Federal law and, to the extent that Federal law is inapplicable, by the laws of the State of Michigan. Wherever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. The index to this Agreement and the headings to the Articles and paragraphs of this Agreement are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of this Agreement. Each provision of this Agreement shall be treated as a severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Agreement shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained in this Agreement.

C. Power to Interpret. This Agreement shall be interpreted and effectuated to comply with the applicable requirements of ERISA and the Code; and all such applicable requirements are hereby incorporated herein by reference. Any reference in this Agreement to the requirements of ERISA or any section or title thereof shall be construed with due regard to Sections 108, 109 and 110 of ERISA. Subject to the above, the Committee shall have power to construe and interpret this Agreement and to make determinations of fact under this Agreement, including but not limited to the power to construe and interpret all provisions of this Agreement and to make factual determinations relating to eligibility for benefits and the amount, manner, and time of payment of benefits, any such construction and interpretation or factual determination by the Committee and any action taken thereon in good faith by any Administrative Party to be final and conclusive upon any affected party. The Committee shall also have power to correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as the Committee shall deem proper to carry out and put into effect this Agreement; and any construction, interpretation or factual determination made or other action taken by the Committee pursuant to this Paragraph (C), if and when communicated in writing to any other Administrative Party or affected party, shall be binding upon such other party and may be relied upon by such other party.

D. Adoption of Plan by Related Companies. Any Related Company may adopt this Agreement and the Plan and Trust for the benefit of its eligible employees by action of its Board of Directors but only with the consent of the Company evidenced by a resolution of its Board of Directors or the written consent of its President. Unless the context otherwise requires, at any time while a Related Company has adopted this Agreement (i) the term Company as used herein with respect to any Employee or Participant shall be construed to mean the adopting corporation or other entity by which such Employee or Participant is employed, and (ii) whenever the term Company is used in connection with action to be taken in connection with the Plan, or its administration, e.g., in Article X relating to the termination or amendment of the Plan or in Article VIII(A) relating to the appointment of the Committee, the term Company shall mean Company as defined in the opening paragraph of this Agreement. A transfer of employment by a Participant between Related Companies shall not be considered a termination of employment requiring or permitting a distribution from the Trust. A Related Company which has adopted this Agreement shall, by doing so, authorize Lenawee Bancorp, Inc. to adopt any amendments to this Agreement on behalf of the Related Company without the separate authorization of such Related Company.

                                   ARTICLE II
                                  PARTICIPATION

A. Eligibility. Eligibility to participate in the Plan will be determined as follows:

      (1) Each Employee who was a Participant in the Plan immediately prior to January 1, 1996, continued to be a Participant in the Plan, subject to the terms of the Plan. However, no Employee, regardless of whether the Employee was a Participant in the Plan prior to January 1, 1996, shall receive an allocation of ESOP Contributions or forfeitures attributable to ESOP Contributions for any Plan Year beginning on or after January 1, 1996. An ESOP Account shall not be established or maintained for any Employee unless the Employee was a Participant in the Plan immediately prior to January 1, 1996.

      (2)   Any Employee, other than an Employee described in (1) above, who has
(i) attained the age of twenty-one (21) years or more and (ii) completed at least one Year of Service shall become a Participant automatically on the Entry Date coinciding with or next succeeding the first date when said conditions are fulfilled. As a consequence of being or becoming a Participant, the Employee shall be entitled to allocations of any Discretionary Company Contributions in accordance with Article IV(A-2) and shall be eligible to elect as of the later of January 1, 1996 or the Entry Date on which he becomes a Participant, or as of any later Regular Entry Date on which is he a Participant, to reduce his Creditable Compensation and to have the Company make Elective Contributions on his behalf to the Trust in the amount of such reductions in accordance with
Article III(B).

      (3) Any person who first becomes and Employee after January 1, 1999 shall also be eligible to reduce his Creditable Compensation and to have the Company make Elective Contributions on his behalf to the Trust effective at his Initial Entry Date. Such Employee's "Initial Entry Date" shall be the beginning of the first payroll period, commencing on or after August 28, 2000, after he has (i) attained the age of twenty-one (21) years or more and (ii) completed at least three months of active service during which he was credited with 250 Hours of Service. The Initial Entry Date shall have no bearing on when such Employee becomes a Participant who is eligible for allocations of Discretionary Contributions. Each such Employee shall have only one Initial Entry Date and if he does not elect commencement of Elective Contributions on that date then his subsequent right to elect commencement of Elective Contributions shall be limited to Regular Entry Dates, pursuant to Article II(A)(2).

B. All Years of Service Counted for Eligibility. For purposes of determining eligibility to participate, all Years of Service with the Company and/or a Related Company shall be counted, except that -

      (1) In the case of a Participant or other Employee who does not have a Vested right to an Accrued Benefit derived from Company contributions, i.e., who is not Vested in any part of an account balance under the Plan derived from Company contributions, Years of Service prior to a period of five consecutive One-Year Breaks in Service shall not be counted (excluding from the number of Years of Service before such period any Years of Service not required to be counted hereunder by reason of any prior break in service).

      (2) Notwithstanding paragraph (1) above, if as of the day before the first day of the Plan Year beginning in 1985 any Years of Service prior to such date were not required to be counted for purposes of determining eligibility under the Plan as then in effect, such Years of Service shall not be counted hereunder.

      (3) No individual shall be eligible to become a Participant as of any Entry Date when he is not an Employee.

C. Reemployment. A former Participant or Employee shall be subject to the following rules with respect to participation in the Plan upon reemployment:

      (1) A former Participant or other former Employee who (i) did not have a Vested right to an Accrued Benefit derived from Company contributions on the date his employment with the Company or a Related Company terminated, (ii) incurred a period of consecutive One-Year Breaks in Service which equaled or exceeded five, and (iii) subsequently is reemployed by the Company or a Related Company, shall become eligible, or again become eligible, to participate in the Plan upon meeting anew the eligibility requirements of Article H(A) above.

      (2) A former Participant (i) who did not have a Vested right to an Accrued Benefit derived from Company Contributions on the date his employment with the Company or a Related Company terminated, (ii) whose Years of Service prior to the termination of his employment may not be disregarded under Article II(B)(1) above, and (iii) who is reemployed by the Company or a Related Company shall become, or again become, a Participant immediately upon again becoming an Employee. As soon as practicable after again becoming a Participant, and as of any subsequent Entry Date, such Employee may elect to have the Company make Elective Contributions on his behalf to the Trust in accordance with Article III(B).

      (3) A former Participant who (i) had a Vested right to an Accrued Benefit derived from Company contributions on the date his employment with the Company or a Related Company terminated and (ii) subsequently is reemployed by the Company or a Related Company again shall become a Participant immediately upon again becoming an Employee. As soon as practicable after again becoming a Participant, and as of any subsequent Entry Date, such Employee may elect to have the Company make Elective Contributions on his behalf to the Trust in accordance with Article III(B).

D. Inactive Participants. Subject to Article IV(P)(1) and (R) with respect to certain Participants, it is agreed as follows:

      (1) During any Plan Year in which a Participant does not have at least 1,000 Hours of Service but remains employed by the Company throughout such Plan Year, he shall be deemed an inactive Participant in the portion of the Plan relating to Discretionary Company Contributions and as such he shall not share in the allocation of any such contributions or forfeitures of the same, if any, for such Plan Year under Article IV(A-2). However, he shall continue to be treated as a Participant in such portion of the Plan for other Plan purposes including the periodic adjustments to accounts of Participants described in Article IV(O)(1), (2), (3) and (5) and his eligibility to make Elective Contributions to the Trust under Article II(A). If in any subsequent Plan Year such an inactive Participant in the Discretionary Company Contributions portion of the Plan completes at least 1,000 Hours of Service he again shall become an active Participant and shall be treated as such for all Plan purposes.

      (2) For any Plan Year in which an Employee again becomes a Participant following a One-Year Break in Service (or longer break) resulting from the termination of his employment, and is not employed by the Company from the first day of such Plan Year through the date he becomes a Participant, the foregoing 1,000 Hours of Service requirement (for continued active participation in the Discretionary Company Contributions portion of the Plan) shall be reduced to a number equal to 1,000 multiplied by a fraction the numerator of which shall be his days of employment by the Company in such Plan Year and the denominator of which shall be the total days in such Plan Year, rounded off to the nearest whole number.

      (3) During any period when a Participant fails to conform to the definition of an Employee because he is covered by a collective bargaining agreement within the meaning of Article I(A)(20)(b) but is still employed by the Company or because he is transferred to employment with a Related Company which has not adopted the Plan for its eligible employees, he shall be deemed an inactive Participant and during such period no Compensation paid to him by the Company shall be taken into account for the purpose of allocating Discretionary Company Contributions or forfeitures of the same under Article IV or otherwise under the Plan. However, he shall continue to be treated as a Participant for other Plan purposes including the periodic adjustments to accounts of Participants described in Article IV(O)(1), (2), (3) and (5). If such an inactive Participant again conforms to the definition of an Employee he subsequently shall be treated as an active Participant for all Plan purposes and Compensation paid to him thereafter by the Company shall be taken into account for the foregoing purposes.

      (4) During any period (i) when an election under Article III(B) to reduce the Creditable Compensation which a Participant otherwise would be entitled to receive and to have the Company make Elective Contributions to the Trust on his behalf is not in effect, (ii) when a Participant fails to meet the definition of an Employee because he is covered by a collective bargaining agreement within the meaning of Article I(A)(20)(b), or (iii) when because of a transfer of employment he is employed by a Related Company which has not adopted the Plan, he shall be considered an inactive Participant in the Elective Contributions portion of the Plan and no Elective Contributions will be allocated to his Elective Contributions Account for such period. However, during such period the Participant shall continue to be treated as a Participant in the Elective Contributions portion of the Plan for other Plan purposes including the periodic adjustments to accounts of Participants described in Article IV(O)(1),
(2), (3) and (5).

                                   ARTICLE III
                                  CONTRIBUTIONS

A-1. No ESOP Contributions for Plan Years Beginning on or After January 1, 1996. The Company shall not make any contributions for allocation to the Company Stock Accounts or Other Investments Accounts of Participants, (herein called "ESOP Contributions") for any Plan Year beginning on or after January 1, 1996.

A-2. Discretionary Company Contributions. Subject to the limitations of Article III(D) and (E), the Company shall in respect of each taxable year, within the time prescribed by law for filing its federal income tax return for such taxable year (including extensions thereof), contribute to the Trust in furtherance of the Plan, in cash or investments authorized under Article IX(G) (General Powers of Trustee), such amount, if any, as may be determined in the discretion of the Company by or in accordance with a resolution of its Board of Directors adopted within the time prescribed by law for filing its federal income tax return for such taxable year, including extensions thereof, any such amounts being herein called "Discretionary Company Contributions."

B. Elective Contributions: Adjusted $7,000 Limitation: Corrective Distributions. Subject to the limitations of Article III(D) and (E) and Article IV(E), each Participant may elect within a reasonable time (to be specified by the Committee) before any Entry Date, and before any additional regular periodic dates which the Committee may designate and communicate to Participants, on a form to be furnished to him by the Committee to reduce the Creditable Compensation which otherwise would be paid to him after such Entry Date (or other designated date) and to have the Company make contributions (herein called "Elective Contributions") to the Trust in the amounts of such reductions on his behalf, provided, however, that no Participant may elect to have Elective Contributions (i) made to the Trust on his behalf of less than 1% or more than 15% (in whole percentages) of such Creditable Compensation or (ii) made to the Trust and/or to any other tax qualified plan of the Company on his behalf of more than the Adjusted Equivalent of $7,000 in any taxable year of the Participant. Such an election, and any election to change the same made pursuant to this Agreement, may be made only with respect to Creditable Compensation which is not currently available to the electing Participant on the Entry Date (or other designated date) as of which the election is made.

      Elective Contributions obtained by the Company by means of payroll reductions shall be paid by the Company to the Trustee at the earliest date on which they can reasonably be segregated from the Company's general assets and in no event later than the 15th business day of the month following the month in which such amounts otherwise would have been paid to the Participant as Creditable Compensation. Subject to the foregoing, Elective Contributions for a Plan Year shall be made during the Plan Year or within the time prescribed in (A-2) above for making Discretionary Contributions for the Plan Year, except that any additional Company Contributions made under Article IV(G)(2) and treated as Elective Contributions for the Plan Year may be made within 12 months following the close of the Plan Year.

      A Participant who has elected to have the Company make Elective Contributions to the Trust on his behalf may, as of any Entry Date and as of any additional regular periodic dates as the Committee may determine and communicate to Participants, change the annual dollar

                                      III-1
amount of such Elective Contributions or the percentage of Creditable Compensation used to determine the amount of such Elective Contributions. Also, at any time, a Participant may elect to terminate his Elective Contributions for the period subsequent to the effective date of the election. All such elections may be made and become effective only in accordance with such reasonable rules as may be established by the Committee. In the event of the termination of Elective Contributions on behalf of a Participant under this paragraph, the Participant shall not be entitled, until a subsequent Entry Date, to again elect that Elective Contributions be made on his behalf.

      If the Elective Contributions made to the Trust on behalf of a Participant under the Plan together with any elective deferrals (as defined in Section 402(g)(3) of the Code) under another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a salary reduction arrangement under Section 403(b) of the Code, a deferred compensation plan under Section 457 of the Code, or a trust described in Section 501(c)(l8) of the Code, cumulatively exceed the limitation imposed by Section 402(g) of the Code for the Participant's taxable year, the Participant may, not later than March 1 following the close of such taxable year, notify the Committee in writing of the excess Elective Contributions made to the Trust (in this Agreement called "Excess Elective Deferrals") and request that such Excess Elective Deferrals be paid to the Participant.

      In such event the Committee may direct the Trustee to pay such Excess Elective Deferrals plus any income, or less any loss, allocable to the same to the Participant not later than the first April 15 following the close of such taxable year. At the request of the Participant Excess Elective Deferrals for a taxable year of the Participant may be paid to the Participant from the Trust during the taxable year for which they were made if the Committee so directs the Trustee, provided that in such event (i) the Participant designates the payment as an Excess Elective Deferral, (ii) the payment is made after the date on which the Trustee received the Excess Elective Deferral, and (iii) the Committee designates the payment as a distribution of Excess Elective Deferrals.

      Notwithstanding the foregoing, a Participant's Excess Elective Deferrals for the taxable year of the Participant shall be reduced, but not below zero, by any distribution of Excess Contributions made to the Participant pursuant to
Article IV(G) for the Plan Year beginning with or within the taxable year of the Participant.

      The income or loss allocable to an Excess Elective Deferral paid to a Participant by the Trustee shall be an amount equal to the income or loss of the Participant's Elective Contributions Account for the taxable year of the Participant for which the Excess Elective Deferral was made multiplied by a fraction the numerator of which is the Excess Elective Deferral made on behalf of the Participant for such taxable year and the denominator of which is the Participant's Elective Contributions Account balance as of the beginning of such taxable year plus the Participant's Elective Contributions for such taxable year.

                                      III-2

      If Elective Contributions for any Plan Year exceed the percentage limitation imposed on the same by the first paragraph of this Article III(B) the excess shall be refunded to the Participant in the same manner as Excess Elective Deferrals.

C. Matching Company Contributions. Subject to the limitations of Article III(D) and (E) and Article IV(F) and the rights and obligations of the Committee under Article IV(G) and (H) to monitor and make adjustments in certain contributions, the Company shall contribute to the Trust

            (1) for each Plan Year commencing before January 1, 2000, on behalf of each Participant for whom it makes Elective Contributions for such Plan Year matching contributions (herein called "Matching Company Contributions") in an amount equal to one hundred percent (100%) of that portion of his Elective Contribution which does not exceed two percent (2%) of the Participant's Creditable Compensation for the portion of the Plan Year in which he was a Participant and made Elective Contributions.

            (2) for each Plan Year commencing on and after January 1, 2000, on behalf of each Participant (i) who is credited with 1,000 Hours of Service in such Plan Year, (ii) who remains in active Company service on the last day of such Plan Year and (iii) for whom it makes Elective Contributions for such Plan Year, Matching Contributions in an amount equal to one hundred percent (100%) of that portion of his Elective Contribution which does not exceed two percent (2%) of the Participant's Creditable Compensation for the portion of the Plan Year in which he was a Participant and made Elective Contributions; provided that conditions (i) and (ii) shall not apply in respect of a Participant who terminates employment during a Plan Year by reason of his death, disability or attainment of Normal Retirement Age.

The Company may in the discretion of its Board of Directors make additional Matching Company Contributions for any Plan Year in such amount, if any, as the Board of Directors may determine. A Participant's Elective Contribution for the Plan Year for purposes of this Paragraph (C) means his Elective Contribution remaining after distribution to him of any Excess Elective Deferrals under
Article III(B) and any Excess Contributions under Article IV(G)(2)(c) for such Plan Year. The Company shall contribute all such Matching Company Contributions to the Trust for each Plan Year in shares of Company Stock from time to time during such Plan Year, or after the end of such Plan Year but not later than the time prescribed by law for filing its federal income tax return for its taxable year with respect to which the Matching Company Contribution is made, including extensions thereof. In the event a sufficient number of shares of Company Stock is not available for a Matching Company Contribution for any Plan Year, the Company may make such contribution in cash provided such cash is applied as soon as administratively feasible primarily to acquire shares of Company Stock.

D. Limitations on Company Contributions. The Company Contributions to the Trust for any taxable year of the Company shall not exceed the least of:

      (1) The aggregate Company Contributions permitted by Article IV(D) (specifying maximum Annual Additions) as applied to all Participants;

                                     III-3

      (2) An amount equal to 15% of the aggregate Compensation paid during such taxable year to Employees who are Participants as of the Anniversary Date falling within such taxable year, plus the amount of any unused pre-87 limitation carry forwards available under Section 404(a)(3)(A)(v) of the Code in respect of such taxable year; or

      (3) The Company contributions permitted by Article III(E) (pertaining to two or more plans).

E. Two or More Plans. If the Company makes contributions for the taxable year in question, in connection with one or more additional tax qualified plans (including at least one defined benefit plan) whose participants include one or more Participants in this Plan, the total amount so contributed by the Company for said taxable year, including its contribution for said taxable year under Paragraphs A-2, B and C of this Article III, shall not exceed the greater of (i) 25% of the Compensation otherwise paid during said taxable year to the participants in said additional plans and the Participants in this Plan or (ii) the amount of Company contributions necessary to satisfy the minimum funding standard provided by Section 412 of the Code for the Plan Year which ends with or within said taxable year (or for any prior Plan Year), all within the meaning of Section 404(a)(7) of the Code; provided that:

      (1) If any carry-over deduction is available to the Company for said taxable year from one or more prior taxable years under Section 404(a)(7)(B), the amount thereof shall reduce the limitation set forth in the foregoing portion of this Paragraph (E).

      (2) If said limitation (reduced, if appropriate, under (1) above) would otherwise be exceeded, the Company's contribution under this Plan for said taxable year shall be reduced by an amount equal to the excess.

F. Deductibility. All Company Contributions to the Trust are conditioned upon the Plan and Trust being initially tax qualified and upon deductibility under
Section 404 of the Code, unless otherwise expressly stated by the Company. Accordingly (unless so stated), if the Plan and Trust are submitted to the Internal Revenue Service for a determination letter within the time provided by law for filing the Company's federal income tax return for the fiscal year of the Company in which the Plan and Trust were adopted or by such later date as the Secretary of the Treasury may prescribe, and are determined to be not initially tax qualified, or if and to the extent that such a deduction is disallowed within the meaning of Section 403(c)(2) of ERISA, the contribution in question shall be repaid to the Company upon demand (but subject to Paragraph
(H) below and, if by reason of disallowance, only to the extent disallowed) within one year after such disallowance or denial of initial qualification. Any Elective Contributions so returned to the Company shall be paid by the Company to the Employees on whose behalf they were made. If any Company contribution for any taxable year shall exceed the amount deductible for said taxable year under the Code, but shall not be repaid pursuant to the foregoing sentence, the portion not so deductible shall in like amount reduce the contribution required in respect of the subsequent taxable year during which the disallowance or other determination of nondeductibility is made and (to the extent not thereby consumed) any subsequent taxable year or years.

                                     III-4

G. Contributions by Mistake. If and to the extent that a Company contribution to the Trust is made as a result of facts and circumstances constituting a good faith mistake of fact, the same shall be repaid to the Company upon demand (but subject to Paragraph (H) below and only to the extent of such mistake) within one year after the payment of the contribution. Any Elective Contributions so returned to the Company shall be paid by the Company to the Employees on whose behalf they were made.

H. Limitation on Repayments. All repayments of Company Contributions under Paragraphs (F) and (G) above shall be subject to the conditions that:

      (1) Such repayment shall not include any earnings attributable to that portion of the Company contribution which qualifies for repayment under Paragraphs (F) and (G) above.

      (2) There shall be deducted from the amount of such repayment any losses attributable to that portion of the Company Contribution which qualifies for repayment under Paragraphs (F) and (G) above.

      (3) If in any event such repayment would result in any Participant's account being reduced to a balance which is less than the balance which would have been in his account had the amount contributed by mistake of fact or in excess of the deductible amount not been contributed, then the amount to be repaid shall be reduced until no Participant's account shall be so reduced by reason of such repayment.

I. No Employee Contributions. No Employee shall make any nondeductible (after-tax) employee contributions to the Trust. This prohibition shall not prevent rollovers or transfers to the Trust permitted under Article XI(F).

J. Corrective Contributions. If it becomes necessary to correct a mistake made in amounts distributed from or credited to any Account or to restore the portion of an Account which was forfeited pursuant to any provision of the Plan, correction or restoration shall first be made out of Discretionary Company Contributions and forfeitures, if any, and then out of Trust Fund earnings for the Plan Year in question, but only to the extent that such amounts have not already been allocated under the provisions of the Plan. Any additional amounts needed for such correction or restoration may be provided by a special contribution to the Plan which the Company in its sole discretion (but subject to the applicable limitations on deductible contributions and maximum annual additions) may elect to make. Any such amounts shall be allocated as may be required to correct such mistake or to make such restoration.

                                     III-5

                                   ARTICLE IV
                             ALLOCATION AND ACCOUNTS

A-1. ESOP Accounts. The Trustee shall maintain for each Participant who was a Participant in the Plan immediately prior to January 1, 1996, a "Company Stock Account" and an "Other Investments Account". ESOP Contributions under Article III(A-1) for any taxable year of the Company ending prior to January 1, 1996 were, subject to the limitations of Article IV(D) and to Article 11(C) regarding inactive Participants, promptly upon receipt allocated among the various Participants' ESOP Contributions Accounts, as of the Anniversary Date falling within such taxable year, as follows:

      (1) Allocation. The amount allocated to each Participant's ESOP Account (including the ESOP Account of any individual who first became a Participant as of the Entry Date falling within such taxable year) was that portion of the Company's ESOP Contributions made for a taxable year ending before 1996 which the Creditable Compensation paid to such Participant in the taxable year bore to the total Creditable Compensation paid to all the Participants in the taxable year.

      (2) Company Stock Account. The Company Stock Account maintained for each participant will be credited as of each Anniversary Date with his allocable share, including fractional shares, of Company Stock purchased and paid for by the Trust or contributed in kind to the Trust for a taxable year ending before 1996 by the Company and with any stock dividends on Company Stock held in his Company Stock Account. Company Stock which was acquired by the Trust through a financing transaction in which the Trust incurred debt obligations constituting an Exempt Acquisition Loan and which was first credited to the Unallocated Company Stock Account was allocated to the Company Stock Accounts of Participants as Company contributions in cash, and/or cash dividends on Company Stock, were applied by the Trust to the repayment of debt principal and interest. The number of such shares of Company Stock released from the Unallocated Company Stock Account and allocated to the Participants' Company Stock Accounts for any Plan Year before 1996 was determined in accordance with whichever of the following two methods was selected by the Committee:

      (a) Principal and Interest Method. Under this method the number of shares of Company Stock to be released from the Unallocated Company Stock Account and allocated in accordance with Article IV(A-1)(1) to the Company Stock Accounts of Participants as of any Anniversary Date is determined by multiplying the number of shares held in the Unallocated Company Stock Account immediately prior to such allocation by a fraction the numerator of which is the total amount of principal and interest paid by the Trust on the debt during the Plan Year ending on such Anniversary Date and the denominator of which is the sum of the numerator and the total amount of such debt, including principal and interest, to be paid for all future years.

      (b) Principal Only Method. Under this method the number of shares of Company Stock to be released from the Unallocated Company Stock Account and allocated in accordance with Article IV(A-1)(1) to the Company Stock Accounts of

            Participants as of any Anniversary Date is determined by multiplying the number of shares held in the Unallocated Company Stock Account immediately prior to such allocation by a fraction the numerator of which is the total amount of principal paid by the Trust on the debt during the Plan Year ending on such Anniversary Date and the denominator of which is the sum of the numerator and the total amount of such debt, including principal only (not interest) to be paid for all future years; provided, however, that this method may be used only if the following requirements are met:

            (i) The debt in question must be payable in annual installments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years.

            (ii) Interest included in any installment is disregarded for purposes of this computation only to the extent that it would be determined to be interest under standard loan amortization tables.

            (iii) This method shall not apply from the time that, by reason of renewal, extension or refinancing, the sum of the expired period over which the debt originally was payable, the renewal period, the extension period, and the period over which a new debt is payable exceeds 10 years.

      (c)   For purposes of both Subparagraphs (a) and (b):

            (i) The number of future years over which the debt is to be repaid must be definitely ascertainable and is determined without taking into account any possible extensions or renewal periods.

            (ii) If the interest rate is variable, the interest rate to be payable in future years is assumed to be the interest rate applicable on the Anniversary Date as of which the computation is being made.

            (iii) If the shares acquired in a financing transaction include more than one class of Company Stock, the number of shares of each class to be allocated to the Participants' Company Stock Accounts as of any Anniversary Date will be determined by applying the same fraction to each class.

      (3) Other Investments Account. The Other Investments Account maintained for any Participant will be credited, or debited, with its share of the net income, or net loss, of the ESOP portion of the Trust, with any cash dividends on Company Stock allocated to the Participant's Company Stock Account (other than dividends distributed to Participants pursuant to Article VI and with ESOP Contributions in other than Company Stock made for any taxable year ending before 1996. Such account will be debited for the Participant's share of cash payments for the acquisition of Company Stock before 1996 or for repayment of debt, including principal and interest, on an Exempt Acquisition Loan.

A-2. Discretionary Company Contributions Accounts. The Trustee shall establish an account (herein called a "Discretionary Company Contributions Account") for each Participant and shall thereafter maintain a record thereof. Discretionary Company Contributions under Article III(A-2) for any taxable year shall, subject to the limitations of Article IV(D) and to Article II(D) regarding inactive Participants, promptly upon receipt be allocated among the various Participants' Discretionary Company Contributions Accounts, as of the Anniversary Date falling within such taxable year, as follows:

      (1) The amount allocated to each Participant's Discretionary Company Contributions Account (including the Discretionary Company Contributions Account of any individual who first became a Participant as of either Entry Date falling within such taxable year) shall be that portion of the Company's Discretionary Company Contributions which the Creditable Compensation paid to such Participant in the taxable year bears to the total Creditable Compensation paid to all the Participants in the taxable year.

      (2) If a Participant's employment terminates for any reason during the taxable year an amount shall be allocated to his Discretionary Company Contribution Account only if, and to the extent, required by Article IV(P)(1) (relating to Fixed Accounts).

B. Elective Contributions Accounts. The Trustee shall establish an account (herein called an "Elective Contributions Account") for each Participant and shall thereafter maintain a record thereof. Elective Contributions under Article III(B) for any Plan Year shall, subject to the limitations of Paragraphs (D) and
(E) of this Article IV, be credited to the Participant's Elective Contributions Account upon receipt by the Trustee not less frequently than monthly and in no event later than as of the Anniversary Date falling within such Plan Year.

C. Matching Company Contributions Accounts. The Trustee shall establish an account (herein called a "Matching Company Contributions Account") for each Participant in respect of whom the Company makes a Matching Company Contribution to the Trust and shall thereafter maintain a record thereof. Matching Company Contributions under Article III(C) for any Plan Year in respect of each Participant shall be credited to the Participant's Matching Company Contributions Account upon receipt by the Trustee and in no event later than as of the Anniversary Date falling within such Plan Year.

D. Limitations on Annual Additions to Accounts. Notwithstanding the foregoing provisions of Paragraphs (A-2), (B) and (C) of this Article IV or of Article III, the contributions and other additions with respect to any one Participant for any such taxable year under all Defined Contribution Plans of the Company, expressed as an Annual Addition to such Participant's Accounts under this Plan and as annual additions (defined similarly to Article I(A)(7)) allocated to such Participant's accounts under all other Defined Contribution Plans of the Company, shall not exceed the lesser of:

      (1) For Limitation Years beginning after 1994, the Adjusted Equivalent of $30,000.00, or,

      (2) 25% of the Compensation paid to such Participant by the Company in such taxable year;

provided that:

      (a) subject to (b)-(e) below, the Committee may, but need not, direct the Trustee to reallocate ESOP contributions to the Trust for any taxable year of the Company ending before 1996 to the extent necessary to prevent more than one-third (1/3) of the Company's contribution to the Trust for such taxable year from being allocated to Participants who are Highly Compensated Employees to obtain the benefit of the exclusion from Annual Additions of (i) amounts used to pay certain interest under Article I(A)(7)(a) and/or (ii) certain forfeitures described in Article I(A)(7)(b). If any Company contributions are so reallocated, the reductions will be made pro rata among Participants who are Highly Compensated Employees in proportion to their Creditable Compensation taken into account under Subparagraph (A-2)(1).

      (b) if the applicable limitation of (1) or (2) above would otherwise be exceeded, the amount allocated to said Participant's Accounts shall be reduced by an amount equal to the excess, and the Company contributions for said Limitation Year shall be reduced to the extent necessary to avoid such excess; provided, however, that if such reduction is not possible or practical in the circumstances because the Company contributions for such Limitation Year have been made at the time it is discovered that said limitation would otherwise be exceeded and the Committee determines that the excess part of such contribution cannot be returned to the Company without adversely affecting the tax qualified status of the Plan either as a contribution made as a result of a mistake of fact or by reason of its nondeductibility, then if such excess was created as the result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or Creditable Compensation, a reasonable error in determining the amount of Elective Contributions that may be made with respect to any individual under the limits of Section 415 of the Code, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in the remainder of this Paragraph (D), the portion of such excess, if any, attributable to Excess Elective Deferrals may be distributed to the Participant to the extent such distribution reduces the excess, and any remaining excess shall be held in a suspense account, provided (i) no further Company contributions will be made to the Trust on behalf of the Participants for which such excess exists until they can be allocated to the Accounts of such Participants without violating the aforesaid limitation, (ii) investment gains and/or losses and other Trust income are not allocated to such suspense account and (iii) the amounts in such suspense account are allocated to the accounts of Participants for which such excess exists, or if no such excess exists for any Participant, to the Accounts of the remaining

            Participants, as of each subsequent date on which contributions are normally allocated until such suspense account is exhausted. In the event the Plan and Trust are terminated any amount in such suspense account at the time of termination shall be allocated to the accounts of the Participants in the Plan Year in which the Plan is terminated in the same proportions as a Company contribution for such Plan Year would be allocated, but only to the extent permitted by the aforesaid limitations on Annual Additions. If after such allocation any amount remains in such suspense account, it shall be paid to the Company and to the extent any such amount consists of Elective Contributions the Company shall pay the same to the appropriate Participants.

(c) if said Participant is also a participant in a Defined Benefit Plan maintained by the Company, the sum of his Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction shall not exceed 1.0 for any taxable year of the Company, except as otherwise permitted by Section 2004(a) of ERISA; provided, however, that if this requirement would otherwise be violated, the Company shall first adjust, freeze or suspend the rate of benefit accrual under any said Defined Benefit Plan and shall then reduce the amount of its contributions (or other components of Annual Additions) to any said Defined Contribution Plan to the extent necessary, whether or not including this Plan, with respect to the Participant in question, so that such violation will not occur.

(d) for purposes of applying the foregoing provisions of this Paragraph (D), all Defined Benefit Plans (whether or not terminated) of the Company are to be treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Company are to be treated as one Defined Contribution Plan, all within the meaning of (and to the extent necessary to comply with) Section 415 of the Code (including, in particular, subsection (f) thereof) and any applicable Treasury Regulations thereunder.

(e) for purposes of this Article IV(D) the following terms, wherever capitalized, shall have the following meanings, respectively, unless the context otherwise requires:

      (1) "Defined Benefit Plan" means any plan described in Section 414(j) of the Code (listing tax qualified and similar plans) which is not a Defined Contribution Plan, except as otherwise provided in Section 414(k) of the Code for hybrid plans.

      (2) "Defined Benefit Plan Fraction" for a Participant for any Plan Year is a fraction -

            (i) The numerator of which is the projected annual benefit of the Participant under the Company's Defined Benefit Plan (determined as of the close of such Plan Year), and

            (ii) The denominator of which is the lesser of (A) the product of 1.25, multiplied by the dollar limitation in effect under
                  Section 415(b)(1)(A) of the Code for such Plan Year, or (B) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant under such Defined Benefit Plan for such Plan Year.

      (3) "Defined Contribution Plan" shall have the meaning given to this term in Article I(A)(18).

      (4) "Defined Contribution Plan Fraction" for a Participant for any Plan Year is a fraction -

            (i) The numerator of which is the sum of the Annual Additions to the Participant's account as of the close of such Plan Year, and

            (ii) The denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior year of service with the Company and/or a Related
                  Company: (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year and for each prior year of service with the Company and/or a Related Company, or (B) the product of 1.4, multiplied by the amount which may be taken into account under
                  Section 415(c)(1)(B) of the Code with respect to such Participant for such Plan Year.

(f) The word Company as used in this Article IV(D) shall be deemed to include any Related Company unless the context otherwise requires so that for purposes Section 415 of the Code all employees of the Company and any Related Company shall be treated as employed by a single employer.

(g) The limitations of subparagraphs (c)-(e) of this Article IV(D) shall not be effective for Plan Years beginning on and after January 1, 2000.

(h) Notwithstanding any other provision of the Plan, no shares of Company Stock, nor any portion of the assets of the ESOP portion of the Plan attributable to or allocable in lieu of Company Stock, acquired by the ESOP portion of the Plan in a sale to which Section 1042 of the Code (dealing with "tax free rollovers" on certain sales to the ESOP portion of the plan) applies, may be allocated directly or indirectly under the Plan or any other Qualified plan of the Company -

      (1) During the nonallocation period, for the benefit of (i) any selling shareholder who makes an election under Section 1042(a) of the Code with regard to Company Stock sold by him to the ESOP portion of the Plan, or (ii) any individual who is related to the selling shareholder (within the meaning of Section 267(b) of the Code); or

      (2) For the benefit of any other person who owns (after application of the attribution rules of Section 318(a) of the Code) more than 25% of (i) any class of outstanding stock of the Company or any Related Company, or (ii) the total value of any class of outstanding stock of such corporation, at any time during the one-year period ending on the date of the sale of Company Stock to the ESOP portion of the Plan or on any later date as of which such Company Stock is allocated to Participants in the plan or any other Qualified Plan;

provided, however, that -

            (3) The prohibition of this paragraph (h) shall not apply to a related individual referred to in (1)(ii) above if (i) such individual is a lineal descendent of the selling or deceased shareholder referred to therein and (ii) the total amount allocated for the benefit of all such lineal descendants under the ESOP portion of the Plan during the nonallocation period is not more than 5% of the Company Stock (or amounts allocated in lieu thereof) held by the ESOP portion of the Plan which is attributable to a sale to the Plan by any person related to such lineal descendants in a transaction to which Section 1042 of the Code applies; and that

            (4) for purposes of this paragraph (h) nonallocation period means the period beginning on the date of the sale of Company Stock to the Plan and ending on the later of (i) the date which is ten (10) years after the sale, or (ii) the date of the allocation of such Company Stock under the ESOP portion of the Plan attributable to the final payment of the Exempt Acquisition Loan made in connection with the sale.

E. Special Limitations on Allocations of Elective Contributions. For each Plan Year beginning on or after January 1, 1996, allocations of Elective Contributions to the Participants' Elective Contribution Accounts shall be limited so that the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees shall bear a relationship to the Actual Deferral Percentage for the group of all other Participants which meets either of the following tests:

      (1) The Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year multiplied by 1.25, or

      (2) The excess of the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year over the Actual Deferral Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year is not more than 2 percentage points, and the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year multiplied by 2.

      For purposes of this Paragraph (E), "Actual Deferral Percentage" for each group of Participants referred to above for a Plan Year means the average of the ratios, calculated separately for each Participant in the group, of the amount of Elective Contributions paid to the Trust on behalf of the Participant for the Plan Year, to the Participant's Creditable Compensation paid in that portion of the Plan Year during which he was a Participant. As separately calculated for each Participant, such ratio is referred to as his "Deferral Percentage."

      The Deferral Percentage of a Participant for whom no Elective Contribution is made for the Plan Year is zero. The Deferral Percentages of Participants and the Actual Deferral Percentage of each group of Participants shall be calculated to the nearest one hundredth of one percent. For purposes of the tests described in (1) and (2) above Elective Contributions shall include any amounts treated as Elective Contributions under Article IV(G).

      For purposes of this Paragraph (E), the following special rules shall apply:

      (3) The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his accounts under this Plan and under one or more other plans or arrangements described in Section 401(k) of the Code that are maintained by the Company or a Related Company shall be determined as if all such Elective Contributions were made under a single plan or arrangement.

      (4) The determination and treatment of the Elective Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by Regulation. The Company shall maintain for a reasonable time records sufficient to demonstrate compliance with the Regulations relating to the Actual Deferral Percentage test described above and/or applicable prior to January 1, 1997.

F. Special Limitations on Allocations of Matching Company Contributions. For each Plan Year beginning on or after January 1, 1996, allocations of Matching Company Contributions to Participants' Matching Company Contributions Accounts shall be limited so that the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees shall bear a relationship to the Actual Contribution Percentage for the group of all other Participants which meets either of the following tests:

      (1) The Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year multiplied by 1.25, or

      (2) The excess of the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year over the Actual Contribution Percentage for the group of Participants for the preceding Plan Year who are not Highly

Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year is not more than 2 percentage points, and the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year multiplied by 2.

      For purposes of this Paragraph (F), "Actual Contribution Percentage" for each group of Participants for a Plan Year means the average of the ratios, calculated separately for each Participant in the group, of the amount of Matching Company Contributions paid to the Trust on behalf of each Participant for the Plan Year, to the Participant's Creditable Compensation paid in that portion of the Plan Year during which he was a Participant. As separately calculated for each Participant, such ratio is referred to as his "Contribution Percentage."

      The Contribution Percentage of a Participant for whom no Matching Company Contribution is made for the Plan Year is zero. The Contribution Percentages of Participants and the Actual Contribution Percentage of each group of Participants shall be calculated to the nearest one hundredth of one percent. For purposes of the tests described in (1) and (2) above Matching Company Contributions shall include any amounts treated as Matching Company Contributions under Article IV(H).

      For purposes of this Paragraph (F), the following special rules shall apply:

      (3) The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Company Contributions allocated to his accounts under this Plan and under one or more other plans or arrangements described in Section 40 1(k) of the Code that are maintained by the Company or a Related Company shall be determined as if all such Matching Company Contributions were made under a single plan or arrangement.

      (4) The determination and treatment of the Matching Company Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by Regulation. The Company shall maintain for a reasonable time records sufficient to demonstrate compliance with the Regulations relating to the Actual Contribution Percentage test described above and/or applicable prior to January 1, 1997.

G. Adjustments to Prevent Excess Allocations of Elective Contributions. In order to assure that no amounts in excess of the limitations imposed by Paragraph (B) of this Article IV are allocated to the Elective Contributions Account of any Participant who is a Highly Compensated Employee, and in the case of (1) below also to assure that no amounts in excess of the limitations imposed by Article III(D) and (E) and Article IV(D) are exceeded, the following steps shall be taken:

      (1)   The Committee shall monitor elections made by Participants under
Article III(B) and Elective Contributions being made periodically to the Trust pursuant to such elections and

\
may require changes in the elections of Participants, prior to or during any Plan Year, which would reduce the Elective Contributions being made to the Trust on behalf of such Participants and the Matching Company Contributions being made to the Trust on account of such Elective Contributions and/or may reduce or terminate such Elective Contributions and the Matching Company Contributions being made to the Trust on account of such Elective Contributions at any time, in order to assure compliance with any of the limitations referred to above.

      (2) If notwithstanding the Committee's efforts to monitor allocations to the Accounts of Participants as required by subparagraph (1) above, the Committee determines after the end of a Plan Year that the allocations of Elective Contributions to the Elective Contribution Accounts of Highly Compensated Employees for such Plan Year exceed the special limitations described in Paragraph (E) above:

      (a) The Company may make additional discretionary contributions to the Trust for such Plan Year (or prior Plan Year if the prior year testing method is used) for allocation to separate accounts of Participants who are not Highly Compensated Employees, or to accounts of all Participants, in amounts which in combination with Elective Contributions (and any Qualified Matching Contributions under (b) below) for such Plan Year (or prior Plan Year) are sufficient to cause such special limitations not to be exceeded. Any such contributions (i) shall be allocated to separate accounts of such Participants in proportion to the Creditable Compensation of each paid in that portion of the applicable Plan Year during which he was a Participant, or if for Plan Years beginning after 1989 Regulations so require, at any time in such Plan Year, (ii) shall meet the requirements of Regulation 1.401(k)-1(b)(5), and (iii) shall be made no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates. Such special accounts shall be fully Vested at all times, shall be subject to the same limitations on distributions which are applicable to Elective Contributions described in Article V(F) and shall be treated as Elective Contributions for purposes of Article IV(E). Also, the Company may transfer to separate accounts of the kind described above any Discretionary Company Contributions made to the Trust for such Plan Year in which event they shall be treated in the same manner and be subject to the same conditions as additional discretionary contributions to the Trust under this subparagraph
            (a). Contributions made or transferred to separate accounts pursuant to this subparagraph (a) are referred to in this Agreement as "Qualified Nonelective Contributions".

      (b) The Company may treat all or part of the Matching Company Contributions to the Trust for such taxable year, all of which are fully Vested and subject to the limitations of Article V(F), as Elective Contributions. The Company may make additional matching contributions to the Trust for such Plan Year for allocation to separate accounts of Participants for whom Elective Contributions were made to the Trust for such Plan Year and who are not Highly Compensated Employees in amounts which in combination with the Elective Contributions, the Matching Company Contributions treated as Elective Contributions (and any Qualified Nonelective Contributions under (a) above) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such additional matching contributions (i) shall be allocated to separate accounts of such Participants in proportion to the Elective Contributions made on behalf of each for the Plan Year, (ii) shall meet the requirements of Regulation 1.401(k)-1(b)(3), and (iii) shall normally be made within the time prescribed by law for filing the Company's federal income tax return for its taxable year with respect to which the matching contribution is made, including extensions thereof. Such special accounts shall be fully Vested at all times and shall be subject to the same limitations on distributions which are applicable to Elective Contributions described in Article V(F) and shall be treated as Elective Contributions for purposes of Article IV(E). Also, the Company may transfer to separate accounts of the kind described above any Discretionary Company Contributions made to the Trust for such Plan Year in which event they shall be treated in the same manner and be subject to the same conditions as additional matching contributions to the Trust under this subparagraph (b). Matching Company Contributions which are fully Vested and subject to the limitations of Article V(F), and contributions made or transferred to separate accounts pursuant to this subparagraph (b) are referred to in this Agreement as "Qualified Matching Contributions".

      (c) The Committee may direct the Trustee to distribute to Participants who are Highly Compensated Employees that portion of the Elective Contributions made to the Trust on their behalf for such Plan Year which exceeds the special limitations of Article IV(E) (in this Agreement called "Excess Contributions") adjusted for earnings or losses. Any Excess Contributions, as so adjusted, to be distributed to Participants shall be designated as Excess Contributions by the Company and be distributed after the close of the Plan Year for which they were made normally within 2 1/2 months after the end of such Plan Year, and in any event not later than 12 months after the end of such Plan Year. (If such Excess Contributions are distributed after 2 1/2 months after the end of such Plan Year an excise tax is imposed on the Company with respect to the same.)

      (d) The total Excess Contributions, if any, for the Plan Year for Participants who are Highly Compensated Employees shall be determined and (if the Committee directs the Trustee as permitted by (c) above) shall be distributed in accordance with the following procedure:

            (i) First, determine the dollar amount of Excess Contributions for each Highly Compensated Employee for whom an Excess Contribution is made for the Plan Year in the manner described in Code Section 401(k)(8)(B) and Regulation Section 1.401(k)-1(f)(2).

            (ii) Second, determine the total amount of the Excess Contributions described in (i) above (the "Total Excess Contributions").

            (iii) Third, reduce the Elective Contribution of the Highly
                  Compensated Employee with the highest dollar amount of Elective Contribution for the

                  Plan Year to the extent required to either (A) reduce the Total Excess Contributions to zero or (B) cause the Highly Compensated Employee's Elective Contribution to equal the dollar amount of the Elective Contribution of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions, whichever is less. Repeat this process until the Total Excess Contributions are reduced to zero. When and if the Elective Contributions of two or more Highly Compensated Employees to be reduced are the same, such Elective Contributions shall be reduced equally and simultaneously. The amount of any and all such reductions for each Highly Compensated Employee for whom a reduction is made (the "Excess Elective Contribution"), adjusted for earnings or losses, shall be distributed to each such Highly Compensated Employee in accordance with (c) above.

            (iv) If the distributions referred to in (iii) above are made, the requirements of Article IV(E) shall be treated as being met, regardless of whether the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees, if recalculated after such distributions are made, would satisfy such requirements.

            (e) The income or loss allocable to an Excess Elective Contribution distributed to a Highly Compensated Employee under (c) and (d) above by the Trustee shall be an amount equal to the income or loss of the Participant's Elective Contributions Account for the Plan Year for which the Excess Elective Contribution was made multiplied by a fraction the numerator of which is the Excess Elective Contribution made on behalf of the Participant for such Plan Year and the denominator of which is the Participant's Elective Contributions Account balance as of the beginning of such Plan Year plus the Participant's Elective Contributions for such Plan Year.

H. Adjustments to Prevent Excess Allocations of Matching Company Contributions. If notwithstanding the Committee's efforts to monitor allocations to the Accounts of Participants as required by Article IV(G)( 1), the Committee determines after the end of a Plan Year that the allocations of Matching Company Contributions to the Matching Company Contribution Accounts of Highly Compensated Employees for such Plan Year exceed the special limitations described in Paragraph (F) above:

      (1) The Company may make Qualified Nonelective Contributions to the Trust for such Plan Year for allocation to separate accounts of Participants and/or transfer Discretionary company Contributions for such Plan Year to such separate accounts in the same manner and subject to the same conditions set forth in Article IV(G)(2)(a), which in combination with the Matching Company Contributions (and any additional matching contributions under (2) below) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Also, to cause such special limitations not to be exceeded the Company may transfer to separate accounts of the kind described above any Elective Contributions made to the Trust for such Plan Year provided that Elective Contributions for such Plan Year meet the requirements of Reg. 1.401(m)-1(b)(5).

      (2) The Company may make additional matching contributions to the Trust for such Plan Year (or prior Plan Year if the prior year testing method is used) for allocation to the Matching Company Contributions Accounts of Participants for whom Elective Contributions were made to the Trust for such Plan Year (or prior Plan Year) and who are not Highly Compensated Employees in amounts which in combination with the Matching Company Contributions (and any Qualified Nonelective Contributions under (1) above) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such contributions shall be allocated to the Matching Company Contributions Accounts of such Participants in proportion to the Matching Company Contributions theretofore made on behalf of each for the applicable Plan Year, and shall normally be made no later than the end of the 12-month period following the end of the Plan Year with respect to which the contribution relates. Such additional matching contributions shall be subject to the same plan rules applicable to Matching Company Contributions and shall be treated as Matching Company Contributions for purposes of Article IV(F).

      (3) The Committee may direct the Trustee to distribute to Participants who are Highly Compensated Employees that portion of the Matching Company Contributions made to the Trust on their behalf for such Plan Year which exceeds the special limitations of Paragraph (F) of this Article IV (in this Agreement called "Excess Matching Contributions") adjusted for earnings or losses. Any Excess Matching Contributions, as so adjusted, to be distributed to Participants shall be designated as Excess Matching Contributions by the Company and be distributed after the close of the Plan Year for which they were made normally within 2 1/2 months after the end of such Plan Year, and in any event not later than 12 months after the end of such Plan Year. (If such Excess Matching Company Contributions are distributed after 2 1/2 months after the end of such Plan Year an excise tax is imposed on the Company with respect to the same.)

      (4) The total Excess Matching Company Contributions for the Plan Year, if any, for Participants who are Highly Compensated Employees shall be determined and (if the Committee directs the Trustee as permitted by (3) above) shall be distributed in accordance with the following procedure:

      (i) First, determine the dollar amount of Excess Matching Company Contributions for each Highly Compensated Employee for whom an Excess Matching Company Contribution is made for the Plan Year in the manner described in Code Section 401(m)(6)(C) and Regulation
            Section 1.401(m)-1(e)(2).

      (ii) Second, determine the total amount of the Excess Matching Company Contributions described in (i) above (the "Total Excess Matching Company Contributions").

      (iii) Third, reduce the Matching Company Contribution of the Highly Compensated Employee with the highest dollar amount of Matching Company Contribution for the Plan Year to the extent required to either (A) reduce the Total Excess

            Matching Company Contributions to zero or (B) cause the Highly Compensated Employee's Matching Company Contribution to equal the dollar amount of the Matching Company Contribution of the Highly Compensated Employee with the next highest dollar amount of Matching Company Contributions, whichever is less. Repeat this process until the Total Excess Matching Company Contributions are reduced to zero. When and if the Matching Company Contributions of two or more Highly Compensated Employees to be reduced are the same, such Matching Company Contributions shall be reduced equally and simultaneously. The amount of any and all such reductions for each Highly Compensated Employee for whom a reduction is made (the "Excess Matching Contribution"), adjusted for earnings or losses, shall be distributed to each such Highly Compensated Employee in accordance with (3) above.

      (iv) If the distributions referred to in (iii) above are made, the requirements of Article IV(F) shall be treated as being met, regardless of whether the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees if recalculated after such distributions are made, would satisfy such requirements.

      (5) The income or loss allocable to an Excess Matching Contribution distributed to a Highly Compensated Employee under (3) and (4) above by the Trustee shall be an amount equal to the income or loss of the Participant's Matching Company Contributions Account for the Plan Year for which the Excess Matching Contribution was made multiplied by a fraction the numerator of which is the Excess Matching Contribution made on behalf of the Participant for such Plan Year and the denominator of which is the Participant's Matching Company Contributions Account balance as of the beginning of such Plan Year plus the Matching Company Contributions made on behalf of the Participant for the Plan Year.

      (6) Instead of directing the Trustee to distribute any Excess Matching Company Contributions for the Plan Year to Participants who are Highly Compensated Employees, the Committee may direct the Trustee to allocate such Excess Matching Company Contributions, adjusted for income or loss and determined and allocated as provided in (3) through (5) above, to the Matching Company Contribution Accounts of Participants who are not Highly Compensated Employees and for whom Elective Contributions were made to the Trust for the Plan Year. Such Excess Matching Company Contributions as so adjusted shall be allocated among such accounts in the ratio which each such Participant's Creditable Compensation for the Plan Year bears to the Creditable Compensation of all such Participants for the Plan Year. Any Matching Company Contribution for the Plan Year made to the Trust on account of an Elective Contribution which is determined to be an Excess Elective Deferral under Article III(B) or an Excess Contribution under Article IV(E) and (G) or (I) shall, after adjustment for income or loss, be allocated among the Matching Company Contribution Accounts of such participants in the same manner.

I. Adjustments to Prevent Multiple Use of Alternative Limitation. If multiple use of the alternative limitations described in Articles IV(E)(2) and IV(F)(2), as defined by Regulation 1.401(m)-2, shall occur, such multiple use shall be corrected by reducing the Actual Deferral Percentage of the group of Highly Compensated Employees in the manner described in Article IV(G)(2)(d) and (e). In determining whether multiple use of such alternative limitations has occurred the applicable Actual Deferral Percentages and Actual Contribution Percentages shall be determined after all adjustments made under Article IV(G) and (H). The required reduction shall be treated as an Excess Contribution and shall be allocated and distributed in the same manner described in Article IV(G)(2)(c), (d) and (e).

      If Excess Elective Contributions and Excess Matching Contributions, if any, have been distributed to one or more Highly Compensated Employees under
Article IV(G)(2)(c) and (d) and Article IV(H)(3) and (4), the Actual Deferral Percentages and Actual Contribution Percentages referred to in the preceding paragraph shall be deemed to be the highest percentages permitted under Code Sections 401(k)(3) and 401(m)(2), respectively.

J. Establishment and Objectives of Investment Funds. Within the context of the Trust Fund, the Trustee at the direction of the Committee shall establish one or more Investment Funds for the investment of Trust Assets other than the assets of the ESOP portion of the Plan, having such investment objectives as may be ascribed to each such fund by the Committee. Such Investment Funds may consist of the Trust's investment in (i) one or more pooled funds established by the Trustee, if it is a bank or trust company, for the investment of the assets of tax qualified pension and/or profit-sharing plans, (ii) one or more mutual funds, (iii) one or more contracts issued by an insurance company, (iv) a Company Stock fund (herein called the "Company Stock Fund") consisting of shares of Company Stock and short-term money market investments in which funds may be temporarily invested pending investment in shares of Company Stock and/or in (v) any other investment vehicle suitable for the investment of assets of the Trust Fund and designated by the Committee. Up to 100 percent of the assets of the Participants' Matching Company Contributions Accounts may be invested in Company Stock.

      The Committee shall provide information to Participants regarding the Investment Funds available under the Plan, including a description of the investment objectives and types of investments of each such Investment Fund. If a prospectus is required to be issued with respect to any such Investment Fund, the Committee will inform Participants of the availability of such prospectus or, if required by law, arrange to furnish a copy of the prospectus to each Participant.

K-1. Investment of Discretionary Company Contributions, Elective Contributions and Rollover Contributions. As of each Entry Date, and as of any more frequent intervals designated by the Committee (including intervals as frequently as daily), each Participant shall have the right to designate on an investment election form furnished by the Committee (or by telephone call if permitted by the Committee) in accordance with procedures established by the Committee how Discretionary Company Contributions, Elective Contributions and Rollover Contributions, if any, hereafter made to the Trust on his behalf are to be allocated among the Investment Funds other than the Company Stock Fund. The Committee shall either furnish any such investment election forms to the Trustee or shall compile the results of any such elections and direct the Trustee how such contributions for each Participant are to be allocated among such Investment Funds. The Trustee shall as soon as reasonably possible after receipt of each Discretionary Company Contribution, Elective Contribution or Rollover Contribution made by the Company to the Trust, and not less frequently than monthly, allocate such contribution among the Investment Funds in accordance with such investment elections or instructions. Until a new investment election or instruction (or telephone call if permitted by the Company) for any Participant is received by the Trustee, the Trustee shall continue to invest Discretionary Company Contributions, Elective Contributions and Rollover Contributions made for such Participant in the manner designated on the most recently received written (or telephone) investment election or instruction relating to such Participant. If the Trustee shall receive a Discretionary Company Contribution, Elective Contribution or a Rollover Contribution for a Participant for whom it has not received any investment election or instruction, the Trustee shall invest such contribution in the Investment Fund which most nearly fits the description of a short-term fixed income fund.

      Notwithstanding the foregoing, if the Committee so directs the Trustee in writing and advises the Participants in the summary description of the Plan or in another written communication, the amounts allocated to the Discretionary Company Contribution Accounts of Participants shall be invested in the sole discretion of the Trustee or an investment manager appointed pursuant to Article IX(C). Such investments shall be considered to be a separate Investment Fund invested in the discretion of the Trustee.

K-2. Investment of Matching Company Contributions; Special Rules. Matching Company Contributions shall be invested in the Company Stock Fund referred to in
Article IV(J)(iv) above. The following special rules shall apply to the Company Stock Fund:

      (1) Participants shall not have the right to reallocate their Matching Company Stock Accounts to or among any of the Investment Funds other than the Company Stock Fund.

      (2) Subject to Article IX(V), the Company Stock Fund shall be invested primarily in shares of Company Stock, except that if Company Stock is not available at any time assets of the Company Stock Fund may be invested in short-term money market investments, including shares or units of a money market mutual fund or pooled investment fund maintained by the Trustee. Up to 100% of the assets of the Company Stock Fund may be invested in Company Stock.

      (3) Shares of Company Stock shall be acquired by the Company Stock Fund by means of Company contributions in shares of Company Stock or purchase by the Trustee of shares of Company Stock directly from the Company or from shareholders of the Company. All Matching Company Contributions in shares of Company Stock for any Plan Year shall be made within the time for making such contributions described in Article III(C) and as soon as administratively feasible after receipt by the Committee of the annual appraisal of the fair market value of such Company Stock for the Plan Year required by Article VIII(K) and in compliance with ERISA Section 408(e) or any successor to that Section.

      (4) Cash dividends on Company Stock held in the Company Stock Fund shall be reinvested primarily in shares of Company Stock, except that any such dividends may be held in short-term money market investments of the kind described in subparagraph (2) above until after receipt by the Committee of the next annual appraisal referred to in (3) above pending investment in shares of Company Stock at their appraised value.

      (5) All payments of a Participant's Matching Company Contributions Account which a Participant or the Participant's Beneficiary may become entitled to receive under the Plan on account of the Participant's retirement, death or other termination of employment shall be made in cash. Prior to any such payment, all vested shares of Company Stock in the Participant's Matching Company Contributions Account shall be converted into cash at the fair market value of such shares determined in accordance with
Article VIII(K) as of the Anniversary Date falling in the Plan Year of the Participant's retirement, death or other termination. Subject to Article V(E), payment shall be made as soon as administratively feasible after receipt by the Committee of the annual appraisal of Company Stock as of such Anniversary Date.

      (6) Each Participant's Matching Company Contributions Account shall be maintained in the number of shares and fractional shares of Company Stock in the Company Stock Fund allocated to such account and in the dollars and cents, representing the money market investments, if any, in the Company Stock Fund allocated to such account.

K-3. Investment of ESOP Contributions. ESOP Contributions to the Plan (made for Plan Years ending prior to January 1, 1996) shall be invested primarily in Company Stock. The Committee may direct the Trustee to incur debt obligations from time to time prior to January 1, 1996 to finance the acquisition of Company Stock by the Trust and also may direct the Trustee to pledge such Company Stock to secure such debt obligations. ESOP Contributions may be used to acquire shares of Company Stock from Company shareholders, from former Participants (or Beneficiaries) or from the Company, or shall be applied to repay debt obligations, including interest, incurred by the Trust for the acquisition of Company Stock. ESOP Contributions invested in Company Stock shall be held in an investment fund separate from the Company Stock Fund referred to in Article IV(J)(iv) above. Such fund is sometimes referred to herein as the "ESOP Company Stock Fund." The Trustee may also invest ESOP Contributions in savings accounts, certificates of deposit, short-term fixed income funds, high-grade short-term securities including commercial paper, common and preferred stocks, bonds or other investments desirable for the ESOP portion of the Plan, or ESOP Contributions may be held in cash. Such investments also shall be held in an investment fund separate from any of the investment funds described in Article IV(J) above. Such fund is sometimes referred to herein as the "ESOP Other Investments Fund." All investments of ESOP Contributions, including all dispositions of Company Stock, shall be made by the Trustee only upon the direction of the Committee, and all purchases of Company Stock shall be made at prices which do not exceed the fair market value of such shares, as determined in good faith by the Committee based on all relevant factors and in compliance with Article VIII(K). The Committee may direct that up to 100% of the assets of the ESOP portion of the Trust be invested and held in Company Stock.

L. Participants' Rights to Periodic Reallocation of Discretionary Company Contributions, Elective Contributions and Rollover Contributions Accounts. As of each Entry Date and as of any more frequent intervals designated by the Committee, each Participant shall be entitled to direct the Trustee in accordance with procedures established by the Committee to reallocate all or a portion of his Discretionary Company Contributions, Elective Contributions and Rollover Contributions Accounts so that, as of the date of such reallocation, specified percentages (in multiples to be designated by the Committee) of such Accounts shall be invested in one or more of the Investment Funds other than the Company Stock Fund. Upon receipt of timely instructions from the Committee (which shall be consistent with the directions of Participants desiring allocation or reallocation) the Trustee shall, not later than the month end following receipt of such instructions, invest or reinvest such portions of the aforesaid Accounts of Participants thus directing allocation or reallocation as will (immediately following such investment or reinvestment) result in the aforesaid Accounts of each such Participant being invested in the Investment Funds other than the Company Stock Fund substantially in accordance with the directions of each such Participant. However, no transfers between Investment Funds shall be permitted if prohibited by the rules applicable to the particular Investment Fund from or to which a transfer is to be made or by rules adopted by the Committee and communicated to the Participants.

M. Participants' Credit Accounts. The Trustee shall establish and maintain one or more Credit Accounts for each Participant, showing the balance in each of his Accounts other than ESOP Contributions Accounts (and in each of the Investment Funds, if applicable), and for such other purposes as may be useful in the administration of the Trust under this Agreement, and shall cause to be furnished to each Participant at least annually a statement of the Credit Accounts. The fact that Credit Accounts are established and maintained shall not be construed to mean under any circumstances or event that any Participant has title to any specific asset held in trust hereunder.

N. Periodic Revaluation of Investment Funds. As of each Valuation Date the Trustee shall determine as provided in Article IX(H) (Appraisal), or shall cause the organization(s) holding the assets of a particular Investment Fund, such as an insurance company or mutual fund, to determine the net earnings or the net loss of each Investment Fund including net capital gains or losses, if any, for the period ending on such date or since the previous Valuation Date, and shall revalue, or cause to be revalued, each Investment Fund so as to reflect the increase or decrease in the value of the investments of each Investment Fund as compared to the value of such investments as of the previous Valuation Date. To the extent an Investment Fund is invested in shares or units of participation in a mutual fund or pooled fund maintained by the Trustee, such shares or units of participation shall be valued th the manner they are normally valued by the mutual fund or pooled fund. To the extent an Investment Fund is invested in an annuity or deposit administration contract, including a guaranteed income contract or similar contract issued by an insurance company, it shall be valued in the manner such contract is normally valued by the insurance company. Notwithstanding the foregoing, Company Stock shall be valued as of each Anniversary Date as provided in Article VIII(K).

O. Periodic Adjustments to Accounts. Adjustments shall from time to time be made to each Participant's Accounts as follows:

      (1) The Trustee shall debit such Accounts currently in respect of any distributions of benefits therefrom.

      (2) Promptly following each revaluation of an Investment Fund pursuant to Paragraph (N) above, the Trustee shall allocate, or shall cause to be allocated, to each 401(k) Account invested in such Investment Fund a portion of the net earnings or net loss of such Investment Fund, including appreciation or depreciation in the value of the assets of such fund, such portion being determined by applying to such net earnings or loss the ratio which the balance of each 401(k) Account in such fund on the immediately preceding Valuation Date bears to the total of the balances of all 40 1(k) Accounts in such fund on such Valuation Date, but taking into account in a manner determined to be equitable by the Trustee (with the consent of the Committee) any Company Contributions to, or distributions from, such 401(k) Accounts since the immediately preceding Valuation Date. Notwithstanding the foregoing, the Trustee may allocate, or cause to be allocated, to each such 401(k) Account invested in such Investment Fund a portion of the net earnings or net loss of such Investment Fund, periodically and not less frequently than quarterly, on any other basis which in the Trustee's judgment is fair and equitable to Participants and which is based in substance on the sizes of the Accounts invested in such Investment Fund over the period during which such net earnings or net loss in value occurs; provided the Committee consents to such other basis of allocation.

      (3) The net income, or loss, of the ESOP portion of the Trust for each Plan Year shall be determined annually as of each Anniversary Date and shall be allocated to the ESOP Accounts of Participants as follows:

      (a) Each Participant's shares of the net income or loss of the ESOP portion of the Trust for the Plan Year shall be allocated to his Other Investments Account in the ratio which the balance of such Other Investments Account on the preceding Anniversary Date (reduced by the amount of any distribution of part of his ESOP Account from his Other Investments Account) bears to the sum of such balances for all Participants as of that date. The net income or loss, includes the increase or decrease in the fair market value of Trust assets of the ESOP portion of the Trust (other than Company Stock), interest income, dividends and other income or expenses, attributable to Trust assets of the ESOP portion of the Trust (other than allocated Company Stock) since the preceding Anniversary Date. Expenses shall not include any interest paid on a loan used by the Trust to purchase Company Stock or under an installment contract for the purchase of Company Stock, j~, an Exempt Acquisition Loan, unless shares of the Company Stock purchased with the proceeds of such loan or under such installment sales contract are released from the Unallocated Company Stock Account and allocated to Participants' Company Stock Accounts in accordance with the method described in
            Article IV(A-l)(2)(a) (the "Principal Only Method") in which case such interest shall be treated as an expense of the Trust.

      (b) Any cash dividends received on shares of Company Stock allocated to Participants' Company Stock Accounts shall be allocated to their respective Other Investments Accounts. Any cash dividends received on unallocated shares of Company Stock shall be allocated to each Participant's Other Investments Account in the same proportion which the number of shares of Company Stock allocated to the Participant's Company Stock Account bears to the total number of shares of Company Stock allocated to the Company Stock Accounts of all Participants. Any stock dividends received on Company Stock shall be credited to the Company Stock Account to which such Company Stock was allocated. Any cash dividends which are currently distributed to Participants or used to make payments on an Exempt Acquisition Loan under Article IX(Q) shall not be credited to their Other Investments Accounts.

      (c) Rights to purchase Company Stock received by the Trustee with respect to a Participant's Company Stock Account shall be allocated in like manner as a dividend. After such allocation, the Committee shall determine with respect to each such Participant's Other Investments Account the maximum number of rights and fractions thereof which can be exercised by the use of the available cash therein; and shall instruct the Trustee to (and the Trustee shall) sell and exercise rights accordingly. The Company Stock thus purchased shall be allocated among the Participants' Company Stock Accounts in accordance with the rights therein which were exercised. Rights for the purchase of other than Company Stock received by the Trustee with respect to Company Stock in a Participant's Company Stock Account shall be sold and the proceeds allocated in like manner as a cash dividend.

      (d) In the event of a merger, reorganization or recapitalization in which Company Stock in the ESOP portion of the Trust is exchanged for other stock or securities, the Trustee shall effect such exchange with respect to all Company Stock in the ESOP portion of the Trust and the Committee shall allocate the stock and securities received in such exchange among the Participants' Company Stock Accounts in proportion to the number of shares and fractions of a share of Company Stock allocated or allocable to said accounts at the time of such exchange. Thereafter, such stock or securities shall be deemed to be Company Stock for all purposes of this Plan, except as the Committee may otherwise determine. Any fractional share or fractional unit received in such exchange shall be handled in like manner as a fractional share in a stock dividend.

      (4) As of each Anniversary Date, the Trustee shall credit each Discretionary Company Contributions Account in the same proportion as Discretionary Company Contributions are to be credited under Article IV(A-2) above, with respect to any forfeitures occurring or becoming final, as the case may be, since the previous Anniversary Date, as provided in Paragraph (Q) below (Forfeitures).

      (5) Expenses and compensation of the Trustee and Committee may be charged to the Accounts of Participants as provided in Article XI(P).

P. Fixed Accounts. Upon the termination of a Participant's employment with the Company, whether due to his retirement, death, disability or other cause whatsoever, he shall cease to be a Participant for purposes of Article III and, except for benefits payable or distributable under this Agreement, shall cease to have any further right, title or interest in the Plan and Trust; provided, further, that -

      (1) Such Participant's Accounts, except to the extent his Discretionary Company Contributions Account may be forfeited, shall become fixed and Vested at their balances as of the close of the Valuation Date coinciding with or next following the date of such termination. "Valuation Date" with respect to a Participant's 401(k) Accounts other than Matching Company Contributions Accounts shall mean the last day of each calendar quarter or other date occurring regularly more frequently than quarterly (including daily) designated by the Committee and communicated to the Participants in writing. Valuation Date with respect to a Participant's ESOP Accounts and Matching Company Contributions Accounts means the Anniversary Date coinciding with or next following the date of such termination. Otherwise, subject to Article IV(R), if such termination shall be by reason of his death, disability, attainment of Normal Retirement Age or shall occur subsequent to his completion of at least 1,000 Hours of Service in the Plan Year of termination, his Discretionary Company Contributions Account shall participate in the allocation of Company contributions and forfeitures under Paragraphs (A-2) and (O)(4) of this Article IV as of the Anniversary Date coinciding with or next following his termination to the same extent as if he were still a Participant. At the election of the Participant, payment of the Participant's entire Vested 401(k) Accounts under Article V, (i) may be deferred until after any Discretionary Company Contribution allocable to his Discretionary Company Contributions Account for the Plan Year of termination is made or until after the Participant's Matching Company Contributions Account is valued pursuant to Article VIII(K), or (ii) the portion of such Vested 401(k) Accounts not including such Discretionary Company Contribution and Matching Company Contributions may be paid as soon as administratively feasible after the applicable Valuation Date, and such Discretionary Company Contribution may be paid as soon as administratively feasible after it is made to the Trust and such Matching Company Contributions Account may be paid as soon as administratively feasible after it is valued. Notwithstanding the foregoing, if the Valuation Date described above is subsequent to the Participant's Required Beginning Date then such Valuation Date shall be the Valuation Date immediately preceding the Participant's Required Beginning Date.

      (2) In determining the balance of any Account under (1) above, there shall be included any Company Contributions and other items which have been or should be credited or debited to such Account as of the Valuation Date or prior thereto. Thereafter, no further credits or debits shall be made to said Account, except as provided in (1) above and except for:

            (a)   Distributions therefrom,

            (b)   Special expenses chargeable thereto under Article XI(P)(2)(b),

            (c)   Matters mentioned in Subparagraphs (3) below, and

            (d) Any Elective Contributions and Matching Company Contributions made to the Trust with respect to the Participant after the Valuation Date.

      (3) If prior to the termination of the Participant's employment the Trustee was investing any of his Accounts in accordance with the Participant's instructions, the Trustee shall continue to invest such Accounts in accordance with such instructions for as long as administratively feasible prior to the time such Accounts are paid to the Participant. Any vested Account not being invested in accordance with the Participant's instructions and not required to be paid to the Participant as soon as administratively feasible after its amount is determined, e.g., if payment of such Vested Account is deferred until the Participant's Normal Retirement Date, shall continue to be credited or debited with is allocable share of the profits or losses of the Trust Fund, or of the separate Investment Funds in which it is invested, (after subtracting any Trustee fees and expenses of the Trustee and Committee chargeable to such Fund) according to such reasonable and uniform practice as the Trustee shall adopt or the Committee shall direct.

Q. Forfeitures. With respect to all or part of a Participant's Discretionary Company Contributions Account which is subject to forfeiture under Article V(C) below (Early Retirement; Vesting Schedules) -

      (1) If the Participant elects under Article V(A)(1) and (C) to receive the Vested part of his Discretionary Company Contribution Account, if any, in a Lump Sum as promptly as possible after the termination of his employment and such forfeiture is not contested, on the last day of the Plan Year in which the Participant's employment terminates the forfeited part of his Discretionary Company Contributions Account shall become final and be credited to other Discretionary Company Contributions Accounts, as provided by Article IV(O)(4) above (Periodic Adjustments to Accounts). If the Participant is not Vested in any part of his Discretionary Company Contributions Account, he shall be deemed to have elected to receive the Vested part of such Account, namely zero, in the manner provided above.

      (2) If the Participant elects under Article V(A)(2) and (C) to receive the Vested part of his Accounts, if any, in any form permitted by the Plan other than a Lump Sum, on the last day of the Plan Year in which the Participant receives the payment of a portion of the Vested part of his Discretionary Company Contributions Account, part of the nonvested portion of such account shall be treated as forfeited and shall be credited to other Discretionary Company Contributions Accounts as provided in (1) above. Such part shall be the total nonvested portion of the Participant's Discretionary Company Contributions Account multiplied by a fraction, the numerator of which is the amount received by the Participant from his Discretionary Company Contributions Account in the Plan Year and the denominator of which is the Participant's Vested Discretionary Company Contributions Account balance as of the last day of the previous Plan Year; provided, however, that if the Participant incurs five consecutive One-Year Breaks in Service the remaining nonvested portion of the Participant's Discretionary Company Contributions Account shall be forfeited and allocated to other Discretionary Company Contributions Accounts as of the last day of the Plan Year in which the fifth consecutive One-Year Break in Service occurs.

      (3) In the event (2) above applies, or if such forfeiture is contested, it shall be held in suspense and, while so held, shall be subject to debits and credits under Paragraph (G) above in the same manner as an active Participant's Discretionary Company Contributions Account, except that Discretionary Company Contributions and other forfeitures shall not be credited thereto. Later, when its status is finalized, it shall (adjusted by debits and credits as aforesaid) either be paid to the terminated Participant to the extent successfully contested by him or credited to other Discretionary Company Contributions Accounts as provided by (1) and(2) above.

R. Additional Participant Allocations. If for any Plan Year the Plan would otherwise fail to meet the requirements of Code Section 410(b)(1) and the Regulations thereunder because the Company's Discretionary Company Contribution, if any, has not been allocated to a sufficient percentage of Employees who are not Highly Compensated Employees for the Plan Year, then the following rules shall apply:

      (1) Subject to (3), (4) and (5) below, the group of Participants eligible to share in the Company's Discretionary Company Contribution and forfeitures, if any, for the Plan Year shall be expanded to include the minimum number of additional non-Highly Compensated Employees who would not otherwise be eligible as are necessary to satisfy the test specified above. The specific additional non-Highly Compensated Employees who shall become eligible to share under this subparagraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated non-Highly Compensated Employees, have completed the greatest number of Hours of Service in the Plan Year.

      (2) Subject to (3), (4) and (5) below, if after application of subparagraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Company's Discretionary Company Contribution and forfeitures, if any, for the Plan Year shall be further expanded to include the minimum number of additional non-Highly Compensated Employees who are not actively employed on the last day of the Plan Year but are Vested in at least some portion of their Discretionary Company Contribution Accounts as are necessary to satisfy the applicable test. The specific additional non-Highly Compensated Employees who shall become eligible to share under this subparagraph shall be those non-Highly Compensated Employees who, when compared to similarly situated non-Highly Compensated Employees, have completed the greatest number of Hours of Service in excess of 500 in the Plan Year before terminating employment.

      (3) The only Employees eligible to share in the Company's Discretionary Company Contribution and forfeitures, if any, for the Plan Year under this Paragraph (R) shall be non-Highly Compensated Employees who were Participants as of either Entry Date falling within the Plan Year but who either failed to complete the number of Hours of Service required under Article IV(P)(l) to share in the Company's Discretionary Company Contribution and any forfeitures for the Plan Year or failed to be actively employed by the Company on the last day of the Plan Year.

      (4) Nothing in this Paragraph (R) shall permit the reduction of a Participant's Accrued Benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Company shall make an additional Discretionary Company Contribution equal to the allocations such additional non-Highly Compensated Employees would have received had they initially been eligible for allocations, even if such contribution exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this Paragraph
(R) shall be considered a retroactive amendment effective in the Plan Year and adopted within the time permitted by Code Section 401(b).

      (5)   Any corrective action for a Plan Year required to be taken by (1),
(2), (3) and/or (4) above must be taken on or before the 15th day of the 10th month after the close of such Plan Year.

S. Accounting for Allocations. The Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Article IV. The Committee shall maintain adequate records of the cost basis of Company Stock allocated to any Participant's Company Stock Account. The Committee shall also keep separate records of shares of Company Stock purchased with an Exempt Acquisition Loan and of Company contributions (and any earnings thereon) made for a Plan Year ending before 1996 for the purpose of enabling the Trustee to repay any Exempt Acquisition Loans. From time to time, the Committee may modify its accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Article IV and the applicable requirements of the Code and ERISA.

                                    ARTICLE V
                         RETIREMENT BENEFITS AND VESTING

A. Normal Retirement. A Participant may retire from the employment of the Company at his Normal Retirement Date, whereupon the Trustee shall as promptly as administratively feasible arrange to make benefits available to the Participant as follows:

      (1) Except as provided in (3)-(5) below, the balance of the Participant's Fixed Account shall be paid in a Lump Sum.

      (2) In no event shall the Participant's Account be paid later than his Required Beginning Date.

      (3) If the balance of the Participant's ESOP Account exceeds the Adjusted Equivalent of $500,000, the balance of such account shall be paid in regular installments beginning not later than one year after the close of the Plan Year in which the Participant retires over a period of years equal to five plus one additional year (but not more than five additional years) for each Adjusted Equivalent of $100,000 or fraction thereof by which the balance of such account exceeds the Adjusted Equivalent of $500,000 provided that such total period of years shall not exceed the life expectancy of the Participant or the joint life expectancy of such Participant and his designated Beneficiary, and provided further, that the amount to be distributed each year, commencing with the year in which the Participant's Required Beginning Date falls, must be at least an amount equal to the quotient obtained by dividing the entire interest of the Participant under the ESOP portion of the Plan at the time the distribution is made (expressed in either dollars or units) by the life expectancy of the Participant and his designated Beneficiary (whichever is applicable).

      (4) For purposes of paragraph (3) above life expectancy shall be computed by use of the return multiples included in Section 1.72-9 of the Income Tax Regulations or such other applicable successor regulations which may be issued by the Internal Revenue Service. For purposes of paragraph (3) above, the Participant's life expectancy, and the joint life and last survivor life expectancies of the Participant and his designated Beneficiary, if such designated Beneficiary is the Participant's spouse, may be recalculated from time to time but not more frequently than annually, but the life expectancy of a designated Beneficiary other than the Participant's spouse may not be recalculated.

      (5) If the installments required by paragraph (3) above are payable to the Participant and a designated Beneficiary who is not the Participant's spouse, the payments to be made to the Participant on or after the Participant's Required Beginning Date must satisfy the incidental benefits requirements of
Section 401(a)(9) of the Code and the Regulations thereunder. Notwithstanding the foregoing, a Participant's Normal Retirement Date under the Plan shall not be construed as a mandatory retirement date.

B. Late Retirement. If a Participant shall continue in the Company's employ beyond his Normal Retirement Date (in which event he shall remain a Participant in the Plan for all purposes), no retirement benefits shall be payable to him under this Agreement until his actual retirement, at which time the same steps shall be taken as in the case of normal retirement, provided that in no event shall such benefits be paid or commence to be paid later than the Required Beginning Date or other deadline specified in Article V(D).

C. Early Retirement; Vesting Schedules for Discretionary Company Contributions; Full Vesting of ESOP Contributions, Elective Contributions and Matching Company Contributions. Upon retirement of a Participant prior to his Normal Retirement Date, the Trustee shall as promptly as possible (but subject to Article V(E)) arrange to make benefits available to the Participant (except as otherwise provided in Article X(A) and in Article XII) in the same manner and form as at normal retirement; provided, however, that -

      (1) Such Participant shall be entitled only to a percentage of the balance in his Discretionary Company Contributions Account based upon the number of his Years of Service, as follows:

    Years of                     Percentage Vesting in Discretionary
    Service                        Company Contributions Account
    -------                        -----------------------------
less than 3                                     0%
3 but less than 4                              20%
4 but less than 5                              40%
5 but less than 6                              60%
6 but less than 7                              80%
7 or more                                     100%

      (2) In computing a Participant's period of service for purposes of (1) above, he shall be credited with one Year of Service for each Plan Year, i.e., the vesting Computation Period, during which he has completed at least 1,000 Hours of Service with the Company (regardless of whether or not he was a Participant at such time) except that the following shall not be counted:

            (a) For purposes of determining his Vested percentage in such account following a break in service, Years of Service during vesting Computation Periods prior to a One-Year Break in Service shall not be counted unless and until the Employee completes 1,000 Hours of Service during the 12 consecutive month period beginning on the date he first completes one Hour of Service (his "Re-employment Commencement Date") or during any subsequent 12 consecutive month period beginning on an anniversary of his Re-employment Commencement Date; and

            (b) In the case of a Participant or other Employee who does not have a Vested right to an Accrued Benefit derived from Discretionary Company Contributions, i.e., who is not Vested in any part of his account balances under the Plan derived from Discretionary Company Contributions, Years of Service prior to a period of consecutive One-Year Breaks in

                  Service shall not be counted if the number of consecutive One-Year Breaks in service in such period equals or exceeds five (excluding from the number of Years of Service before such period any Years of Service not required to be counted hereunder by reason of any prior break in service);

provided, further, that Years of Service after five or more consecutive One-Year Breaks in Service shall not be counted for purposes of determining the Vested percentages under (1) above of the Participant's Accrued Benefit derived from Discretionary Company Contributions which accrued before such five or more consecutive One-Year Breaks in Service.

      (3) If a Participant's eligibility Computation Period overlaps two vesting Computation Periods and he completed 1,000 Hours of Service during such eligibility Computation Period but failed to complete 1,000 Hours of Service in either of the overlapped vesting Computation Periods, then the Year of Service completed for eligibility to participate shall be deemed a Year of Service for the vesting Computation Period during which such eligibility Computation Period ended.

      (4) The portion of such Participant's Discretionary Company Contributions Account to which he is not entitled under (1) above, if any, shall be forfeited and allocated among the other Participants' Discretionary Company Contributions Accounts pursuant to Article IV(Q) (Forfeitures). If, following a distribution of the Vested portion of a partially Vested Participant's Account, he is re-employed by the Company in circumstances where he has not sustained five consecutive One-Year Breaks in Service, then, following such re-employment, the portion of the Participant's Account which was forfeited will be restored to its amount on the date of distribution if the Participant repays to the Trust the full amount of the distribution attributable to Discretionary Company Contributions before the earlier of 5 years alter the first date on which the Participant is re-employed by the Company, or the date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of the distribution. If a Participant who was not Vested in any part of his Discretionary Company Contributions Account or was deemed to have received a distribution pursuant to
Article IV(Q)(1) or Article IV(Q)(4), and the Participant is reemployed by the Company in circumstances where he has not sustained five consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the forfeited Account balance of the Participant will be restored to amount on the date of such deemed distribution. The funds to be used to restore such account shall first be obtained out of forfeitures, if any, and next out of Company contributions to the Trust, for such Plan Year or succeeding Plan Years.

      (5)   [Reserved]

      (6) Notwithstanding the foregoing provisions, a Participant's Discretionary Company Contributions Account shall be fully Vested at his Normal Retirement Age.

      (7) A Participant's ESOP Account, Elective Contributions Account and Matching Company Contributions Account shall at all time be fully and immediately Vested.

D. Deadline for Payment of Benefits; Required Beginning Date. The following deadlines shall apply to the payment, or commencement of payment, of any benefits under the Plan:

      (1) Unless the Participant shall otherwise elect, the payment of benefits under the Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of the following:

      (a) The date on which he attains the earlier of age 65 or Normal Retirement Age;

      (b) The tenth anniversary of the year in which he commenced participation in the Plan; or

      (c)   The termination of his service with the Company.

If the Participant under another provision of this Agreement may elect to defer the payment, or commencement of payment, of benefits under the Plan beyond the latest of the foregoing dates, such election shall be subject to (2) below and to the distribution rules of Article V(A), must be submitted to the Committee in writing, signed by the Participant, and must describe the benefit and the date on which payment of such benefit shall be made or shall commence.

      (2) Any benefits payable under the Plan to a Participant shall be paid, or shall begin to be paid, not later than April 1 of the calendar year following the calendar year in which (i) the Participant attains age 70-1/2 or (ii) the Participant's employment terminates, whichever is later, except in the case of a Participant who is a 5-percent owner (as defined in Code Section 416), clause
(ii) above shall not apply. A Participant who attained age 70-1/2 in 1996 and who did not retire from employment with the Company by the end of 1996 may elect by December 31, 1997 to defer payment or the commencement of payments of the benefits required under the terms of the Plan in existence in 1996 to be paid, or to commence, between August 20, 1996 and December 31, 1997 until no later than April 1 following the calendar year in which the Participant retires from employment with the Company. In the Plan the date by which any such benefits must be paid, or begin to be paid, as specified above in this paragraph, is called the "Required Beginning Date".

E. Cash-Outs. Notwithstanding anything in this Article V or in Article VI to the contrary, if at the time of a Participant's death or other termination of employment occurring in any Plan Year beginning after August 5, 1997 the present value of any Accrued Benefit payable to or with respect to him under the Plan, i.e., the Vested portion of his Fixed Account derived from Company contributions plus his account, if any, derived from nondeductible employee contributions made by him to the Trust does not exceed, or at the time of any prior distribution did not exceed, $5,000, such benefit shall be paid to his Beneficiary or to him in a Lump Sum. If a Participant's employment terminates in any Plan Year beginning after August 5, 1997 before his Normal Retirement Date for any reason other than his death and such Accrued Benefit exceeds, or at the time of any prior distribution exceeded, $5,000, the Participant shall have the right to elect in writing delivered to the Committee to defer payment of such Accrued Benefit (subject to adjustment for profits or losses and fees and expenses as provided in Article IV(C)(3) and (5)) to the Participant's Normal Retirement Date. The failure of such a Participant to timely elect either a Lump Sum or installments as permitted by Article V(C) and Article V(A)(l) and (2) shall be deemed an election by the Participant to defer payment of any such Accrued Benefit to his Normal Retirement Date as provided above. If payment of the Participant's Accrued Benefit is so deferred, such Accrued Benefit shall be paid to the Participant as soon as administratively feasible in a Lump Sum after the Valuation Date coinciding with or next following the earlier of (i) the Participant's Normal Retirement Date or
(ii) receipt by the Committee of the Participant's written election to receive a distribution from the Plan prior to his Normal Retirement Date.

F. Limitations on Payment of Benefits Derived from Elective Contributions and Matching Company Contributions. In no event shall any distribution from a Participant's account which is attributable to Elective Contributions or Matching Company Contributions (other than a hardship distribution under Article VI(E)) be made earlier than: (1) the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2; (2) the termination of the Plan and Trust pursuant to Article X without establishment of a successor plan; (3) the date of sale by the Company of substantially all of its assets to a corporation in whose employment the Participant continues; or
(4) the date of sale by the Company of a subsidiary in whose employment the Participant continues.

G.    Termination of Employment by Reason of Dissolution. Subject to Paragraph
(F) above, if a Participant's employment shall terminate by reason of complete or partial liquidation or dissolution of the Company, then such Participant shall be deemed to have retired under Article V(A), (B) or (C), as the case may be, except that, for purposes of said Paragraph (C) (Early Retirement; etc.), his percentage Vesting in his Discretionary Company Contributions Account shall be 100%.

H. Termination of Employment in Other Circumstances. Subject to Paragraph (F) above, if a Participant's employment shall terminate for any reason not covered by Article V(G) (Dissolution) or Article VI(A) (Death, etc.) or (D) (Disability), he shall be deemed to have retired and shall be entitled to only such benefits as are provided by Article V(A), (B) or (C), as the case may be.

I. Temporary Absences. With regard to temporary absences, it is agreed as follows:

      (1) If the Participant or other Employee shall be absent from active employment with the Company without pay for a period not exceeding one year on account of (i) illness, (ii) mental or physical disability, (iii) leave of absence granted by the Company in accordance with uniform and nondiscriminatory rules so that all employees in similar circumstances are treated alike, or (iv) temporary layoff (an "Unpaid Absence"), his employment with the Company or participation in the Plan, as the case may be, shall not be deemed to have terminated solely on account of such Unpaid Absence and during such Unpaid Absence he shall be provisionally credited with Hours of Service at the same weekly rate (not exceeding 40 hours per week) he was being credited with Hours of Service at the time such Unpaid Absence commenced; provided, however, that the maximum number of Hours of Service required to be credited under this paragraph (1) on account of any single continuous period of Unpaid Absence is 501 less the number of Hours of Service, if any, required to be credited under
Article I(A)(23)(b) on account of a single continuous period of paid illness, incapacity (including disability), leave of absence or layoff, which immediately precedes the Unpaid Absence, provided, further, that if he does not resume active employment within thirty (30) days from the expiration of such illness, disability, or leave of absence, or if he fails promptly to report for work upon being recalled from such layoff, his employment or participation, as the case may be, shall be deemed to have terminated on the date when such Unpaid Absence commenced, and he shall not be credited with any Hours of Service on account of such Unpaid Absence, provided, further, that his Valuation Date shall be the Valuation Date coinciding with or preceding the expiration of such thirty (30) day period.

      (2) If the Participant or other Employee shall leave the active employment of the Company for the purpose of becoming (and thereupon becomes) a member of the Armed Forces of the United States, his employment with the Company or participation in the Plan, as the case may be, shall not be deemed to have terminated solely on account of such absence and during such absence he shall be credited with Hours of Service at the same weekly rate (not exceeding 40 hours per week) he was being credited with Hours of Service at the time such absence commenced; provided, however, that if he does not resume active employment within ninety (90) days after his first eligibility for release or discharge from said Armed Forces, his employment or participation, as the case may be, shall be deemed to have terminated on the date when such absence commenced, provided, further that his Valuation Date shall be the Valuation Date coinciding with or preceding the expiration of such ninety (90) day period.

      (3) During any period when a Participant or other Employee is not in fact actively employed by the Company, he shall not be regarded as receiving any Compensation except such as the Company may actually pay to him during such period.

      (4) If contributions or other credit or debit items shall be allocated to a Participant's account due to the provisions of Subparagraph (1) above and it shall later be determined that such Participant's employment should be deemed to have theretofore terminated, then the Trustee upon notification thereof shall treat such allocations as erroneous and shall reasonably endeavor to undo the effects thereof.

      (5) If the Participant timely resumes active employment (or reports for work) as contemplated by (1) or (2) above but his resumed employment is terminated (other than by death, permanent and total disability, normal or late retirement, or complete or partial dissolution or liquidation of the Company) prior to his having been in the Company's continuous employ for a period at least equal to the lesser of (a) six (6) months or (b) the period from the commencement of the absence in question to the resumption of his active employment, then his employment or participation, as the case may be, shall be deemed to have terminated on the date when such absence commenced.

      (6) The foregoing provisions of this Paragraph (I) shall not prevent the Company and the Participant or other employee in question from mutually determining in writing that his status as an employee or Participant, as the case may be, shall terminate (or have terminated) at any designated time, either with or without cause.

      (7) The foregoing provisions of this Paragraph (I) are subject to any contrary requirements, more favorable to the Participant or other employee in question, contained in Article 11(B), Article 11(C) or Article V(C).

      (8) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. This provision is effective as of December 12, 1994.

J. Manner of Payment of Benefits Under ESOP Portion of Plan; Company Stock or Cash. The benefits payable to a Participant (or to a Beneficiary under Article
VI) under the ESOP portion of the Plan shall be payable in the following manner:

      (1) Except as provided in (2) below, distribution of a Participant's Vested ESOP Account shall be made entirely in whole shares of Company Stock, except that the value of any fractional shares shall be paid in cash. If Company Stock acquired with the proceeds of an Exempt Acquisition Loan available for distribution consists of more than one class, substantially the same proportion of each class shall be distributed. Any balance in his Other Investments Account, subject to (2) below, shall be used to acquire for distribution to him the maximum number of whole shares of Company Stock which can be acquired with said balance at their then fair market value.

      (2) Notwithstanding the provisions of paragraph (1) above, at the direction of the Committee a Participant's Vested ESOP Account may be distributed to him (or to his Beneficiary) in cash, or partially in cash and partially in Company Stock, instead of in shares of Company Stock; provided, however, that any Participant (or Beneficiary) shall have the right to demand that the Participant's Vested ESOP Account be distributed to him in the form of Company Stock. If the Committee desires to cause a Participant's Vested ESOP Account to be distributed in cash, it shall so notify the Participant (or Beneficiary) in writing and in such written notice shall advise the Participant (or Beneficiary) of his or her right to demand distribution in Company Stock. If within 30 days after receipt of the aforesaid notice the Participant (or Beneficiary) does not request distribution of his or her Vested ESOP Account in Company Stock, or if at any earlier time after receipt of such notice the Participant (or Beneficiary) agrees in writing to accept such distribution in cash, his Vested Account shall be distributed in cash. Notwithstanding the foregoing provisions of this paragraph (2) neither the Participant nor his Beneficiary shall have the right as described above to demand distribution of the Participant's Vested ESOP Account in Company Stock if at such time the Company's Articles of Incorporation or By-laws restrict the ownership of substantially all outstanding securities of the Company to employees of the Company, any Related Company, and/or to a trust described in Section 401(a) of the Code.

      (3) The right of a Participant under (1) and (2) of this Paragraph (J) to demand that his ESOP Account be distributed in shares of Company Stock shall not apply to "diversification" distributions made pursuant to Article V(M).

K. Put Option; Restrictions; Right of First Refusal; Applicable to ESOP Portion of the Plan. It is agreed as follows:

      (1) Shares of Company Stock in a Participant's Company Stock Account shall when distributed by the Trust be subject to a put option if at such time they are not readily tradable on an established securities market within the meaning of Section 409(h) of the Code. Such put option shall be in substantially the form attached as Exhibit A hereto and shall be granted by the Company. If so directed by the Committee, the Trust shall assume the rights and obligations of the Company under the put option granted hereunder. Such put option shall be nonterminable in that it shall continue to apply to shares of Company Stock purchased with an Exempt Loan after such loan has been repaid or if the ESOP portion of the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

      (2) Transactions of the Trust involving shares of Company Stock, including distributions, purchases and sales, shall be made only in compliance with applicable federal and state securities laws and regulations and in accordance with the constitutions, by-laws and rules of any securities exchanges on which Company Stock may be listed. For example but not by way of limitation, where necessary in order to comply with such constitutions, by-laws, rules, laws and regulations, shares of Company Stock distributable hereunder must be acquired for investment and not with a view to a public distribution thereof, the distributee may be required by the Committee to make a written representation to such effect. Also, certificates evidencing shares of Company Stock distributed under the Plan may bear any legend required by the Committee to insure compliance with any such securities laws and regulations. Shares of Company Stock distributed hereunder shall be subject to all restrictions and limitations imposed upon their disposition or transfer and all options to purchase Company Stock imposed or provided for in the Company's articles of incorporation and by-laws, as amended from time to time, provided that such restrictions and limitations are applicable to all outstanding shares of the same class of stock.

      (3) So long as shares of Company Stock are not readily tradable on an established securities market within the meaning of Section 409(h) of the Code, shares of Company Stock that are distributed in accordance with the provisions of the Plan from a Participant's ESOP Account shall be subject to a right of first refusal on the part of the Trust and of the Company, in that order, in the event the distributee of said shares desires to sell all or any part of same to a purchaser other than the Trust or the Company. Said right shall consist of an obligation of the distributee to inform the Committee, in writing, of his intention to sell the said shares upon terms (described in said notice) that have been offered by a third party purchaser in good faith, followed by the right of the Trust (and if the Trust declines said right, the Company) to purchase said shares at a price equal to the greater of (a) the then fair "market" value of said shares or (b) the purchase price offered by said purchaser, and otherwise upon terms no less favorable to the seller than in the above-described good faith offer. The right of first refusal shall lapse fourteen (14) days after the distnbutee has given the written notice referred to above. Certificates evidencing shares of Company Stock distributed under the Plan may bear any legend required by the Committee to insure compliance with this paragraph (3). Also, the Committee may cause the distribution of any shares of Company Stock under the Plan to be conditioned on the signing of a separate agreement by the Participant or other distributee spelling out the details of the right of first refusal imposed by this paragraph (3). In the event that shares of Company Stock become readily tradable on an established securities market, this paragraph (3) shall not apply.

L. Dividends on Company Stock in Participants' ESOP Accounts and Advance Distributions. It is agreed as follows:

      (1) Cash dividends on Company Stock which is allocated to Participants' Company Stock Accounts (i) may be retained in the Trust and allocated to Participants' Other Investments Accounts pursuant to Article V(D), (ii) may be paid to Participants currently or from time to time in periodic payments after receipt by the Trust (but not if held by the Trust for a two year period or longer), or, (iii) subject to the limitations in Article IX(Q), may be applied together with dividends on Company Stock in the ESOP portion of the Plan not allocated to Participants' Company Stock Accounts to make payments on an Exempt Acquisition Loan. Cash dividends on Company Stock acquired by the Trust after August 4, 1989 (or such later date which may be applicable under any of the transition rules adopted in connection with the amendment of Section 404(k) of the Code by the Revenue Reconciliation Act of 1989) may be applied to make payments on an Exempt Acquisition Loan the proceeds of which were used to acquire the Company Stock with respect to which the dividend is paid. If any dividends paid with respect to any such Company Stock which is allocated to the Company Stock Account of a Participant are used to make payments on an Exempt Acquisition Loan as described in (iii) above, Company Stock with a fair market value not less than the amount of such dividends shall be allocated to the Company Stock Account of such Participant for the Plan Year which (but for the application of such dividends to make payments on the Exempt Acquisition Loan) would have been allocated to the Other Investments Account of the Participant. The method of treating such dividends shall be determined from time to time by the Committee in its sole Discretion, exercised in a manner which does not discriminate in favor of Highly Compensated Employees.

      (2) To mitigate any financial hardship to a Participant after his Separation from Service and before his ESOP Account is distributable, the Committee may direct the Trustee to advance to him or to his Beneficiary a partial distribution not to exceed one-half of his ESOP Account as then estimated by the Committee. If any such partial distribution is made, the Participant's ESOP Account when computed shall be reduced by the amount of any such advance.

M.    Diversification Election with Respect to ESOP Accounts.

      (1) Within ninety (90) days after the close of each Plan Year, in the Qualified Election Period, each Qualified Participant may elect to direct the Committee to cause the Trustee to distribute to him at least twenty-five percent (25%) of that portion of his Post 1986 Company Stock Account to the extent such portion exceeds the amount to which a prior election, if any, applies. In the case of the sixth year of the Qualified Election Period, the preceding sentence shall be applied by substituting "fifty percent (50%)" for "twenty-five percent (25%)." The portion of a Participant's Post 1986 Company Stock Account covered by such an election shall be distributed within 90 days after the period during which the election may be made. If the distribution is made in whole or in part in shares of Company Stock, these shares shall be subject to the requirements of
Article V(K) of the Plan. However, the provisions of Article V(K)(l) and (2) shall not apply to a distribution made pursuant to this Article V(M).

      (2)   For purposes of this Article V(M), the following definitions apply:

      (a) "Qualified Election Period" means the six Plan Year period beginning with the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

      (b) "Qualified Participant" means any Participant who has attained age fifty-five (55) and has completed ten (10) years of participation under the ESOP portion of the Plan.

      (c) "Post 1986 Company Stock Account" means shares of Company Stock in the Qualified Participant's Company Stock Account acquired by or contributed to the Trust after December 31, 1986. However, in the discretion of the Committee "Company Stock Account" may be substituted in place of the term "Post 1986 Company Stock".

                                   ARTICLE VI
                                 OTHER BENEFITS

A. Death, Spousal Consent to Designation Required if Spouse is not Beneficiary. Upon the death of a Participant irrespective of whether his employment has theretofore terminated, the Participant's account shall be fully vested and the Trustee shall arrange as promptly as possible to pay, or commence to pay, the entire balance of such Participant's Account to his surviving spouse (who, subject to the following provisions of this sentence, shall be deemed the Participant's designated Beneficiary), or if there is no surviving spouse, or the surviving spouse has consented in writing to the designation of another Beneficiary by the Participant, to the Participant's designated Beneficiary, subject, however to (B) and (C) below. Any such written consent by the Participant's spouse shall acknowledge the effect of the consent and be witnessed by a representative of the Plan or a notary public. A representative of the Plan shall include any member of the Committee or any other person designated by the Committee for this purpose. No designation by a married Participant of a Beneficiary other than the Participant's spouse or method of payment shall be changed by the Participant without the written consent of the Participant's spouse unless the written consent of the spouse to the first designation expressly permits further designations by the Participant without any requirement of further consent by the spouse. No such written consent of the spouse of a Participant need be obtained if it is established to the satisfaction of the Committee that such spouse can not be located or that such other circumstances as may be described in Treasury Regulations promulgated under Section 417(a)(2)(B) of the Code exist. The Participant's Account shall be paid to the Participant's surviving spouse or other designated Beneficiary as follows:

      (1) Except as provided in (2) below, the balance of such Account shall be paid in a Lump Sum not later than one year after the close of the Plan Year in which the Participant's death occurs.

      (2) If the balance of the Participant's ESOP Account exceeds the Adjusted Equivalent of $500,000, the balance of such ESOP Account shall be paid in substantially equal periodic payments (not less frequently than annually) beginning not later than one year after the close of the Plan Year in which the Participant's death occurs over a period of years equal to five plus one additional year (but not more than five additional years) for each Adjusted Equivalent of $100,000 or fraction thereof by which the balance of such ESOP Account exceeds the Adjusted Equivalent of $500,000, subject, however, to (C) below.

B. Designation of Beneficiary and Method of Distribution. Subject to Paragraphs (A) (requiring spousal consent if a person other than the Participant's spouse is to be designated as a Beneficiary) and (C) (imposing certain restrictions on distributions from the Plan on account of the death of the Participant) of this Article VI, a Participant shall have the right from time to time to file with the Committee a written designation of Beneficiary and method of distribution of death benefits under the Plan, which designation may from time to time be amended or revoked. As part of such written designation the Participant may specify that his designated Beneficiary may, after the Participant's death, elect the method of distribution of such death benefits. In the absence of an effective designation of method of distribution of death benefits by the Participant at the time of his death his designated Beneficiary shall have the right after the Participant's death to elect such method of distribution. Any election of the method of distribution of death benefits by the Participant's designated Beneficiary shall be made in accordance with rules established by the Committee, shall be made not later than 60 days before the latest date permitted for the payment, or commencement of payment, of the Participant's interest in the Plan to the Beneficiary under Paragraph (C) of this Article VI, and shall be subject to all of the applicable requirements of Paragraphs (A) and (C) of this Article
VI. In the event there is more than one Beneficiary no such election shall be valid unless consented to by all Beneficiaries. If the Beneficiary (i) is the surviving spouse of the Participant, (ii) has the right to elect the method of distribution of death benefits, and (iii) desires to defer payment, or commencement of payment, of such death benefits under Paragraph (C)(2)(b) of this Article VI, such Beneficiary must so notify the Committee within 300 days of the Participant's death. Upon receipt of any such designation or notice, the Committee shall inform the Trustee, who shall (subject to Paragraphs (A) and (C) of this Article VI) in turn take any and all steps reasonably necessary to make the same effective; provided, however,-

      (1) No designation of Beneficiary, and no amendment or revocation thereof, shall become effective if filed after such Participant's death, unless the Committee and Trustee shall determine such designation, amendment or revocation to be valid.

      (2) Any designation by a Participant of the individual who is the Participant's spouse at the time of the designation as the Participant's Beneficiary automatically shall terminate and be of no effect upon the divorce of the Participant and such individual.

      (3) In the absence of an effective designation of Beneficiary, or if the Beneficiary designated shall not survive the Participant, then said death benefits shall be paid to the individual in (or paid in equal shares, per stirpes and not per capita, to the individuals in) the first of the following classes of successive preference Beneficiaries (deemed to have been designated as such by the Participant) in which there shall be an individual surviving such
Participant:

            (a)   His spouse,

            (b)   His issue,

            (c)   His parents, or

            (d)   His brothers and sisters and issue thereof.

      (4) In determining who are "issue" for purposes of (3) above, adopted Persons shall be treated as if they are the natural offspring of their adoptive parents, rather than their natural parents.

      (5) If any individual who would be entitled to receive death benefits (either under (3) above or because designated by the Participant as a Beneficiary) shall be a minor or adjudged mentally incompetent, the Committee may in its Discretion direct the Trustee to pay all or part of the death benefits otherwise distributable in accordance with Article XI(O). If and to the extent that there shall be no surviving Beneficiary under (3) above, or effectively designated by the Participant, the Participant's estate shall be deemed to be the Beneficiary.

      (6) In the absence of an effective, timely designation of method of distribution by the Participant or Beneficiary, or in the absence of an effective, timely notice of the Beneficiary's desire to defer the payment or commencement of payment of the Participant's Fixed Account under Paragraph
(C)(2)(b) of this Article VI, the balance of such deceased Participant's Fixed Account shall be paid in a Lump Sum.

C. Required Distributions. Upon the death of a Participant the following restrictions shall apply to the distribution of his interest under the Plan, i.e., the entire balance of his Fixed Account:

      (1) If the Participant dies after starting to receive benefits but before his entire interest under the Plan has been distributed to him, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution in effect for the Participant in effect at the date of his death.

      (2) If the Participant dies before receiving any of his interest under the Plan, his entire interest shall be distributed to his Beneficiary by December 31 of the calendar year in which the fifth anniversary of the Participant's death falls, with the following exceptions:

            (a) If any portion of such interest is payable to or for the benefit of a designated Beneficiary, such portion shall be distributed in accordance with applicable Treasury Regulations over a period not extending beyond the life expectancy of such Beneficiary. The payments to such Beneficiary shall begin not later than December 31 of the calendar year after the calendar year of such Participant's death.

            (b) If the Participant's surviving spouse is the designated or deemed Beneficiary then payments to such spouse shall begin not later than December 31 of the calendar year in which the Participant would have attained age 70-1/2 or by the date specified in (a) above, whichever is later. If such surviving spouse dies before payments have begun to be made to such spouse, then payments to the Person or Persons entitled to the same shall be subject to the distribution restrictions under this subparagraph (2) which would have applied had the spouse been an unmarried Participant.

            (c) The amount required to be distributed under (a) and (b) above for each calendar year, beginning with the distribution for the first calendar year for which a minimum distribution is required, must be at least equal to the quotient obtained by dividing the Participant's interest in the Plan by the life expectancy of the Beneficiary. The Participant's interest in the Plan for purposes of this subparagraph (c) shall be the Participant's account balance as of the last Valuation Date in the calendar year immediately preceding the first calendar year for which the distribution is required, adjusted as provided in Treasury Regulations for allocations of contributions, forfeitures and distributions, if any, after such Valuation Date.

            (d) For purposes of subparagraphs (a) and (c) above, life expectancy shall be computed by use of the return multiples included in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of subparagraphs (a) and (c) above, the life expectancy of the Participant's spouse may be recalculated annually, but the life expectancy of a Beneficiary other than the Participant's spouse may not be recalculated.

      (3) Subject to applicable Regulations, for purposes of (1) and (2) above any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child reaching the age of majority (or other designated event permitted under applicable Regulations).

      (4) If, prior to January 1, 1984, such Participant had made a valid, unrevoked, written designation pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 as in effect prior to amendments made by the Tax Reform Act of 1984, then distributions to such Participant and his Beneficiary shall be made according to such designation which shall be binding on the Committee, notwithstanding any other provision of this Agreement.

      (5) Subject to Article VI(C)(4) above, but notwithstanding any other provision of this Agreement to the contrary, all distributions under the Plan shall be made in accordance with Section 401(a)(9) of the Code and the Regulations thereunder, including but not limited to Regulation Section 1.401(a)(9)-2.

C-1. Manner of Payment; Company Stock or Cash. Any benefits payable under the ESOP portion of the Plan on account of the death of a Participant shall be payable in cash and/or in shares of Company Stock in accordance with the rules set forth in Article V(J) (Manner of Payment of Benefits; Company Stock or
Cash). Any benefits payable under the 401(k) portion of the Plan on account of the death of a Participant, shall be payable in cash.

D. Disability. If, notwithstanding Article V(I) (Temporary Absences), a Participant's employment shall terminate on account of his disability, mental or physical, evidenced by the certificate of a physician satisfactory to the Committee the Participant's Fixed Account shall be fully Vested and the entire balance of such Fixed Account shall be paid in a Lump Sum or in regular annual or more frequent installments (subject to the same restrictions set forth in Paragraphs (2), (3) and (4) of Article V(A)), whichever the Participant shall elect in writing delivered to the Committee. For purposes of this Paragraph (D) a Participant shall be considered disabled if by reason of his mental or physical condition he is unable to perform the normal duties of his employment with the Company and such condition is expected to be of permanent duration.

E. Hardship Distributions; Distributions After Age 59-1/2. Subject to the application of uniform rules consistently applied, the Committee may upon the written request of a Participant direct the Trustee to distribute funds to such Participant from his ESOP Account and/or his

Elective Contributions Account (but not amounts treated as Elective Contributions or income allocable thereto), in a Lump Sum, as follows:

      (1) Any such distribution from the Participant's ESOP Account shall be subject to the following requirements:

            (a) Such distributions to any one Participant shall in the aggregate not exceed 50% of the amount which would (except for any distribution made under this Paragraph (E)(1) be the balance of his ESOP Account if he were to retire at the time of the distribution in question.

            (b) No amount shall be distributed under this Paragraph (E)(1) sooner than two years after the date as of which it was credited to the account of the Participant in question except upon the prior occurrence of some event such as illness, disability, retirement, layoff, death or severance of employment.

            (c) No distribution shall be made under this Paragraph (E)(1) unless the Participant meets the standards established by the Committee to determine that there exists a situation of financial hardship, emergency or necessity (whether or not due to an event described in (b) above) which justifies the making of such distribution.

            (d) No such distribution shall be made in any case where benefits are currently payable to or in respect of such Participant under Article V or under the foregoing provisions of this
                  Article VI.

            (e) The Committee shall determine the amount of any such distribution.

      (2) Any such distribution from the Participant's Elective Contributions Account shall be subject to the following requirements:

            (a) No such distribution shall be made unless the Committee determines that the distribution will be made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

            (b) A distribution will be deemed to be made on account of an immediate and heavy financial need only if the distribution is on account of:

                  (i) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code
                        Section 152 or necessary for these individuals to obtain medical care described in Code Section 213(d));

                  (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents;

                  (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

                  (v) Any other immediate and heavy financial need of the Participant designated as such for purposes of Section 401(k) of the Code in a revenue ruling, notice, or other document of general applicability published by the U.S. Treasury Department; or

            (c) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                  (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

                  (ii) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other plans maintained by the Company,

                  (iii) All other plans maintained by the Company which cover the Participant provide that the Participant's elective contributions and employee contributions, if any, will be suspended for at least 12 months after receipt of the hardship distribution under the Plan, and

                  (iv) All other plans maintained by the Company which cover the Participant provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of the Participant's elective contributions (to this Plan and such other plans) for the taxable year of the hardship distribution.

                  (v) Any other financial need of the Participant determined by the Committee on the basis of all relevant facts and circumstances to be an immediate and heavy financial need under Section 40 1(k) of the Code and the Regulations thereunder.

                        If a Participant receives a hardship distribution under this Plan the Participant's Elective Contributions to this Plan will be suspended for 12 months after receipt of the distribution and he may not make Elective Contributions to this Plan (and to any other plan of the Company) for his taxable year immediately following the taxable year of the distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of his Elective Contributions to this Plan (and his elective contributions to any other plan of the Company) for the taxable year of the hardship distribution. A Participant will not fail to be treated as an eligible employee for purposes of the coverage and discrimination requirements of Regulation Section 1 .401(k)-1(b) merely because he is suspended from making elective contributions or employee contributions under the above requirements.

            (d) No such distribution shall exceed the Participant's Elective Contributions Account balance as of December 31, 1988 plus Elective Contributions (but not earnings thereon) credited to such account after December 31, 1988.

      (3) Notwithstanding the foregoing provisions of this Paragraph (B), the Trustee may distribute up to 100% of the funds from the Participant's Elective Contributions Account under the Plan to such Participant in a Lump Sum while the Participant is still employed by the Company, provided the Participant has attained age 59-1/2 and requests such distribution in writing.

F. Loans. Subject to the application of uniform rules consistently applied, the Committee may upon the written request of a Participant who has been a Participant for at least 12 months, which shall be treated as an election by the Participant to segregate and separately direct the investment of a portion of his account under Article IX(O), direct the Trustee to make a loan or loans to such Participant first from any Rollover Contribution, then from his Elective Contributions Account as follows:

      (1) The aggregate amount of such loan or loans to a Participant shall not exceed the lesser of-

      (a) $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of loans from the Trust during the one-year period ending on the day before the date on which the loan is made, over (ii) the outstanding balance of loans from the Trust on the date on which the loan is made; or

      (b) 50% of the amount which would be the Vested balance of his 401(k) Account if he were to retire or otherwise terminate his employment with the Company at the time of the loan.

      (2) No such loan shall be made unless the Committee shall determine that there is a reasonable expectation of its repayment as and when due, otherwise than under (4) below.

      (3) The Committee shall determine the amount, terms and conditions of any such loan; provided that each such loan must by its terms be repayable in substantially equal payments of principal and interest not less frequently than quarterly within five years from the date of the loan, bear interest at a reasonable rate, be adequately secured, and, if made to a so-called "disqualified person", meet the other requirements of Section 4975(d)(l) of the Code. Notwithstanding the limitation on the term of a loan set forth in this subparagraph, the Committee may agree to a loan term in excess of five years provided that the loan is used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

      (4) No payment out of the Trust shall be made to or in respect of such Participant or his Beneficiary (except under Paragraph (E) or this Paragraph
(F)) unless and until all unpaid loans to such Participant have been satisfied in full, and if any loan to a Participant has not been satisfied in full at the time such Participant or the Participant's Beneficiary is to receive a payment out of the Trust, the Trustee may apply a sufficient part of the Participant's account in satisfaction of any unpaid part of such loan. No part of a Participant's Elective Contributions Account shall be applied in satisfaction of the unpaid part of a loan to the Participant prior to the earlier of an event entitling the Participant or the Participant's Beneficiary to the payment of his Elective Contributions Account or the Participant's attainment of age 59 1/2.

      (5) The aggregate of all loans to a Participant under this Plan and under all other tax qualified Plans of the Company or any Related Company shall not exceed the amount stated in (1)(a) above.

      (6) If the Company is or should become an electing small business (S) corporation, no such loan shall be made to any shareholder-employee of the Company in any taxable year of the Company in which it is an S corporation. For purposes of this paragraph a shareholder-employee means an employee or officer of the Company who owns, or is considered as owning within the meaning of
Section 318(a)(1) of the Code, on any day during the taxable year of the Company, more than 5% of its outstanding capital stock.

      (7) The Committee shall, before directing the Trustee to make any loan under this Paragraph (F), adopt rules relating to loans consistent with this Paragraph (F) and in compliance with the applicable provisions of the Code and ERISA.

                                   ARTICLE VII
                                   [RESERVED]

                                      VII-1

                                    PART TWO

                                  ARTICLE VIII
                                    COMMITTEE

A. Composition of Committee. Subject to Article IX, the Plan may, but need not, be administered by a Committee of one or more employees (or other individuals familiar with the affairs and personnel of the Company), who shall be appointed by, and hold office at the pleasure of, the Board of Directors of the Company. Vacancies in the Committee resulting from death, resignation, removal or otherwise shall be promptly filled by the Board, but the Committee may exercise its powers and authority notwithstanding the existence of vacancies.

B. Removal and Resignation. A member of the Committee may resign at any time upon not less than ten days' written notice to the Board, specifying the effective date of resignation. A member may be removed or appointed by the Board for any reason or for no reason and at any meeting of the Board, whether or not called for that purpose.

C. Quorum. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. A member of the Committee shall not vote or act on any matter relating solely to himself.

D. Officers. The Committee may by such majority action appoint from among its number a Chairman to preside at its meetings and a Secretary, who need not be a member, to keep records of its meetings and activities and to perform such other duties and functions as the Committee may prescribe. It may in like manner designate any one or more of its members or its Secretary to execute any instrument or document upon its behalf, and the action of such person shall have the same force and effect as if taken by the entire Committee. In the event of such authorization, the Committee shall in writing notify the other Administrative Parties thereof, and such parties shall be entitled to rely upon such notification until the Committee shall give written notification to the contrary.

E. Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA, the Code, the Securities Exchange Act of 1934, and governmental regulations issued thereunder relating to reporting and disclosure, including the furnishing of information to Participants and Beneficiaries and the filing of information and reports with the Internal Revenue Service and the Department of Labor. In particular, if Company Stock has been acquired in a transaction to which Section 133 of the Code applies or if Section 404(k) of the Code applies to dividends paid on Company Stock held in the Trust, the Committee shall ascertain that the reporting requirements of Section 6047(E) of the Code have been satisfied.

F. Powers and Duties. The Committee shall control and manage the operation and administration of the Plan and the investment of a portion of the Plan assets in Company Stock and shall have any and all powers, authority and duties which shall be necessary and proper to enable it to carry out its obligations under this Agreement, including by way of illustration and not limitation, the power and duty:

                                     VIII-1

      (1) To construe and interpret the Plan as provided in Article I(C), decide all questions of eligibility, determine the amount, manner and time of payment of any benefits hereunder, and direct the Trustee with respect to the amount, manner and time of payment of such benefits;

      (2) To prescribe procedures to be followed by Participants or Beneficiaries filing applications to participate, elections, designation of beneficiary forms, applications for benefits, if any, and any other forms required or desirable under the Plan;

      (3) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

      (4) To receive from the Company, the Trustee and from Participants such information as shall be necessary or desirable for the proper administration of the Plan;

      (5) To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

      (6) To receive and review the periodic valuation of accounts made by the Trustee;

      (7) To receive, review and keep on file (as it deems convenient and proper) reports of account allocations and benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee;

      (8) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal, accounting, appraisal, and benefit consultant counsel and to delegate any of its administrative duties to other employees of the Company or any other Related Company, including employees in the Company's, or any other Related Company's, personnel department.

      (9) Whenever in the judgment of the Committee it would be in the best interest of the Participants in the Plan, because of a significant fluctuation in the fair market value of the assets of the Trust Fund, any separate Investment Fund, or the assets allocated to the ESOP Accounts of Participants, to cause the Vested balances of any one or more of the Participant's accounts payable to or in respect of a retired or otherwise terminated Participant(s) to be determined as of a date other than the regularly occurring Valuation Date specified in Article IV(P)(1) or in the summary plan description, the Committee may direct the Trustee to determine such Vested account balance(s) as of a different date.

      (10) To furnish each Participant with a written statement setting forth, as of the end of each Plan Year, the amount of Company Stock (in shares and fractional shares) in his Company Stock Account and Matching Company Contributions Account, and the amount, expressed in dollars and cents, in such Participant's Other Investments Account. Upon causing any Company Stock in a Participant's Company Stock Account to be delivered by the Trustee to the Participant or Beneficiary, the Committee shall furnish him with a written statement of the cost to the Trust of such Company Stock.

                                     VIII-2

      (11) To establish a funding policy and method for directing the Trustee to acquire Company Stock for the Company Stock Fund in a manner consistent with the objectives of the Plan and the requirements of ERISA.

G. Rules and Regulations. The Committee may adopt such rules and regulations as it deems necessary, desirable or appropriate in connection with the administration of the Plan including, but not limited to, rules and regulations relating to loans and hardship distributions. All rules and regulations of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, any Related Company, legal counsel for the Company, or the Trustee.

H. Claims Procedure. If any Participant or Beneficiary shall claim benefits for which the Committee has determined he is ineligible, or shall dispute the amount or timing of benefits determined by the Committee to be payable hereunder, he shall be entitled to make a claim for benefits pursuant to this Paragraph (H). All claims for benefits under this Agreement, whether made by a Participant or Beneficiary, shall be in writing addressed and delivered to the Committee, or any member thereof, at the Company's main office, shall contain the claimant's name, mailing address, and telephone number, if any, and shall identify the claim in a manner reasonably calculated to make the claim understandable to the Committee. If the claim is defective in any foregoing respect, the Committee may at any time within ten days after said delivery give the claimant not less than ten days' written notice specifying the defect or defects and the deadline for correction. A claim shall be deemed to be effectively made when and if it is timely corrected in writing (addressed and delivered as aforesaid), or when it is timely and correctly prepared and delivered in the first place, or when it (or a revision thereof) is timely delivered as aforesaid if the Committee does not give written notice of any defect therein within ten days after said delivery. It is further agreed:

      (1) If a claim is (or is deemed to be) effectively made, the Committee, shall within 60 days thereafter notify the claimant in writing whether the claim has been granted or has been denied in whole or in part. Such notice shall be written in a manner calculated to be understood by the claimant, shall make specific reference to the Plan, and, if adverse in whole or in part, shall set forth:

      (a)   The specific reason or reasons for the denial;

      (b) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

      (c)   An explanation of the claim review procedure set forth in (3) and
            (4) below.

      (2) If within said 60 days the claim has not been granted, it shall be deemed to have been denied for purposes of the claim review procedure set forth in (3) below, even if notice of denial has not been given under (1) above.

                                     VIII-3

      (3) Upon denial of a claim in whole or in part, the claimant or his duly authorized representative shall have 60 days within which to file with the Committee or any member thereof a written request for a review of such denial, whereupon-

      (a) The Committee shall as promptly as is practicable, but not later than 60 days after receipt of such request, schedule a hearing to review said claim.

      (b) The claimant or his duly authorized representative shall, pending and/or at said hearing, be permitted at all reasonable hours to review the pertinent documents and also be entitled to submit issues and comments in writing.

      (4) The hearing mentioned in (3) above shall be held at the Company's main office during normal business hours, unless a different time and/or place are mutually agreed upon. It shall be attended by at least a majority of the Committee. A decision on the claim shall be rendered thereat or as soon as possible thereafter, but in no event later than 120 days after the Committee's receipt of the written request for review; shall be in writing and include specific reasons; shall be written in a manner calculated to be understood by the claimant; and shall contain specific reference to the pertinent Plan provisions on which the decision is based.

I.    No Separate Committee. Notwithstanding the foregoing provisions of this
Article VIII -

      (1) If and while the one or more Persons comprising the Committee and Trustee are identical, the separation in this Agreement of the responsibilities, rights, powers, authority, and functions of the Committee and Trustee respectively shall be disregarded; said Persons shall act and serve in both said capacities combined; and they need not furnish information, directions, instructions or notices, or make reports or demands, by themselves in one such capacity to themselves in the other such capacity.

      (2) If and while there is no Committee, either because none is designated or no one or more Persons are at the time in question actively serving as members thereof, the responsibilities, rights, powers, authority, and functions of the Committee shall be vested in the Company; and the Company and Committee need not furnish information, directions, instructions or notices, or make reports or demands, one to the other.

      (3) Whoever performs the functions of the Committee shall be the Plan Administrator as defined in ERISA.

J. Indemnification. The Company shall indemnify each member of the Committee against any personal liability or expense in connection with serving as a Committee member except for his own gross negligence or willful misconduct. The Company may obtain and maintain in effect fiduciary liability insurance covering each member of the Committee in amounts as determined by the Company to be sufficient to cover any liability or costs which could arise from their serving as members of the Committee. Such indemnification and/or insurance shall also apply to any individual serving as Trustee or co-Trustee.

                                     VIII-4

K. Valuation of Company Stock. Whenever in the Plan the fair market value of Company Stock, when not traded on an established securities market, is to be determined by the Committee, such valuation shall be made in good faith and shall be based on all relevant factors for determining such fair market value. Except as otherwise permitted by the Code and ERISA and applicable regulations and/or rulings thereunder, in the case of a transaction between the Trust and a Disqualified Person such fair market value shall be determined as of the date of the transaction. For all other purposes under Treasury Regulation
Section 54.4975-1 1(b)(5) such value shall be determined as of the most recent Anniversary Date (or other more recent valuation date selected by the Committee). The Committee shall base its determination of such fair market value on at least an annual appraisal made as of each Anniversary Date by an independent appraiser meeting requirements similar to those of Treasury Regulations under Section l70(a)(l) of the Code. The method of valuing Company Stock, when such stock is not traded on an established securities market, shall be the same ~for all purposes of the Plan, including but not limited to establishing the price to be paid for Company Stock purchased by the Trust, the price to be paid to a former Participant under the put option required to be granted under Article V(K), and the amount of cash to be paid to a terminated Participant (or the Participant's Beneficiary) from his Matching Company Contributions Account on account of the conversion of shares of the Company Stock in each account into cash.

                                     VIII-5

                                   ARTICLE IX
                          TRUSTEE AND OTHER FIDUCIARIES

A. Bonding. Every Fiduciary shall be bonded to the extent (1) required by Section 412 of ERISA or applicable Labor Regulations or (2) directed by the Company.

B. Protective Provisions for Fiduciaries. To the extent permitted by ERISA, it is agreed:

      (1) No Fiduciary shall be liable with respect to a breach of fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary.

      (2)   Notwithstanding any other provisions of this Agreement-

      (a) Any Fiduciary may, but need not, purchase insurance from and for his own account to cover liability arising under or with respect to the Plan.

      (b) The Company may, but need not, purchase insurance to cover potential liability of one or more Persons who serve in a fiduciary capacity with respect to the Plan.

      (c) Upon first obtaining the written consent of the Company, any Trustee may use assets of the Trust to purchase insurance for itself and/or one or more other Fiduciaries and/or the Trust to cover liability or losses occurring by reason of the act or omission of itself and/or one or more other Fiduciaries, if such insurance permits recourse by the insurer against such Trustee and/or one or more other Fiduciaries in question in the case of its or their breach of a fiduciary obligation.

      (3) Any Fiduciary may, by written instrument, allocate and delegate to others any of such Fiduciary's powers, duties or responsibilities, terminable upon such notice as such Fiduciary deems prudent. Any person or entity may serve in more than one fiduciary capacity with respect to the Plan. A Fiduciary's responsibility shall be limited to performance of those duties conferred upon such Fiduciary by or pursuant to the Plan, and, subject to Section 405 and 410 of ERISA, no Fiduciary shall be responsible for the acts or omissions of any other Fiduciaries.

C. Management and Control of Assets; Consultants and Investment Managers. To the extent permitted by Section 402(c) of ERISA:

      (1) Any Fiduciary may employ one or more Persons to render advice with regard to any responsibility which such Fiduciary has under this Agreement.

      (2) At the direction of the Committee, the Trustee shall invest and reinvest ESOP Contributions primarily in Company Stock, in accordance with the terms of this Agreement. The Committee shall assume the responsibility and liability for the prudence of investment in Company Stock directed by it under this subparagraph (C)(2). Except as hereinafter otherwise provided, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust Fund, with full discretion in the exercise of such investment, management and control; provided, however, that this subparagraph (C)(2) shall not apply to Trust assets which consist of Contracts issued by an Insurer qualified to do business in Michigan nor to any Trust assets held by such Insurer; nor shall it apply if the Plan is exempt from such requirements by reason of Section 403(b)(4) of ERISA and applicable Labor Regulations.

      (3) The Company may, by resolution of its Board of Directors, assume from the Trustee and transfer to the Committee or an Investment Manager the authority and duty to direct the investment and management of all or a portion of the Trust Fund; and, if such authority and duty have been transferred to the Committee, the Committee, by appropriate action, may appoint an Investment Manager to direct the investment and management of all or a portion of the Trust Fund, provided that:

         (a) A copy of any such Board resolution or Committee action shall be delivered to the Trustee whereupon the Committee or the Investment Manager, as the case may be, shall be the Fiduciary with respect to the investment and management of the Trust Fund (or designated portion thereof) and the Trustee shall have no responsibility therefor.

         (b) Any transfer of investment and management to the Committee or to an Investment Manager may be revoked upon receipt by the Trustee of a written notice to that effect by the Company through its Board of Directors or the Committee, as the case may be.

         (c) The appointment, selection and retention of a qualified Investment Manager shall be solely the responsibility of the Company or the Committee, as the case may be.

      (4) During such period or periods of time, if any, as the Committee or any Investment Manager is authorized to direct the investment and management of all or a part of the Trust Fund:

      (a) The Trustee is authorized and entitled to rely upon the fact that said Investment Manager is at all times a qualified Investment Manager, as defined in Section 3(38) of ERISA, until such time as the Trustee has received a written notice from the Company or Committee to the contrary, as well as to rely upon the fact that said Investment Manager is authorized to direct the investment and management of the Trust Fund until such time as the Company or Committee, as the case may be, shall notify the Trustee in writing that another Investment Manager has been appointed in the place and stead of the Investment Manager named or, in the alternative, that the Investment Manager named has been removed and the responsibility for the investment and management of the Trust Fund has been assumed by the Committee or has been transferred back to the Trustee, as the case maybe.

      (b) The Trustee shall not be liable or responsible for losses or unfavorable results arising from the Trustee's compliance with proper directions of the Committee which are made in accordance with this Agreement and which are not contrary to the provisions of any applicable Federal or State statute regulating such investment and management of the assets of an employee benefit trust.

      (c) The Trustee shall not be liable or responsible in any way for any losses or other unfavorable results arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager.

      (d) All directions concerning investments made by the Committee or the Investment Manager shall be signed by such person or persons, acting on behalf of the Committee or the Investment Manager, as the case may be, as may be duly authorized in writing; provided, however, that the transmission to the Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until the Trustee is notified in writing by the Committee that the use of such devices with duplicate or facsimile signatures is no longer authorized.

      (e) The Trustee shall, as promptly as possible, comply with any written directions given by the Committee or an Investment Manager hereunder and, where such directions are given by photostatic teletransmission with facsimile signature or signatures, the Trustee shall be entitled to presume that any directions so given are fully authorized.

      (f) The Trustee shall not be liable for its failure to invest any or all of the Trust Fund in the absence of such written directions.

      (g) The Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any of said securities purchased, of which notice was given prior to the purchase of such securities, and shall have no obligation to exercise any such right unless the Trustee is informed of the existence of the right and is instructed to exercise such right, in writing, by the Committee or the Investment Manager, as the case may be, within a reasonable time prior to the expiration of such right.

      (h) Neither the Committee nor any Investment Manager referred to above shall direct the purchase, sale or retention of any assets of the Trust Fund if such directions are not in compliance with the applicable provisions of ERISA and any Regulations issued thereunder.

D. Participant-Directed Investments. If, while, and to the extent that a Participant exercises control with the meaning of Section 404(c) of ERISA over the assets in his account by an election under Article IV(K-1), such Participant shall not be deemed to be a Fiduciary by reason of such exercise; and no Person who is otherwise a Fiduciary shall be liable under Title I, Subtitle B, Part 4, of ERISA (or comparable provisions of this Agreement) for any loss, or by reason of any breach, which results from such Participant's exercise of control.

E. Prohibited Transactions, Etc. Notwithstanding any other provision of this Agreement -

      (1) Except as authorized by applicable Regulations, no Fiduciary may maintain the indicia of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States.

      (2) A Fiduciary shall not knowingly and willfully cause the Trust to engage in a transaction which violates Section 406 or 407 of ERISA or which is taxable under Section 4975 of the Code.

F. General Duties of Trustee. In addition to all its other duties and responsibilities under this Article IX and other provisions of this Agreement, the Trustee shall-

      (1) Receive, collect, hold, safeguard, administer and retain, temporarily or permanently, the cash and other property originally or at any time comprising all or part of the Trust Fund, together with such income, rents, issues and profits as shall from time to time be produced thereby or arise therefrom..

      (2) Make such payments and distributions, and take such further action, as shall be proper to effectuate benefits under the Plan and to carry out this Agreement.

      (3) Maintain complete records and accounts of the Trust, including those which the Company or Committee may direct, and the Company or Committee may examine the same at all reasonable times during business hours.

      (4) Render such periodic accountings and reports, including but not limited to those hereafter described in this Article IX, as the Company or Committee may reasonably require.

      (5) Carry out the proper directions and instructions of the Committee and, insofar as may be proper under this Agreement, make determinations, participate in consultations and conferences, and give or withhold approvals and consents.

G. General Powers of Trustee. Except as otherwise expressly provided in this Agreement or required by law, the Trustee is authorized and empowered-

      (1) To sell, exchange, transfer, assign, lease, pledge, mortgage or otherwise encumber or dispose of, publicly or privately, any real or personal property at any time included in the Trust Fund as and when, for such (if any) price and consideration, on credit or otherwise, with or without security, and upon such other terms and conditions as the Trustee shall deem proper.

      (2) To invest and reinvest all or part of the Trust Fund, in such amounts, proportions and investments, including but not limited to bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks, mutual funds or other property, real or personal, either within or without the State of Michigan, as the Trustee may deem proper or the Committee shall direct.

      (3) To hold cash uninvested, or on deposit with any bank, savings and loan association or trust company, in such amount as the Trustee shall deem proper, for the purpose of defraying anticipated expenses of (and benefits out of) the Trust. At any time the Trustee is a bank or trust company the authority herein conferred shall extend to deposits with the Trustee.

      (4) To pay, perform, defend, collect, maintain, sue on, modify, settle, compromise, release, abandon or otherwise adjust or dispose of any claims or demands in favor of or against the Trust Fund or any Participant's account.

      (5) To vote or not vote any stock or securities in person, through designees or by proxy (but with respect to Company Stock, only as provided in Article IX(S).

      (6) To hold or register any stock, securities or other property in the name of any Trustee or nominee or unregistered or in such form that title shall pass by delivery, provided that the records of the Trustee shall always indicate the fiduciary nature of such ownership.

      (7) To exercise, not exercise, sell or otherwise dispose of any conversion or subscription right, or other right or option, and to make any payments incidental thereto.

      (8) To oppose, consent to or participate in any voting trust, pooling agreement, foreclosure, reorganization, consolidation, merger, liquidation, refinancing, or sale of assets, of or with respect to any corporation or other organization, including the Company (subject to Article IX(S) through (W)), and in connection therewith to deposit stock, securities or other property with, and transfer title to, any protective committee or other Person whatsoever.

      (9) To pay calls, assessments and other charges which the Trustee shall deem proper.

      (10) To borrow and lend money in such circumstances and upon such terms and conditions, with or without security, as the Trustee shall deem proper and, further, to borrow from any lender (including the Company or the Trustee) solely for the purpose of financing the acquisition of Company Stock, giving its note as Trustee with such reasonable interest and security for the loan as may be appropriate or necessary, provided that any such borrowing shall comply with the provisions of Article IX(R).

      (11) To make or not make any provision for amortization or a sinking fund with respect to any security which is received at a value or purchased at a price in excess of par or of the amount payable on its call, redemption, maturity or liquidation.

      (12) Subject to Article IX(E)(1), to keep all or part of the Trust Fund at any place or places, and to hold and administer the Trust Fund in one or more common trust funds or other consolidated funds, in which the various accounts may have undivided interests, and without distinction between income and corpus.

      (13) To retain as an investment any stock, securities or other property received through the exercise of any foregoing powers and authority.

      (14) To make, execute and deliver any and all agreements, instruments and documents whatsoever, including but not limited to those incidental to the foregoing powers and authority, and to make the same binding and enforceable beyond the duration of the Trust.

      (15) To buy, sell and trade in option contracts and 'short' sales for cash, and for such purpose the Trustee may maintain and operate cash accounts with brokers, and may deliver and pledge any securities held or purchased by the Trustee with such brokers both as security for loans and advances made to the Trustee and to ensure the Trustee's ability to deliver stock against short options provided that all such purchases, sales and trades shall be made on one or more designated national securities exchanges whose plans regulating such transactions have been declared effective pursuant to the Securities Exchange Act of 1934, such as the Chicago Board Options Exchange, Incorporated.

      (16) To do any and all additional acts and things which the Trustee shall be authorized to do under the laws of the State of Michigan or of any other jurisdiction in which it may act or which the Trustee in its discretion shall deem proper to carry out this Agreement, to the end that the Trustee shall have and may exercise all the powers and authority of an absolute owner, except as the Committee shall otherwise direct; and no Person dealing with the Trustee shall be bound to see to the application of any money or other property paid, delivered or transferred to the Trustee or to inquire into the validity or propriety of any transaction whatsoever.

      (17) As directed by the Committee, to invest any reinvest the assets of the ESOP portion of the Plan and the assets of the Company Stock Fund primarily in Company Stock in accordance with this Agreement.

      (18) In the event that the Committee directs the Trustee to dispose of any Company Stock held as Trust assets, under circumstances which require registration and/or qualification of the securities under applicable Federal or state securities laws, then the Company, at its own expense, will take, or cause to be taken, any and all such actions as may be necessary or appropriate to effect such registration and/or qualification.

H. Appraisal. As of each Anniversary Date and Valuation Date, and as of such other dates as the Company or Committee may reasonably direct, the Trustee shall determine the fair market value of the assets comprising the Trust Fund, including the assets of each Investment Fund, established within the context of the Trust Fund by appraising such assets as follows, except as otherwise required by ERISA:

      (1) Company Stock (when not tradable on an established security market) shall be valued as provided in Article VIII(K).

      (2) Stocks and securities which are listed or reported on any national exchange shall be valued on the basis of their closing prices on such exchange on the appraisal date or, if there were no reported sales on such exchange on the appraisal date, then at their bid prices at the close of market.

      (3) Stocks and securities not susceptible of valuation under (4), but which are traded over-the-counter, shall be valued on the basis of their closing prices on the market on the appraisal date or, if there were no reported sales over-the-counter on the appraisal date, then at their bid prices at the close of market.

      (4) Stocks and securities not susceptible of valuation under (4) or (5), but which would be susceptible of valuation as of a date not more than seven (7) days prior to the appraisal date, shall be valued as of such prior date as near as possible to the appraisal date.

      (5) For purposes of (2), (3), and (4) above, information contained in any newspaper of general circulation or any standard financial periodical, or furnished by any national securities exchange or by any broker who is a member of any national securities exchange, as the case may be, may be fully relied upon by the Trustee in the absence of actual knowledge or advice to the contrary.

      (6) property not subject to valuation by the foregoing methods shall be valued at its fair market value in accordance with written directions given to the Trustee by the Committee (except as otherwise provided in Article XII).

      (7)   There shall be excluded from the assets valued under this Paragraph
(H), if appraisal is being made as of an Anniversary Date, the amount of the Company's contribution which is allocable to the Participants' accounts as of said date.

      (8) Valuations determined by appraisal under this Paragraph (H) shall be binding and conclusive upon each and every Person beneficially interested in the Trust, but shall not be binding upon the Company or Committee unless incorporated in an accounting under Paragraph (i) below.

      (9) Upon completion of an appraisal, the Trustee shall file copies thereof with the Committee and the Company.

      (10) Notwithstanding the foregoing, any assets of the Trust Fund or any Investment Fund within the context of the Trust Fund consisting of units of participation in any pooled fund established and maintained by the Trustee under any trust instrument establishing a pooled fund or funds for the investment of the assets of pension and profit-sharing plans of various employers for which the Trustee acts as trustee shall be valued in accordance with the terms of such trust instrument.

I. Periodic Accounting. Within 60 days after such Anniversary Date, and at such other times as the Company or Committee may reasonably direct or as ERISA may require, the Trustee shall prepare and deliver to the Company and Committee an accounting of the administration of the Trust, which accounting shall include a description of all assets then comprising the Trust Fund and shall be in such further detail as the Company or Committee may reasonably request. Within 90 days after receiving such accounting, the Company and Committee, respectively, shall notify the Trustee in writing whether or not such accounting is approved; and unless so disapproved, it shall be deemed to be approved. It is in addition agreed:

      (1) Either the Company or the Committee or both may require the Trustee to furnish such other or additional information with respect to the administration of the Trust as may be reasonably necessary or desirable prior to determining upon the approval thereof; and in such event the aforesaid 90-day period shall be tolled until such information is received by the party requesting it.

      (2) If the Company or Committee shall notify the Trustee that the aforesaid accounting is not approved, an audit or opinion shall thereupon be made by an independent public accountant or accountants chosen by the Company or Committee, as the case may be. Upon completion of such audit or opinion, any errors in the accounting shall be corrected, and the corrected accounting shall be deemed to be approved by the Company and Committee.

      (3) The approval by the Company and Committee of the accounting or corrected accounting shall constitute an account stated between the Company, Committee, Trustee, all Participants, all Beneficiaries, and any other Persons having any interest in the Trust or Plan.

      (4) Nothing in this Paragraph (i) shall prevent the Trustee from having an accounting settled and allowed by, or being required by the Company or Committee to account in, a court of competent jurisdiction.

      (5) The foregoing provisions of this Paragraph (i) are subject to the provisions of ERISA.

J. Protective Provisions for Trustee. The Trustee accepts the Trust solely upon the terms and conditions of this Agreement, and no duties or responsibilities not expressly set forth herein or in ERISA shall be implied or imposed. It is further agreed:

      (1) The Trustee shall have no duty to ascertain whether any directions or instructions of the Company or Committee are in accordance with this Agreement, nor to see to the application of any payment made pursuant to such directions or instructions.

      (2) Any benefit or other payment under the Plan shall be made only if and when the Trustee has sufficient assets of the Trust Fund available for the purpose intended.

      (3) In the event of any dispute as to the Persons to whom payment of any money or delivery of any other property shall be made by the Trustee, the Trustee may withhold such payment or delivery in whole or part until such dispute shall be settled to the satisfaction of the Trustee or determined by a court of competent jurisdiction.

      (4) The Trustee may withhold all or such part of any distribution as the Trustee in its discretion may deem proper to protect the Trustee and the Trust Fund against any liability or claim or account of any estate, inheritance, income or other tax whatsoever, and with all or any part of any such distribution so withheld may discharge any such liability. Any part of any such distribution so withheld by the Trustee that may be determined by the Trustee to be in excess of any such liability shall upon such determination by the Trustee be distributed forthwith to the Person from whom it was withheld.

      (5) The Trustee shall not be obligated to institute any action or proceedings for the collection of money or other property due the Trust, or in defense of any claim against the Trust or any portion of the Trust Fund, unless the Trustee shall first have been indemnified to its satisfaction for all costs, expenses, attorney fees and liabilities to which the Trustee might become subject.

K. Provisions Pertaining to Co-Trustees. During any period of time when the Trustee shall consist of two or more Persons (whether individuals, corporations or otherwise), the following provisions shall apply:

      (1)   Except as otherwise provided in the foregoing provisions of this
            Article IX -

      (a) Each such Person shall use reasonable care to prevent a co-Trustee from committing a breach; and

      (b) Such Persons shall jointly manage and control the Trust assets, except that this item (b) shall not preclude any agreement, and the co-Trustees are hereby authorized to agree (in a written document executed by all co-Trustees) to allocate specific responsibilities, obligations or duties among themselves, in which event a co-Trustee to whom certain responsibilities, obligations or duties have not been allocated shall not be liable by reason of this item (b), either individually or as a Trustee, for any loss resulting to the Trust arising from acts or omissions on the part of another co-Trustee to whom such responsibilities, obligations or duties have been allocated.

      (2) Nothing in (1) above shall limit any liability that a Fiduciary may have under Part 4 of Title I of ERISA.

      (3) The Trustee shall act by a majority of such Persons at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting.

      (4) Said Persons serving as co-Trustees may unanimously designate any one or more co-Trustees to execute any instrument or document on behalf of all, including but not limited to the signing or endorsement of any check and the signing of any applications for Contracts, and the action of such designated co-Trustee shall have the same force and effect as if taken by all the co-Trustees. In the event of such authorization, all the co-Trustees shall in writing notify the other Administrative Parties thereof, and such parties shall be entitled to rely upon such notifications until one or more co-Trustees shall give written notification to the contrary.

L. Removal and Resignation of Trustee. Any sole or co-Trustee may resign at any time upon not less than 60 days written notice to the Board of Directors of the Company specifying the effective date of resignation. Any sole or co-Trustee may be removed by the Board with or without cause, but only upon not less than 60 days' written notice to such sole or co-Trustee specifying the effective date of removal and enclosing a copy of the resolution of the Board. No such removal shall become effective until all sums due to such sole or co-Trustee under this Agreement have been paid. The Trustee and the Company may waive any of the provisions of this Paragraph by mutual agreement in writing.

M. Successor Trustees. The lack of a Trustee due to resignation, removal or otherwise shall not terminate the Trust. The Company shall promptly appoint one or more successor Trustees. In the absence of any other Trustee, the Committee shall act and serve as an interim Trustee. Each and every estate, title, right, power, authority, discretion, duty and obligation conferred upon the Trustee by this Agreement shall devolve upon, and be exercised and performed by, such successor Trustees, including the Committee or any remaining Trustee.

N. Settlement of Accounts upon Resignation or Removal of Trustee. In the event of the resignation or removal of a sole or co-Trustee, such sole or co-Trustee shall have the right to a settlement of its accounts at the expense of the Trust, which accounting shall be made as provided in Paragraph (i) above, Upon completion of such accounting and payment to the outgoing sole or co-Trustee of its compensation and expenses, including court costs and legal fees, such sole or co-Trustee or its legal representative shall promptly assign, transfer and deliver unto the remaining or successor Trustee (or in the absence thereof, to the Committee) the Trust Fund and all records and data (or copies thereof) pertaining to the Plan and Trust.

O. Segregated Accounts. Except as provided in Article IV(K-1), no Participant shall be permitted to segregate and/or separately direct the investment of his account under the Plan and any reference to segregated accounts elsewhere in this Agreement shall be disregarded.

P. Investments in Common Trust Funds. Notwithstanding any other provisions of this Agreement, all or any part of the assets of the Trust may be invested in any collective investment trust; provided that such collective investment trust is exempted under the Code or regulations or rulings issued by the Internal Revenue Service and is then maintained by the Trustee. The provisions of the document governing any such collective investment trust, as amended from time to time, shall govern any investment therein and are hereby made a part of this Agreement.

Q. Exempt Acquisition Loans to ESOP Portion of the Trust. If the Committee shall direct the Trustee to incur a debt obligation (i) arising out of a loan to the ESOP Portion of the Trust by a Disqualified Person, including a direct loan of cash, a purchase-money transaction such as a purchase of Company Stock by the ESOP Portion of the Trust to be paid for in installments, or an assumption of an obligation of the ESOP portion of the Trust, or (ii) arising out of a loan to the ESOP portion of the Trust which is guaranteed by a Disqualified Person, then the Committee shall cause such loan to satisfy the requirements of the applicable Regulations issued under Code Section 4975(d)(3) and ERISA Section 408(b)(3), both relating to exempt loans to employee stock ownership plans. In particular, but not by way of limitation, any such loan (herein called an "Exempt Acquisition Loan") shall meet the following requirements:

      (1) The proceeds of an Exempt Acquisition Loan shall be used within a reasonable time after their receipt by the Trust only for any or all of the following purposes:

            (a)   To acquire Company Stock; or

            (b)   To repay such loan.

      (2) No Company Stock acquired with the proceeds of an Exempt Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan whether or not the Plan is then an employee stock ownership plan under Section 4975(e)(7) of the Code.

      (3) An Exempt Acquisition Loan shall be without recourse against the Trust. Furthermore, the only assets of the Trust that may be given as collateral on an Exempt Acquisition Loan are shares of Company Stock of two kinds: Company Stock acquired with the proceeds of the loan and Company Stock that was used as collateral on a prior Exempt Acquisition Loan repaid with the proceeds of the current Exempt Acquisition Loan. No person entitled to payment under the Exempt Loan shall have any right to assets of the Plan other than:

      (a)   Collateral given for the loan;

      (b) ESOP Contributions (other than contributions of Company Stock) that are made under the Plan to meet the Trust's obligations under the loan; and

      (c) Earnings attributable to such collateral and the investment of such contributions, including cash dividends on Company Stock.

      (4) The total payments of principal and interest made by the Trust on an Exempt Acquisition Loan in any Plan Year (as directed by the Committee) shall not exceed the sum of (i) the total ESOP Contributions made to the Trust to enable it to meet its obligations under such Exempt Acquisition Loan and (ii) the total earnings on such ESOP Contributions and on any Company Stock pledged to secure such Exempt Acquisition Loan, less the total payments of principal and interest made by the Trust on such Exempt Acquisition Loan, if any, in all prior Plan Years. Such ESOP Contributions and earnings shall be accounted for separately on the books of account of the Trust until the Exempt Acquisition Loan is paid.

      (5) An Exempt Acquisition Loan shall be for a specific term (not to exceed 15 years if Section 133 of the Code is intended to be applicable), shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default.

      (6) Any Company Stock acquired by the Trust with the proceeds of an Exempt Acquisition Loan first shall be held in a "suspense account" called the Unallocated Company Stock Account and shall be allocated from that account to Participants' Company Stock Accounts in accordance with Article IV(A)(1). Any shares of Company Stock given as collateral on an Exempt Acquisition Loan shall under the terms of such loan and collateral be released as collateral and be allocated to Participants' Company Stock Accounts in the same manner.

      (7) An Exempt Acquisition Loan may be structured to comply with Section 133 of the Code to the end that interest paid on such loan to a bank, insurance company, corporation actively engaged in the business of lending money or regulated investment company will qualify for the 50% exclusion from gross income under Section 133, whether such loan is made to the Plan or to the Company and then in turn by the Company to the Plan.

      (8) In the event shares of Company Stock are acquired with the proceeds of an Exempt Acquisition Loan structured to comply with Section 133 of the Code, such shares shall be subject to the pass-through voting requirements of Section 409(e)(2) of the Code. Furthermore, any shares so acquired shall not be disposed of within 3 years after such acquisition without prior written notice to the Company unless such disposition is permitted under Section 4978B(d) of the Code.

      (9) Notwithstanding the foregoing, the Committee shall not direct the Trustee to obtain an Exempt Acquisition Loan if each loan would require the Company to make any contributions to the ESOP portion of the Plan for any Plan Year ending after December 31, 1995.

R. Participants' Voting Rights. Each Participant (or Beneficiary of a Participant) shall be entitled to instruct the Trustee with respect to voting and/or giving proxies to vote the number of shares, including fractional shares, of Company Stock in such Participant's Company Stock Account and Matching Company Contributions Account on the applicable record date, with respect to any corporate matter which involves the voting of such shares. With respect to fractional shares, the Trustee shall total the fractional votes of all Participants who have directed the vote in the same manner and shall cast the largest number of whole votes from the total. The directions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company. Shares of Company Stock in the Trust on the applicable record date for which instructions from the Participants are not received shall not be voted by the Trustee, unless the Trustee is required to vote such shares by applicable law.

S. Committee's Voting Rights. The Committee shall instruct the Trustee with respect to voting and/or giving proxies to vote any Company Stock held by the Trustee but not allocated to the Company Stock Accounts or Matching Company Stock Accounts of Participants.

T. Proxy Materials. The Company shall furnish to each Participant (or Beneficiary), entitled under Paragraph (s) above to instruct the Trustee with respect to voting or giving proxies to vote the Company Stock in his Account, a copy of any proxy statement and/or other information, if any, furnished to the shareholders of the Company. In connection with each such proxy statement and other information, if any, it shall furnish each Participant with a form on which to give voting instructions to the Trustee; the Trustee's address to which to mail such instructions; and a statement of the number of shares which the Participant is entitled to vote.

U. Information to Be Supplied by Committee. The Committee shall advise the Trustee in writing, upon or before the transmittal of proxy materials, of the number of shares of Company Stock which each Participant is entitled to instruct the Trustee to vote, if any, the names of such Participants, and the number of shares which the Trustee may vote. The Trustee shall furnish to the Committee any information relating to the allocations of or investments in Company Stock with respect to the Accounts of Participants which the Committee may require in order to so advise the Trustee.

V. Tender of Company Stock. In the event the Trustee determines that a tender or exchange offer for shares of Company Stock has commenced, then, notwithstanding any other provision of this Plan, the following provisions of this Article IX(V) shall become applicable:

      (1) Upon determination that an offer described in the first paragraph of this Article IX(V) has commenced, the Trustee shall cause to be sent to each Participant and Beneficiary of a deceased Participant who, on the effective date of such offer or at any time during the effective period of such offer, has shares of Company Stock allocated to his account, such information as is reasonably available to the Trustee and as the Trustee determines is necessary for such Participant or Beneficiary to make an informed decision in respect of such offer, together with a form prescribed by the Trustee pursuant to which such Participant or Beneficiary may direct the Trustee to tender or exchange pursuant to such offer all or part of the shares of Company Stock in his Account. The Trustee shall tender or exchange only those shares of Company Stock as to which valid and timely directions to tender or exchange are received and not validly and timely revoked, and all other shares of Company Stock held under the Plan shall continue to be held by the Trustee except as otherwise directed by the Committee. If in the course of an offer described in the first paragraph of this Article IX(V) there shall arise any issue on which Participants or Beneficiaries who have directed the tender or exchange of shares of Company Stock are required to have an opportunity to alter their circumstances (including but not limited to an opportunity to tender or exchange shares of Company Stock in a competing offer), the Trustee shall, in accordance with the foregoing provision of this subparagraph (1) and to the extent reasonably practicable, solicit the directions of such Participants and Beneficiaries with respect to each such issue and act in response to such directions.

      (2) The instructions received by the Trustee from Participants (or Beneficiaries of Participants) shall be held by the individual or individuals designated by the Trustee to receive such instructions in confidence and shall not be divulged or released to any other person, including officers or employees of the Company or any Related Company.

      (3)   To the extent that an offer described in the first paragraph of this
Article IX(V) is for cash, proceeds received by the Trustee from the tender or sale of any shares of Company Stock pursuant to such offer shall be invested by the Trustee, in accordance with directions from Participants (and Beneficiaries), as permitted by Article IV(J), in investments other than Company Stock. To the extent that an offer described in the first paragraph of IX(V) is for property other than cash, property received by the Trustee from the tender, exchange, or sale of any shares of Company Stock pursuant to such offer shall be held by the Trustee in a separate investment fund pending a determination of its disposition by the Trustee. The Trustee shall allocate the proceeds from any shares of Company Stock sold pursuant to such an offer to the accounts of Participants and Beneficiaries who directed the Trustee to sell such shares pursuant to such offer.

      (4) Any rights to purchase common or preferred stock appurtenant to shares of Company Stock allocated to the Company Stock Account or Matching Company Contributions

Account of a Participant which become detached from such shares of Company Stock shall be allocated, held or disposed of by the Trustee in the manner directed by the Committee.

                                    ARTICLE X
                      TERMINATION, AMENDMENT AND SUSPENSION

A. Termination. Etc.; Assumption of Plan. It is the present intention of the Company permanently to maintain the Plan and continue to make contributions under Article III(A); provided, however, that subject to Article XI(E) -

      (1) The Company reserves the right at any time to revoke this Agreement, terminate the Plan, or terminate or suspend its liability to make further contributions to the Trust, but no such action shall become effective until the Company shall notify the Committee and Trustee.

      (2) The Plan shall automatically terminate, and likewise the Company's liability to make contributions to the Trust, upon the Company's legal dissolution, or upon its adjudication as bankrupt or insolvent, or upon its making a general assignment for the benefit of creditors, or upon a receiver being appointed for its assets, or upon its merger or consolidation with or into any other corporation or corporations, or upon a complete discontinuance of contributions under the Plan within the meaning of Section 411(d)(3) of the Code.

      (3) Termination of the Plan may be forestalled if and to the extent that any successor corporation, or any corporation or business entity employing a majority of the then Participants, shall expressly assume the Plan and the Company's liability to make contributions. Such assumption shall be expressed in a written agreement between the Company and such corporation or business entity, pursuant to proper resolution of the latter's Board of Directors or other governing body, but shall not be effective unless copies of such agreement and resolution shall be filed with the Trustee prior to termination. Such agreement shall provide for assumption of the Plan and the liability to make contributions, with respect to all Participants employed by such corporation or business entity, and such corporation or business entity shall thereupon be substituted pro tanto in the place and stead of the Company. With respect to any then Participants who are not taken over as employees of such corporation or business entity, the Plan shall be deemed to terminate, and Paragraph (B) below shall be invoked.

      (4) In the event of any termination or suspension under (1) or (2) above, the Company and the Trustee shall give prompt notice thereof to the Internal Revenue Service, if, and to the extent required by applicable law; and, subject to Paragraph (B) below, each Participant's account shall be Vested to the extent required by Article XI(E)(2).

      (5) The Company may cause a termination referred to above to apply to the ESOP portion of the Plan or the 401(k) portion of the Plan or to the entire Plan.

B. Liquidation, or Temporary Continuation of Trust. In the event of termination of the Plan, after each such account has been appropriately adjusted to cover any expenses of distribution and final liquidation costs, the Trustee shall pay the balance of such account to the Participant (or, if deceased, his Beneficiary) in an immediate Lump Sum, provided that, at the time the Trust is terminated the Company does not maintain any other defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), and the consent of the Participant or his Beneficiary to such immediate Lump Sum distribution shall not be required.

      Alternatively, if so directed by the Committee, the Trustee shall continue the 401(k) portion of the Plan and Trust in existence as a "frozen" Plan and Trust (without receiving any additional Company contributions and without admitting any additional Participants) and shall pay the balances of the accounts of Participants to them at such times as they are entitled to receive the same under this Agreement, i.e., at retirement, death, other termination of employment. (The ESOP portion of the Plan is "frozen" by the adoption of this Agreement.) In such event the frozen Plan and Trust shall be operated and maintained so that they continue to meet the qualification requirements of
Section 401(a) of the Code, including the minimum coverage requirements of
Section 410(b) of the Code to the extent such requirements apply to a frozen
Plan.

C. Termination of Trust. Notwithstanding termination of the Plan, the Trust shall terminate when and if, but not until, the Trust Fund shall be entirely paid out and distributed in accordance with this Agreement.

D. Amendment. Subject to Article XI(E) (Nonforfeitability, etc.) the Company reserves the right at any time and from time to time to amend this Agreement, without the consent of any Participant or Beneficiary, in any manner which the Company deems to be proper, whether or not (1) for reasons of business necessity or (2) for the purpose of causing the Plan and Trust to be tax qualified or to continue to be tax qualified. No such amendment, except upon written consent, shall increase the duties or liabilities of the Trustee or Committee, or diminish their compensation, or deprive any Participant or Beneficiary of any then Vested equitable interest in the Trust; provided, however, that such amendment may be retroactive to the extent necessary to take full advantage of
Section 40 1(b) of the Code if such amendment is adopted for the purpose of causing the Plan and Trust to be tax qualified or to continue to be tax qualified with respect to any taxable year of the Company and is adopted and effective within the time limit specified in Article 111(A) with respect to making contributions for such taxable year or within such longer period permitted under applicable Regulations.

                                   ARTICLE XI
                                  MISCELLANEOUS

A. Persons Prohibited from Serving as Fiduciaries. Etc. No person shall serve as a Committee member, Fiduciary, officer, Trustee, custodian, counsel, agent or employee of the Trust, or as a consultant to the Trust or in any other capacity, if prohibited so to do by Section 411 of ERISA.

B. Information Required by ERISA. If some or all of the information necessary to enable the Committee to comply with the requirements of Title I of ERISA is maintained by -

      (1) An insurance carrier or other organization (normally the Insurer) which provides some or all of the benefits under the Plan, or holds assets of the Plan in a separate account,

      (2) A bank or similar institution (normally a corporate Trustee) which holds some or all of the assets of the Plan in a common or collective trust or a separate trust or custodial account, or

      (3) A Plan sponsor (normally the Company) as defined in Section 3(16)(B) of ERISA, such carrier, organization, bank, institution or sponsor shall transmit and certify the accuracy of such information to the Committee within 120 days after the end of the Plan Year (or such other date as may be prescribed by applicable Labor Regulations).

C. Retention of Records for Six Years. Every Person (such as the Trustee, Committee, Insurer, Company or an accountant) who is subject to a requirement to file any description or report or to certify any information therefor under Title I of ERISA (whether or not expressly required to do so by this Agreement), or who would be subject to such a requirement but for an exemption or simplified reporting requirement under Section 1 04(a)(2) or (3) of ERISA, shall maintain records on matters of which disclosure is required which will provide in sufficient detail the necessary basic information and data from which the documents thus required may be verified, explained or clarified, and checked for accuracy and completeness, and shall include vouchers, worksheets, receipts, and applicable resolutions, and shall keep such records available for examination for a period of not less than six (6) years after the filing date of the documents based on the information which they contain, or six (6) years after the date on which such documents would have been filed but for the aforesaid exemption or simplified reporting requirement.

D. No Reversion. The assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; and except as otherwise provided in Article 111(F) and
(G), the Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereof.

E. Nonforfeitability, Etc. In compliance with ERISA and the Code, it is agreed:

      (1)   A Participant's right to his normal retirement benefits under
Article V(A) shall be Vested upon his attaining his Normal Retirement Age.

      (2) Upon termination or partial termination of the Plan, or the complete discontinuance of contributions by the Company under the Plan, the rights of all affected Participants to Accrued Benefits as of such time (i.e., those accrued to the date of such event), to the extent then funded or credited, shall be Vested, except as otherwise required or permitted by applicable Regulations (e.g., Regulation Section 1.411(d)-2(a)) mentioned in Section 411(d)(3) of the Code. In addition the Committee in its sole discretion may fully vest the Discretionary Company Contributions Accounts of a group of Participants because they are affected by a business divestiture, layoff or other similar transaction, in which case the rules relating to a partial termination described or referred to above shall apply (even when a true "partial termination" under Code Section 411(d)(3) has not occurred).

      (3) The Accrued Benefit of a Participant shall never be decreased by an amendment of the Plan, except an amendment described in Section 412(c)(8) of the Code and Section 302(c)(8) of ERISA. An amendment which has the effect of eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as decreasing the Accrued Benefit of a Participant except as otherwise provided by Treasury Regulations.

      (4) The vesting schedule in Article V(C) and any other vesting provision of this Agreement based thereon shall not be amended unless-

            (a) The Vested percentage of the Accrued Benefit derived from the Discretionary Company Contributions and Matching Company Contributions (determined as of the later of the date such amendment is adopted, or the date such amendment becomes effective) of any Participant is at least equal to such Vested percentage computed without regard to such amendment; and

            (b) Each Participant with at least three Years of Service is permitted within a period beginning no later than the date such amendment is adopted, an election complying with the requirements of Regulation Section 1.411(a)-8T(b) to have his aforesaid Vested percentage computed without regard to such amendment.

      (5) In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, within the meaning of Section 401(a)(12) of the Code, each Participant shall (if the Plan then terminates) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

      (6) A Participant's ESOP Account and Elective Contributions Account shall be fully and immediately vested at all times.

F. Rollovers; Direct Transfers; Certain Transfers Prohibited. Subject to Subparagraphs (3) and (4) of this Paragraph (F), but notwithstanding any contrary provisions of this Agreement, including but not limited to Articles V, VI and X, but only as and to the extent contemplated by Section 402(a)(5), (6) or (7), 403(a)(4), 408(d)(3) or 409(b)(3) of the Code, a Participant shall be entitled -

      (1) Subject to the last paragraph of Subparagraph (2) below (prohibiting certain transfers to this Plan), to transfer (or cause to be transferred) to the Trust to be held as part of his account (i) the redemption proceeds of a retirement bond and/or (ii) all or part of the cash and other property or the proceeds of the same received by him in one or more distributions together constituting a Lump Sum distribution from or under another tax qualified trust or tax qualified plan or an employee annuity or custodial account and/or (iii) an amount paid or distributed out of an individual retirement account or individual retirement annuity or retirement bond consisting of a prior rollover contribution from a tax qualified trust or annuity plan; provided, however, that no such transfer will be permitted unless the Committee determines that such transfer will meet the applicable requirements of the Plan and will not adversely affect the tax qualified status of the Plan; and/or

      (2) Upon at least 60 days' written notice to the Committee, to cause his entire account to the extent that it has Vested to be transferred in whole or in part on his behalf (or to him for retransfer), in the form of cash or other property or the proceeds of the same (in one or more distributions which, together with any distributions retained by him, constitute a Lump Sum distribution), to an individual retirement account, an individual retirement annuity (other than an endowment contract), a tax qualified trust, or an annuity plan.

The amount so transferred to or from the Trust is herein called a "Rollover Contribution." Any Rollover Contribution to the Trust, together with the earnings thereon, shall be fully Vested but need not be segregated from the remainder of the Participant's account unless the Trustee otherwise elects or the Participant or Committee otherwise directs. In the case of a transfer described in (2) above, made to the Participant for retransfer, he shall not retransfer the portion described in Section 402(e)(4)(D)(i) of the Code (constituting in effect his own nondeductible employee contributions).

      A Participant also shall be entitled to directly transfer to the Trust any amount described in Subparagraph (l)(ii) above, provided the tax qualified plan referred to in said Subparagraph (1)(i) permits such transfer, and to directly transfer to another tax qualified plan which provides for the acceptance of direct transfers any amount described in Subparagraph (2) above; provided, however, that no such direct transfer to or from this Plan will be permitted unless the Committee makes the same determination with respect to such transfer as it must make under Subparagraph (1) above with respect to a Rollover Contribution. For purposes of this Paragraph (F), Participant shall include an Employee who is expected to become a Participant upon completion of the age and service requirements of Article II(A(2) of this Agreement.

      Notwithstanding the foregoing provisions of this Paragraph (F), there shall not be transferred to this Plan, nor shall this Plan accept, a transfer of assets from (i) a tax qualified defined benefit plan, (ii) a tax qualified Defined Contribution Plan which is subject to the funding standards of Section 412 of the Code, including a target benefit plan, or (iii) any other plan to which clause (iii) of Section 401(a)(11)(B) of the Code applies with respect to a Participant, which transfer would cause this Plan to be a "direct or indirect transferee" of such a plan with respect to a Participant within the meaning of such term as defined in Section 40l(a)(11)(B)(iii) of the Code.

      (3) This Subparagraph (3) and Subparagraph (4) below apply to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this Subparagraph (3), a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      (4)   Definitions.

            (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) and Article VI(E)(2) of this Agreement made after December 31, 1999 or such earlier date in 1999 on which the Plan first operates in accordance with Code Section 402(c)(4) as amended by the Restructuring and Reform Act of 1998; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (iii) Distributee: A distributee includes an Employee or former
                  Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in

                  Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

G. Spendthrift Provision. It is the intention and purpose of the parties to this Agreement to place the absolute title to the Trust Fund in the Trustee alone, with power and authority to pay out the same only as provided in this Agreement. Accordingly, the benefits provided by this Agreement may not be assigned or alienated, within the meaning of Section 206(d)(1) of ERISA and
Section 401(a)(13) of the Code, except as provided in Paragraph (H) below.

H.    Exceptions to Spendthrift Provision. It is agreed that:

      (1) Paragraph (G) above shall not apply to a loan made under Article VI(F) to a Participant or Beneficiary if such loan is secured by the Participant's Accrued Vested Benefit (within the meaning of Section 401(a)(13) of the Code) and by reason of Section 4975(d) of the Code is exempt from the tax on prohibited transactions imposed by Section 4975 of the Code.

      (2) Paragraph (G) above shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that effective January 1, 1985 said Paragraph (G) shall not apply if the order is determined by the Committee to be a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall not apply to any domestic relations order entered before January 1, 1985 if the Trust commenced to pay benefits pursuant to such order on or prior to such date, or if the Trust had not then commenced to pay any such benefits the Committee determines that such order is valid and compliance with same will not violate any provision of the Code or adversely affect the tax qualified status of the Plan, Notwithstanding any restrictions in this Agreement regarding the payment of benefits prior to the date on which a Participant terminates employment with the Company, a qualified domestic relations order may provide for payment of benefits to any "alternate payee" (as defined in Section 414(p)(8) of the Code) on any date subsequent to the entry of such order and subsequent to a determination by the Committee that such order is a "qualified domestic relations order" pursuant to Section 414(p) of the Code, whether or not such payment would be made prior to the Participant's "earliest retirement age" (as defined in Section 414(p)(4)(B) of the Code). If a qualified domestic relations order so provides, the Trustee shall pay benefits to the alternate payee from the vested portion of a Participant's Account as required by the qualified domestic relations order.

      (3) If a Participant shall so direct the Committee or Trustee in writing, amounts may be withheld out of his benefits under the Plan (not in excess of 10% of any benefit payment) to pay for his chargeable portion of group medical, hospital, accident or life insurance premiums and other group programs, not necessarily related to insurance, maintained by the Company for the convenience or welfare of all or part of its active or retired Employees.

      (4) Paragraph (G) above shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if-

      (a)   the order or requirement to pay arises -

            (i)   under a judgment or conviction for a crime involving the Plan.

            (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation of part 4 of subtitle B of title I of ERISA (dealing with fiduciary responsibility), or

            (iii) pursuant to a settlement agreement between the Secretary of
                  Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person.

      (b) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan, and

      (c) the judgment, order or decree is issued or entered, and the settlement agreement was entered into, on or after August 5, 1997.

I. Execution of Instruments. Except as in this Agreement otherwise expressly provided, any instrument or document to be delivered or furnished by the Company shall be sufficiently executed if executed in the name of the Company by any officer or officers thereof; or, where furnished or delivered by the Committee, if executed in the name of the Committee by any member thereof; or where furnished or delivered by the Trustee, if executed as follows:

      (1) If the Trustee consists of two or more Persons, if executed in the Trustee's name by any such Person, and

      (2) In the case of any corporate Trustee (whether or not the sole Trustee), if executed as Trustee in the name of such corporation by any officer or officers thereof;

provided, further, that any Administrative Party shall be fully protected in relying upon any instrument or document so executed; and execution as aforesaid shall create a strong presumption that any signature so affixed is duly authorized and that any information contained in such instrument or document is true and correct.

J. Successors, Etc. This Agreement shall be binding upon, and inure to the benefit of, the Company and (subject to Article X(A)) its successors, the Trustee and its successors, the Committee as from time to time constituted, and the Participants and Beneficiaries, their heirs, personal representatives, successors, and assigns, all in accordance with and subject to the terms of this Agreement.

K.    [Reserved]

L. Miscellaneous Protective Provisions. It is further agreed, that, except as otherwise provided in this Agreement or ERISA -

      (1) Any Administrative Party may request and rely upon an opinion of counsel, who may or may not be counsel for the Company, and shall be fully protected for any action taken, suffered or omitted in good faith reliance upon such opinion.

      (2) No recourse under this Agreement, or for any action or nonaction hereunder, or for any loss or diminution of the Trust Fund, or for any payment or nonpayment of benefits, or for any other reason whatsoever relating to the Plan, shall be had by any Person whomsoever against any individual in his capacity as stockholder, officer, director or employee of the Company, past, present or future.

      (3) Where the establishment of any fact is in question, any Administrative Party may in its discretion accept as evidence thereof any properly executed instrument or document furnished by any other Administrative Party or such other evidence as may seem reasonable in the circumstances.

      (4) Nothing contained in this Agreement shall be deemed, construed or interpreted as conferring upon, or giving or granting to, any Employee any legal or other rights of any conceivable kind or character whatsoever to be retained in the employ of the Company or shall affect or impair the right of the Company to control Employees or to discipline or discharge Employees at any time.

M. No Duress or Retaliation Against Participants, Etc. No Participant or Beneficiary shall be discharged, fined, suspended, expelled, disciplined, or discriminated against for exercising any right to which he is entitled under this Agreement, ERISA, or the federal Welfare and Pension Plan Disclosure Act, or for the purpose of interfering with the attainment of any right to which such Participant may become entitled thereunder; nor shall any Participant or Beneficiary (through the use of fraud, force, violence, or threat of such use) be restrained, coerced, or intimidated (nor shall there be any attempt so to do) for the purpose of interfering with or preventing the exercise of any right to which he is or may become entitled under this Agreement, ERISA, or said Disclosure Act; nor shall any Person be discharged, fined, suspended, expelled, or discriminated against because he has given information or has testified or is about to testify in any inquiry or proceeding relating to ERISA or said Disclosure Act.

N. Record Keeping. Investigations, Etc. The Company and each Fiduciary, Committee member, and other appropriate Person shall maintain such books and records pertaining to the Plan and Trust, make them available for inspection, file such information, and submit to such investigations as are properly required by the Secretary of Labor or his delegate pursuant to Section 504 or 505 of ERISA.

O. Distributions to Minors and Incompetent or Missing Individuals. If any individual to whom benefits shall be distributable under the Plan shall be a minor, adjudged mentally incompetent or cannot reasonably be located, the Committee may direct the Trustee to distribute such benefits by one or more of the following methods, to be determined by the Committee: (1) directly to such minor or incompetent individual; (2) to the guardian of such individual; (3) to another Person for the use or benefit of such individual; (4) by the Trustee or Committee, or their agents, expending, or arranging for the expenditure of, such benefits for the education, health or maintenance of such individual; or (5) to a bank account established on behalf of such individual. Except as to (4) above, neither the Committee nor Trustee shall be required to see to the application of any such distributions. Distributions made pursuant to this Paragraph (O) shall operate as a complete discharge of the Trustee, the Committee and the Trust Fund. Also, if the Committee determines after reasonable efforts to locate an individual who is entitled to a distribution of all or part of an account balance under the Plan that such individual cannot be located, the amount payable to such individual may, if the Committee so determines, be forfeited as of the Anniversary Date falling within the Plan Year of such determination and be allocated among the accounts of the Participants in the same manner as a forfeiture under Article IV(Q)(1). However, in such event if the individual entitled to a distribution of the forfeited amount subsequently makes a claim for the same, it shall be reinstated out of forfeitures, if any, for the Plan Year in which the claim is made and/or an additional contribution to the Trust by the Company for such Plan Year and shall be paid to such individual in accordance with the Plan.

P.    Expenses and Compensation. Subject to Article IX -

      (1) Members of the Committee shall serve without compensation, but the Trustee shall be paid compensation in such amount and manner as may from time to time be mutually agreed between the Trustee and the Company.

      (2) The expenses of the Trustee and Committee, including but not limited to legal fees and the Trustee's compensation, shall be paid by the Company:

            (a) Although it is intended that expenses shall be paid by the Company, the Trust Fund guarantees that they shall in all events be paid in full when due, and a lien for such payment is hereby impressed upon the Trust Fund; provided that no individual Trustee who already receives full-time pay from the Company shall receive from the Trust Fund any compensation for his services as Trustee, excepting reimbursement of expenses properly and actually incurred.

            (b) Notwithstanding any provision to the contrary, any expenses which the Trustee or Committee may incur with special reference to any Participant or his account (including any Fixed Account) shall first be charged against such account to the extent that the same is sufficient for such purpose. Any balance of said special expenses shall then be charged to the Company or the Trust Fund pursuant to (a) above but shall if possible be later reimbursed to the Company or the Trust Fund out of future credits to such Participant's account.

Q. No Warranty of Company Stock Value or Dividends. Neither the Company nor any Related Company nor the Trustee nor the Committee warrants or represents in any way to any Participant or Beneficiary that the value of Company Stock will increase or will not decrease or that dividends will continue to be paid on Company Stock, either at all or at any particular level. Each Participant assumes all risks in connection with changes in the value of Company Stock and all risks that dividends may not be paid or continued, either at all or at any particular level.

                                   ARTICLE XII
                              INSURANCE PROVISIONS

      A. No Life Insurance. No portion of the Trust Fund shall be invested in life insurance policies, and any reference to life insurance policies or contracts elsewhere in this Agreement shall be disregarded.

                                     XII-1

                                  ARTICLE XIII
                                 TOP-HEAVY RULES

A. Application: Top-Heavy Status. Notwithstanding any other provision of the Plan to the contrary, the provisions of Article XIII(B) shall apply for any Plan Year beginning after December 31, 1983 in which the Plan is determined to be Top-Heavy as of the Determination Date, in accordance with the following:

      (1) Required Aggregation of Plans. If the Company and any Related Companies maintain one or more tax qualified plans in addition to this Plan, then there shall be aggregated for purposes of this Article XIII(A) those of such plans-

            (a)   in which a Key Employee is a participant, and

            (b) which enable any plan in which a Key Employee is a participant to meet the nondiscrimination requirements of Section 401(a)(4) of the Code or the minimum participation standards of Section 410 of the Code.

      All such plans shall be referred to in this Article XIII as the "Required Aggregation Group". There also may be aggregated with the aforesaid plans and considered as included in the Required Aggregation Group any other tax qualified plan which was maintained by the Company or a Related Company within the five Plan Years ending on the Determination Date and would be part of the Required Aggregation Group for the Plan Year but for the fact that such plan terminated before the Determination Date.

      (2) Permissive Aggregation of Plans. If the Company and any one or more Related Companies maintain one or more tax qualified plans in addition to this Plan and any other plan or plans in the Required Aggregation Group then there may be aggregated with this Plan, or with the plans in the Required Aggregation Group, any of such additional plans which, when so aggregated, continue to meet the requirements of Sections 401 (a)(4) and 410 of the Code (the "Permissive Aggregation Group"). There also may be aggregated with the aforesaid plans and considered as included in the Permissive Aggregation Group any other tax qualified plan which was maintained by the Company or a Related Company within the five Plan Years ending on the Determination Date and could be part of the Permissive Aggregation Group for the Plan Year but for the fact that such plan terminated before the Determination Date.

      (3) Key Employees. Key Employees shall mean and include all employees and former employees (and the beneficiaries of all employees and former employees) who are or were one or more of the following during the five Plan Years ending on the Determination Date:

            (a) officers of the Company or any Related Company having annual compensation greater than 50 percent of the Adjusted Equivalent of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year, provided that no more than 50 employees (or if lesser, the greater of (i) three or (ii) 10% of the employees) shall be treated as officers, and provided that employees described in Section 414(q)(8) of the Code shall be excluded;

                                     XIII-1

            (b) one of the ten employees owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent interest and the largest interests in the Company and any Related Company, as further defined in Section 416(i)(1)(A)(ii) of the Code and the Treasury Regulations thereunder, having annual compensation greater than the Adjusted Equivalent of $30,000, provided that if two or more employees own the same interest, the employee having greater annual Compensation shall be treated as owning the greater interest;

            (c)   five percent owners of the Company; or

            (d) one percent owners of the Company having annual compensation from the Company and any Related Company of more than $150,000 per year.

      For purposes of (a), (b) and (d) above, compensation means Compensation plus amounts contributed by the Company pursuant to a salary reduction arrangement which are excludable from gross income under Section 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code. For purposes of (c) and (d) above, "owner" shall have the same meaning as in Section 4l6(i)(1)(B) of the Code. Also, for purposes of determining ownership in the Company under (b), (c) and (d) above, the aggregation rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply.

      An employee who is identified as a Key Employee under more than one category shall nevertheless be counted as one Key Employee. A Non-Key Employee who is also the beneficiary of a Key Employee shall be counted as a Key Employee, but only the Accrued Benefit attributable to the Key Employee shall be counted in determining Top-Heavy status.

      (4) Accrued Benefits. For purposes of this Article XIII(A), Accrued Benefits for all defined benefit plans required or permitted to be aggregated under (1) and (2) above shall mean the Actuarial Equivalent (which shall be the same for all plans being aggregated) of the Accrued Benefit determined as of the actuarial valuation date preceding or coinciding with the Determination Date. If there is no method of computing Accrued Benefits that uniformly applies for all such plans, then solely for the purposes of this Article XIII(A), the Accrued Benefit of an employee other than a Key Employee shall be determined as if his benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

      For all defined contribution plans required or permitted to be so aggregated, Accrued Benefits shall mean the balance in the employer and employee contribution accounts (excluding amounts attributable to deductible employee contributions) as of the Determination Date, and shall for all plans include:

            (a) distributions to any employee during the five Plan Years ending on the Determination Date;

            (b) rollovers during the five Plan Years ending on the Determination Date which were initiated by the employee and transferred to a tax qualified

                                     XIII-2
                  plan maintained by an employer other than the Company or a Related Company made from this Plan and rollovers which were initiated by the employee and transferred to this Plan prior to January 1, 1984 but not such rollovers which were accepted by this Plan after December 31, 1983; and

            (c) rollovers to this Plan which were either not initiated by the employee or were made from another tax qualified plan maintained by the Company or any Related Company, but not rollovers made from this Plan to another tax qualified plan maintained by the Company or a Related Company or from this Plan to another tax qualified plan and not initiated by the employee.

      (5) Top-Heavy Determination. There shall be computed, as of the Determination Date, the sum of all Accrued Benefits for all Key Employees and the sum of all Accrued Benefits of all employees. Such computation shall be made separately for each plan required or permitted to be aggregated with this Plan, as of the determination date (as defined in each such plan) which falls within the calendar year in which the Determination Date falls. If the following ratio --

              the sum of all Accrued Benefits for all Key Employees
              -----------------------------------------------------
                the sum of all Accrued Benefits for all Employees

for this Plan if it is the only tax qualified plan maintained by the Company and any Related Company, or for all plans in any Required Aggregation Group, is greater than sixty percent (60%), then this Plan and all plans in any Required Aggregation Group is (are) Top-Heavy, effective on the first day of the Plan Year. If such ratio for all tax qualified plans in any Permissive Aggregation Group is 60% or less, then neither this Plan (nor any other plan in such Permissive Aggregation Group) is (are) Top-Heavy for the Plan Year. For purposes of the foregoing computation, there shall be excluded the Accrued Benefits of:

            (a) former Key Employees, i.e., persons who were Key Employees but who have not fulfilled the definition of Key Employee at any time during the five Plan Years ending on the Determination
                  Date), and

            (b) former employees who have not performed any service for the Company or a Related Company during the five Plan Years ending on the Determination Date.

B.    Effect of Top-Heavy Status.

      (1) Minimum Benefit. For any Plan Year in which the Plan is Top-Heavy the following shall apply:

      (a) The amount of Company Contributions and forfeitures allocated pursuant to Article IV to the account of each Participant who is a Non-Key Employee and is not a participant in a Defined Benefit Plan of the Company shall not, when expressed as a percentage of such Participant's Compensation for such Plan Year, be less than the lesser of:

                  (i)   three percent (3%), or

                                     XIII-3

                  (ii) the percentage for the Key Employee for whom such percentage is the highest minus the amount of Company (or Related Company) contributions plus forfeitures allocated to such Participant's account(s) under any other Qualified Defined Contribution Plan(s) maintained by the Company or by a Related Company, if any; provided, however, that subparagraph (ii) above shall not apply in any Plan Year in which this Plan is required to be aggregated with a Qualified Defined Benefit Plan in order to enable such plan to meet the requirements of Sections 401
                  (a)(4) or 410 of the Code.

      (b)   For purposes of this paragraph (1) --

                  (i) The appropriate minimum allocations under this paragraph shall be made to the account of each active and inactive Participant who is a Non-Key Employee who has not Separated from Service as of the Anniversary Date falling within such Plan Year and is not a participant in a Defined Benefit Plan of the Company; and

                  (ii) This and any other Qualified Defined Contribution Plan(s) maintained by the Company or by a Related Company shall be treated as a single plan.

      (c) Notwithstanding the foregoing, any elective contributions made on behalf of Non-Key Employees under a cash or deferred arrangement maintained by the Company, including this Plan, if applicable, shall not be treated as Company Contributions for purposes of meeting the minimum contribution requirement. However, any elective contributions made on behalf of Key Employees under this Plan shall be treated as Company Contributions for purposes of meeting the minimum contribution requirement.

      (d) For any Plan Year in which the Plan is Top-Heavy the Defined Benefit Plan of the Company shall provide the minimum benefit described in
            Section 416(c)(1) of the Code and the Treasury Regulations issued thereunder for each Participant in such an arrangement who is a Non-Key Employee and who also participates in such Defined Benefit Plan.

      (2) Vesting. Commencing with the first day of the first Plan Year in which the plan is Top-Heavy, Article V(C) (1) shall be amended to read as follows:

            "(1) such Participant shall be entitled only to a percentage of the balance in his Discretionary Company Contributions and the balance of his Matching Company Contributions Account based upon the number of his full Years of Service, as follows:

  Full Years of                         Percentage
     Service                            Vesting___
     -------                            ----------
less than 2                                  0%
2 but less than 3                           20%

                                     XIII-4

3 but less than 4                           40%
4 but less than 5                           60%
5 but less than 6                           80%
6 or more                                  100%

Full Years of                  Percentage Vesting in Matching
Service                        Company Contributions Account
-------------                  ------------------------------
less than 2                                 0%
2 but less than 3                          40%
3 but less than 4                          60%
4 but less than 5                          80%
5 or more                                 100%"

The foregoing vesting schedule shall apply to all Plan Years after the Plan first becomes Top-Heavy, whether or not the Plan is Top-Heavy for that Plan Year. Such vesting schedule shall not apply to any Participant who fails to perform an Hour of Service for his Employer on or after the day the Plan first becomes Top-Heavy.

      (3) Section 415 Fraction Reduced to 1.0 if Plan Becomes Top-Heavy. For any Plan Year in which the plan is Top-Heavy, the figure 1.0 shall replace the figure 1.25 in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in Article IV(D)(2)(e) (and in Section 415(e)(2)(B) and (3)(B) of the Code).

C. Definitions. For purposes of this Article XIII, the following definitions apply:

      (1) "Determination Date" means the last day of the preceding Plan Year or, for the first Plan Year, the last day of such Plan Year.

      (2) "Non-Key Employee" means any employee who is not a Key Employee and his or her beneficiary.

                                     XIII-5

                                    EXHIBIT A

                                   PUT OPTION

      This Option, granted as of the _____ day of ____________________, 19 _________, by Lenawee Bancorp, Inc., a Michigan corporation (herein called the "Company"), to __________________, a terminated participant (herein called the "Participant") in the Lenawee Bancorp, Inc. Employee Stock Ownership and 401(k) Savings Plan (herein called the "Plan"),

                           WITNESSETH, That Whereas --

      (A) On the date hereof Participant, pursuant to the terms of the Plan, received a distribution of _____ shares of common stock, $_____par value (herein called the "Shares"), of the Company;

      (B) The Company desires to grant to Participant a put option with respect to the Shares and intends that such put option meet the requirements of Sections 4975(e)(7) and 409(h) of the Internal Revenue Code (the "IRC") and the applicable regulations issued by the Internal Revenue Service under Sections 4975(d)(3) and 4975(e)(7) of the IRC.

      NOW, THEREFORE, in consideration of the premises and pursuant to the terms of the Plan, the Company hereby grants to Participant on the date hereof the right and option to "put" the Shares, or any number of them, to the Company, i.e., to require the Company to purchase the Shares, or any number of them, for their fair market value as of the end of the taxable year of the Company for which the most recent determination of fair market value of Company stock has been made and delivered to Participant, such right and option to be exercisable at any time within a period of sixty (60) days after the date hereof. If the put option is not exercised within this 60 day period the option will temporarily lapse. In this event, after the close of the taxable year of the Company in which the temporary lapse occurs, and following a determination of the fair market value of shares of Company stock made as of the end of that taxable year, the Company will notify Participant of the fair market value of the Shares. Participant will then have 60 days following such notice to exercise the put option. If Participant fails to exercise the put option within this second 60 day period, then the Shares will no longer be subject to a put option. Such put option shall be subject to the following additional terms and conditions:

      1. Such put option shall be exercised with respect to the Shares or any number of them only by Participant, Participant's donee or donees, the trustee of an individual retirement account ("IRA") to which the Shares are "rolled over" or by the person or persons to whom any of the Shares pass by reason of Participant's death, including the estate of Participant or any of its distributees.

      2. Such put option shall be exercised with respect to the Shares or any number of them by Participant or by any other person entitled under paragraph 1 above to exercise the same by giving written notice of exercise to the Company. Such notice shall be addressed to ____________________________, shall specify the number of Shares as to which such put option is being exercised, and shall be accompanied by the share certificate for such Shares endorsed in blank by their owner or by such certificate and an appropriate Assignment Separate from Certificate signed by the owner of such Shares.

      3. Pursuant to the Plan the Company hereby grants to the Lenawee Bancorp, Inc. Employee Stock Ownership and 401(k) Savings Trust (herein called the "Trust") the right and option to assume its (the "Company's") rights and obligations under such put option at the time it is exercised and agrees to notify the Committee appointed under the Plan and the Trustee of the Plan of any exercise of such option promptly after receiving notice of the same.

      4. As soon as reasonably possible after receipt by the Company of written notice of exercise of such put option in accordance with the requirements described above, and not later than thirty (30) days after such date, the Company or the Trust, if it (the Trust) shall assume the Company's rights and obligations under such put option, shall purchase the Shares in respect of which the option is exercised and (i) if the shares were distributed as part of a total distribution, i.e., a distribution within one taxable year of the recipient of the entire Vested balance of the Participant's Account, shall either (a) pay such purchase price in cash to the Participant or such other person within 30 days after receipt by the Company of the aforesaid written notice or (b) pay such purchase price in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after receipt by the Company of the aforesaid written notice and ending not later than five years thereafter, or (ii) if the Shares were distributed as part of a distribution in installments, shall within such 30 day period pay the entire purchase price in cash to the Participant or such other person. If such purchase price is to be paid in periodic payments under (i) above the Company, or the Trustee if it is the purchaser, shall, within such 30 day period, deliver to the Participant or such other person a promissory note for the balance of the purchase price bearing interest at a reasonable rate and secured by adequate security within the meaning of such terms as used in Section 409(h) of the IRC and Section 408 of ERISA and the regulations thereunder.

      5. The fair market value of any Shares purchased by the Company or the Trust pursuant to such put option, and as a consequence the purchase price to be paid to the Participant or other person exercising such put option, shall be determined by the Committee in good faith and based on all relevant factors for determining the fair market value of securities. The Committee shall base its determination of fair market value of Shares as of any given date on an appraisal made by an independent appraiser who (or which) meets requirements similar to the requirements of the Treasury Regulations under Section 170(a)(1) of the IRC.

      IN WITNESS WHEREOF, the Company has caused this put option to be executed by its officer thereunto duly authorized as of the day and year first above written.

                                            LENAWEE BANCORP, INC.

                                            By _________________________________

                                                  Its __________________________

                                       2